The transactions pursuant to the joint share transfer described in this document involve securities of a Japanese  company. The joint share transfer is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the joint share transfer, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

Securities Code: 8527
In person attendance discouraged (entry restrictions)

The Annual General Meeting of Shareholders will be live streamed on the Internet. To prevent further spread of Covid-19, we encourage you to refrain from attending the meeting in person to the extent possible and instead to view the live stream.

The Bank is only able to provide a limited number of seats in order to prevent further spread of Covid-19. To facilitate this, attendance in person on the day of the meeting requires the submission of an In-Person Attendance Prior Application (first come, first served). If you wish to attend the meeting in person, please read the "Instructions for In-Person Attendance Prior Application (first come, first served)" and follow the stated prior application procedures. Shareholder attendance will be allowed on a first-come, first-served basis until all seats are filled. Thank you for your understanding.

For details, see p. 7 through p. 10 of this Convocation Notice.

Credo

Focus on robust management to contribute to the prosperity of the local community through development as a bank

Emphasize compliance to become a bank that earns the trust of the local community through sincere service and interaction

Become a bank that is relied on as a trusted partner for individuals and small and medium enterprises alike

Strive to provide quality, customer-focused financial products and services

Practice sound management by efficiently administering operations, energizing organizations, and improving productivity

Table of contents
Notice of the 113th Annual General Meeting of Shareholders		3	7.	Matters set out in Article 74 of the Regulations for Enforcement of the Companies Act regarding the persons who will be directors of the wholly-owning parent company incorporated in the Share Transfer
How to exercise voting rights		5			42
How to view the live stream on the Internet		7
How to submit advance questions		8	8.	Matters set out in Article 74-3 of the Regulations for Enforcement of the Companies Act regarding Directors who are Members of the Audit Committee of the Joint Holding Company.
Instructions for In-Person Attendance Prior Application (first come, first served)		9
					48
[Reference Documents for the General Meeting of Shareholders]			9.	Matters set out in Article 77 of the Regulations for Enforcement of the Companies Act regarding the person who will be the accounting auditor of the Joint Holding Company.
Proposal No. 1:	Appropriation of Surplus	11			55
Proposal No. 2	Approval of Share Transfer Plan with The Chukyo Bank, Limited.		Proposal No. 3	Election of Seven (7) Directors (excluding Audit Committee Members)
					56
1.	Reasons for implementing the share transfer	12	Proposal No. 4	Election of Six (6) Directors who are Audit Committee Members	61
2.	Overview of the share transfer plan	13	[Attachments]
3.	Matters concerning the appropriateness of the provisions on matters listed in Article 773, Paragraph 1, Subparagraphs 5 and 6 of the Companies Act		Business Report for the 113th Term		74
		28	Non-consolidated Financial Statements		94
4.	Matters concerning the appropriateness of the provisions on matters listed in Article 773, Paragraph 1, Subparagraphs 9 and 10 of the Companies Act		Consolidated Financial Statements		97
		38	Audit report		99
5.	Matters relating to The Chukyo Bank	40
6.	Description of events having a material effect on the status of company assets that occurred after the last day of the most recent fiscal year of the Bank
		41

Greeting

Thank you for your continuing support and patronage.

We are pleased to announce that the 113th Annual General Meeting of Shareholders will be held on June 24 (Friday).

I would like to take this opportunity to make a few remarks as we deliver the Convocation Notice.

First, I would like to express my sincere sympathies to all who have been impacted by the prolonged Covid-19 crisis. While we have yet to see an end to the pandemic, we at the Bank, each and every officer and employee, are committed to serving as the best possible partners for our customers in the difficult circumstances of the post/with Covid world and will make every effort to consult with you and meet your needs.

In April of this year, we began to implement the “12th Medium-Term Business Plan” that articulates three basic strategies as we seek to become a “leading bank that creates value by providing the community with reliable, trusted financial services and continuing to grow with the region that we serve:” “strengthen problem-solving capacity and reinforce channels (sales strategy),” “optimize and improve the efficiency of operations (base strategy),” and “reform corporate culture and develop human resources (talent strategy).”

As part of a broader effort to “go on offense,” the Bank executed a “Basic Agreement on Business Integration” with The Chukyo Bank, Limited. on December 10, 2021, under which we have begun preparations for the establishment of a holding company in October of this year. Through these efforts to meet the expectations of all of our stakeholders, we endeavor to continue to achieve sustainable growth and improve medium and long-term enterprise value.

We look forward to your continued support and guidance in these efforts.

June 2022

President

Securities Code: 8527
June 7, 2022
To our shareholders
14-12 Sakae 3-chome, Naka-ku, Nagoya
The Aichi Bank, Ltd.
President	Yukinori Ito

Notice of the 113th Annual General Meeting of Shareholders

Thank you as always for your patronage and support.

We are pleased to announce the 113th Annual General Meeting of Shareholders, which will be held as indicated below.

To prevent the further spread of Covid-19, we encourage you not to attend the meeting in person but instead exercise your voting rights in writing or via the Internet.

If you do wish to attend in person, you will need to submit an In-Person Attendance Prior Application (first come, first served).

As you exercise your voting rights, please study the reference documents for the General Meeting of Shareholders below, read the information on “How to exercise voting rights” (p. 5–p. 6), and exercise your voting rights no later than 5:30 p.m., June 23, 2022 (Thursday).

Details

1.	Date and time	10:00 a.m., June 24, 2022 (Friday) (reception opens 9:00 a.m.)
2．	Venue	14-12, Sakae 3-chome, Naka-ku, Nagoya
Hall on the 8th Floor of the Head Office, The Aichi Bank, Ltd.
3.	Purposes of the General Meeting of Shareholders
	Matters to be reported	1.	Business Report and Non-consolidated Financial Statements for the 113th fiscal year (from April 1, 2021 to March 31, 2022)
		2.	Consolidated Financial Statements for the 113th fiscal year (from April 1, 2021 to March 31, 2022) and results of audits of the Consolidated Financial Statements performed by the Accounting Auditor and Audit Committee
Matters to be resolved
	Proposal No. 1	Appropriation of Surplus
	Proposal No. 2	Approval of Share Transfer Plan with The Chukyo Bank, Limited.
	Proposal No. 3	Election of Seven (7) Directors (excluding Directors who are Audit Committee Members)
	Proposal No. 4	Election of Six (6) Directors who are Audit Committee Members

End of document

Internet Disclosure Items

☐	Pursuant to laws, regulations, and Article 16 of the Bank’s Articles of Incorporation, the following items are published on the Bank's Internet website and are therefore not included in this Convocation Notice. Therefore, the documents attached to this Convocation Notice represent a part of the documents audited by the Audit Committee and Financial Auditor in the preparation of their audit reports.
	1)	“Matters Regarding Rights to Subscribe for New Shares, etc. of the Bank” and “Systems to Ensure Proper Business Activities” in the Business Report
	2)	“Statement of Changes in Equity” and “Notes to the Non-Consolidated Financial Statements” in the Financial Statements.
	3)	“Consolidated Statement of Changes in Equity” and “Notes to the Consolidated Financial Statements” in the Consolidated Financial Statements.
	4)	Among the matters to be presented in relation to Proposal 2 (Approval of the Share Transfer Plan with The Chukyo Bank, Limited.) in the reference documents for the General Meeting of Shareholders, matters in 1)–3) above for the final fiscal year of the other wholly-owned subsidiary in the share transfer (The Chukyo Bank, Limited.)
☐	Any revisions to the reference documents for the General Meeting of Shareholders, Business Report, Non-consolidated Financial Statements, or Consolidated Financial Statements will be published in revised form to the Bank's Internet website.

	Bank website	https://www.aichibank.co.jp/

Attendance at the General Meeting of Shareholders

☐

Please be sure to hand in the enclosed voting form at the registration desk when you attend on the day of the meeting.

Please bring this Convocation Notice with you to the meeting so that we can conserve resources.

☐	In the exercise of voting rights by proxy, you may appoint one proxy who must be another shareholder holding voting rights in the Bank. This shareholder may exercise your voting rights by presenting a document attesting to the authority of proxy.
☐	We are unable to provide parking and request that shareholders attending the meeting use public transportation, etc.

Measures to prevent the spread of COVID-19

<Requests to shareholders>
☐

We are only able to provide a limited number of seats so as to ensure social distancing to prevent the spread of Covid-19. Shareholders wishing to attend the meeting in person are therefore required to submit an In-Person Attendance Prior Application (first come, first served).

The Bank will live stream this year’s Annual General Meeting of Shareholders over the Internet on the day of the meeting for viewing at home, etc.

We request that you refrain from attending the General Meeting of Shareholders in person and instead exercise voting rights via the Internet or in writing (mail).

<Requests to shareholders attending in person>
☐ Shareholders attending the meeting in person are requested to check their own health, wear masks, and take other steps to prevent infection.
☐ Your temperature will be measured with a non-contact thermometer at the venue reception desk. You may be refused entry if you have a confirmed fever of 37.5 degrees or higher, or if you otherwise appear to be ill.

How to exercise voting rights

There are three ways to exercise your voting rights.

Attendance in person at the General Meeting of Shareholders *Attendance this year requires the submission of an In-Person Attendance Prior Application (first come, first served).

Turn in your voting form at the venue reception desk. (Affixing a seal is not required.)
Date and time	June 24, 2022 (Friday)	10:00 a.m. (reception opens 9:00 a.m.)

Venue	Hall on the 8th Floor of the Head Office, The Aichi Bank, Ltd. (See “Access to the Venue for the General Meeting of Shareholders” at the end of this document.)

Exercise your voting rights by mail
Indicate your approval or disapproval for each of the proposals on the enclosed voting form and return it by mail. Postage is not required.
Voting deadline	June 23, 2022 (Thursday)	Arrival no later than 5:30 p.m.

Exercise your voting rights via the Internet

https://evote.tr.mufg.jp/ Access the URL above and input your approval or disapproval by the voting deadline.
Voting deadline	June 23, 2022 (Thursday)	No later than 5:30 p.m.

Handling of duplicate voting

If you exercise your voting rights both by the voting form and via the Internet, the exercise via the Internet will be treated as the valid exercise of voting rights.

If you exercise voting rights more than once via the Internet, your last exercise will be treated as the valid exercise of voting rights.

Exercising Voting Rights via the Internet

Exercising Voting Rights via the Internet

How to read the QR code	How to input your login ID and temporary password
You can log in to the voting website without inputting the login ID and temporary password printed on the Shareholder's Copy of the Voting Form.	Voting website	https://evote.tr.mufg.jp/

1       Read the QR code printed on the Shareholder's Copy (right side) of the Voting Form.

*       "QR code" is a registered trademark of Denso Wave Inc.

2       For subsequent steps, follow the instructions on the screen to indicate your approval or disapproval.

1       Access voting website.

2       Input the "Login ID and Temporary password" printed on the Shareholder's copy (right side) of the Voting Form to "log in."

3       Input your new password and "Send."

4       For subsequent steps, follow the instructions on the screen to indicate your vote.

You may log in with the QR code one time only.

If you wish to exercise voting rights again or to exercise voting rights without using the QR code, follow the instructions in "How to input your login ID and temporary password" below.

For questions regarding the system, etc.
Helpdesk, Securities Agent Department, Mitsubishi UFJ Trust and Banking Corp. 0120-173-027 (Toll free; hours: 9:00 a.m.-9:00 p.m.)

To our institutional investors, You may make use of the electronic voting rights exercise platform operated by ICJ, Inc. if you have applied for use of that platform in advance.

How to view the live stream on the Internet

The Bank will live stream the General Meeting of Shareholders over the Internet on the day of the meeting for viewing at home, etc.

☐	Streaming date and time

June 24, 2022 (Friday) 10:00 a.m. to the conclusion of the General Meeting of Shareholders

※	Live streaming may not be available in the event of disaster, upheaval, or spread of Covid-19, etc. Any changes in the live stream will be published on the Bank’s website.
※	On the day of the meeting, the live viewing page can be accessed from around 30 minutes prior to the commencement of the meeting.

☐	Recommended environments

The recommended environments for the site will be found at the URL below. Please confirm in advance. Internet Explorer is not supported.

https://www.tr.mufg.jp/daikou/pdf/faq.pdf

☐	How to view

<<Back of enclosed voting form (image)>>

<<Back of enclosed Voting Form (image)>>

URL: https://engagement-portal.tr.mufg.jp/	❶	Prepare the "Login ID" and "Temporary password" required for the Shareholder login screen.

Read

* "QR code" is a registered trademark of Denso Wave Inc.	❷	Access the "Engagement Portal" online site for the General Meeting.

<<"Engagement Portal" online site for the General Meeting>>
	❸	Input your “Login ID” and “Password.” After logging in, click the "Live viewing" button, confirm the Terms of Use for live viewing, etc., and click "View."

[Notes on Internet participation]

Under the Companies Act, you will not be allowed to attend the General Meeting of Shareholders if you participate via the Internet and view the live stream. Because of this, the questions, exercise of voting rights, and submission of motions allowed to shareholders at the General Meeting of Shareholders cannot be performed through Internet participation.

Please note the deadline for exercise of voting rights, and mail in your voting form or vote by the Internet as separately instructed.

Participation in the General Meeting of Shareholders via the Internet is restricted to the actual shareholder. You are requested to refrain from participation via proxies, etc.

There may be problems with the quality of the video or audio depending upon your terminal (model, performance, etc.) or Internet connection environment (congestion, connection speed, etc.). Thank you for your understanding.

Shareholders are responsible for the telecommunications charges, etc. incurred from viewing.

Should you lose the enclosed voting form, it can be reissued by contacting the contact point stated on page 10.

Please note that reissue may not be possible depending on the timing of the inquiry if there is less than approximately one week before the date of the General Meeting of Shareholders.

How to submit advance questions

☐	Acceptance period From the arrival of this Convocation Notice to 5:30 PM, June 17, 2022 (Friday)
☐	Acceptance method URL: https://engagement-portal.tr.mufg.jp/	*	“QR code” is a registered trademark of Denso Wave Inc.

Use the URL above to access the “Engagement Portal” (the online site for the General Meeting of Shareholders).

On the shareholder authentication screen (login screen), input your “Login ID” and “Password,” confirm the Terms of Use, check the “I agree to the Terms of Use” box,, and click the “Login” button. You will find your “Login ID” and “Password” on the back of the voting form enclosed with the Convocation Notice.

You can also use your smart phone or other device to read the QR code printed on the back of the voting form to log into the “Engagement Portal” (the online site for the General Meeting of Shareholders) without having to input your “Login ID” and “Password.”

After logging in, click on the “Advance questions” button.

Select the question category, input your question, confirm the Terms of Use, check the “I agree to the Terms of Use” box, and click the “To confirmation screen” button.

Confirm the content of your question and click the “Send” button.

☐	Recommended environments

The recommended environments for the site will be found at the URL below. Please confirm in advance. Internet Explorer is not supported.

https://www.tr.mufg.jp/daikou/pdf/faq.pdf

(Notes on advance questions)

Questions are limited to content related to the purposes of the General Meeting.

As a rule, one question per person will be accepted. Thank you for your cooperation.

On the day of the General Meeting, we plan to respond to those questions received from shareholders deemed to be of particularly high interest to shareholders and for which the Bank is able to provide responses. Questions for which the Bank was unable to provide a response will be used as future reference.

The submission of a question does not guarantee a response. The Bank is unable to provide individual responses to questions not addressed during the meeting.

Shareholders are responsible for all telecoms charges, etc. for use.

Instructions for In-Person Attendance Prior Application (first come, first served)

Only a limited number of seats will be available in the venue. Shareholders desiring to participate in person at the venue are requested to confirm the details below and comply with the in-person attendance prior application procedures.

☐	Acceptance period

From the arrival of this Convocation Notice to 5:30 PM, June 17, 2022 (Friday)

☐	Number of applicants accepted
In-Person Attendance Prior Applications are accepted on a first-come, first-served basis. A maximum of 60 seats are available. Applications will no longer be accepted when the maximum number of seats has been filled. We will notify you by email on or around June 20, 2022 regardless of the results.

☐	Acceptance method URL: https://engagement-portal.tr.mufg.jp/	*	“QR code” is a registered trademark of Denso Wave Inc.

Use the URL above to access the “Engagement Portal” (the online site for the General Meeting of Shareholders).

On the shareholder authentication screen (login screen), input your “Login ID” and “Password,” confirm the Terms of Use, check the “I agree to the Terms of Use” box,, and click the “Login” button. You will find your “Login ID” and “Password” on the back of the voting form enclosed with the Convocation Notice.

You can also use your smart phone or other device to read the QR code printed on the back of the voting form to log into the “Engagement Portal” (the online site for the General Meeting of Shareholders) without having to input your “Login ID” and “Password.”

After logging in, click on the “In-Person Attendance Prior Application” button.

Input the required information, confirm the Terms of Use, check the “I agree to the Terms of Use” box, and click the “To confirmation screen” button.

Confirm the information input and click the “Send” button.

☐	Recommended environments

The recommended environments for the site will be found at the URL below. Please confirm in advance. Internet Explorer is not supported.

https://www.tr.mufg.jp/daikou/pdf/faq.pdf

☐	Entry to the venue
Your identity will be confirmed at the venue reception desk. Please bring with you your voting form and confirmation of the results of your In-Person Attendance Prior Application (first come, first served) (a smartphone from which we can confirm the results e-mail or a printed copy of the results e-mail).

(Notes on In-Person Attendance Prior Applications)

Only shareholders who have applied in advance and whose applications were within the maximum number of seats available will be allowed entry into the venue. Only the relevant shareholder will be allowed entry.

Shareholders are responsible for all telecoms charges, etc. for use.

Contact for questions concerning the online site for the General Meeting of Shareholders

TEL: 0120-676-808 (toll free)

Mitsubishi UFJ Trust and Banking Corporation, Corporate Agency Division

(9:00 a.m.–5:00 p.m. weekdays (closed Saturdays, Sundays, and holidays). Also available from 9:00 a.m. on the day of the General Meeting of Shareholders until the conclusion of the General Meeting of Shareholders)

Reference Documents for the General Meeting of Shareholders

Proposals and References

Proposal No. 1 Appropriation of Surplus

Under our shareholder returns policy, the appropriation of surpluses seeks to proactively return profits to our shareholders while retaining internal reserves to strengthen our earnings base.

1.	Year-end dividends

Based on a comprehensive consideration of business performance and the future business environment, the Bank proposes that the year-end dividend for the 113th fiscal year be an ordinary dividend of 220 yen per share.

This will result in an annual dividend for the current fiscal year of 310 yen per share (ordinary dividend of 310 yen).

(1)	Type of dividend property

To be paid in cash.

(2)	Allotment of dividend property and total amount thereof

The Bank proposes to pay a dividend of 220 yen per common share of the Bank.

In this event, the total dividend would be 2,368,754,960 yen.

(3)	Effective date of dividend of surplus

The Bank proposes an effective date of June 27, 2022.

2.	Other matters concerning the appropriation of surplus
(1)	Item of surplus to be increased and amount of increase
General reserve	6,000,000,000 yen
(2)	Item of surplus to be decreased and amount of decrease
Retained earnings brought forward	6,000,000,000 yen

Proposal No. 2 Approval of Share Transfer Plan with The Chukyo Bank, Limited.

The Aichi Bank,Ltd. (the “Bank”) and The Chukyo Bank, Limited ("Chukyo Bank") (collectively, the "Banks"), in accordance with the basic agreement executed by the Banks on December 10, 2021 (“Basic Agreement”), resolved at the meetings of their respective boards of directors held on May 11, 2022 to form “Aichi Financial Group, Inc.” (the “Joint Holding Company”) that would become the wholly-owning parent company of the Banks via a joint share transfer method on October 3, 2022 (the “Share Transfer”), and resolved on the outline of the Joint Holding Company and terms and conditions of the Share Transfer. The Banks also entered into a business integration agreement (the “Business Integration Agreement”) and jointly prepared a share transfer plan (the “Share Transfer Plan”) dated May 11, 2022.

Chukyo Bank also executed a treasury stock tender offer application agreement (the “Treasury Stock Tender Offer Application Agreement”) with MUFG Bank, Ltd. (“MUFG Bank”) on May 11, 2022, on the presumption of the approval of the Banks’ respective general meetings of shareholders to the Share Transfer, which stipulates that Chukyo Bank will implement a tender offer with respect to treasury shares (hereinafter the “Treasury Stock Tender Offer”), and that MUFG Bank will tender all 8,534,385 Chukyo Bank ordinary shares it owns in the Treasury Stock Tender Offer. The Share Transfer will be implemented conditional on the approval of the Banks’ respective general meetings of shareholders and clearances from relevant authorities being obtained, and on the settlement of the Treasury Stock Tender Offer being lawfully completed after MUFG Bank tenders all 8,534,385 Chukyo Bank ordinary shares that it owns, etc.

The Bank has made this proposal to ask for your approval of the Share Transfer Plan.

The reasons for the Share Transfer, a summary of the Share Transfer Plan, and other matters relating to this proposal are as follows.

1.	Reasons for Implementing the Share Transfer

The Banks, as local financial institutions with their main branches located in Aichi Prefecture, which is a center for a variety of industries, have fulfilled their social missions and built solid operation bases with the support from local residents.

With recent changes in industrial structures and social environments nationwide such as environmental problems and the post-COVID-19 environment, in Aichi Prefecture and the surrounding Tokai area in which the Banks operate (the “Region”), customer needs are becoming more sophisticated and diversified as the management issues of business customers and the lifestyles of individual customers change and the Banks believe they are at a turning point in terms of expanding their business opportunities with increased missions and roles as local financial institutions. While the market is becoming increasingly competitive with new entrants in the financial area from different industries such as fintech companies, the Banks are required to develop new financial businesses that can be the primary source of revenue, not just as competitors of those new entrants, but by establishing business alliances that utilize their respective technologies and operating bases and by effectively taking advantage of deregulation under the Banking Act, thereby building a sustainable profit base and contributing to the local community as local financial institutions.

Being aware of such management environment and issues and continuing to respond to the expectations of local residents while the competition with other financial institutions including those in adjacent prefectures intensifies in the fertile market of the Region, which is expected to expand, the Banks decided that the best option to contribute to the development of their stakeholders is to utilize the management resources and strengths of the Banks that have built their operation bases in the Region over many years, achieve business integration between urban financial institutions, enhance their competitive edge by displaying an outstanding presence, and continue providing advanced financial services.

Based on the Basic Agreement, the Banks have been advancing deliberations and considerations in anticipation of a business integration (the "Business Integration"), which will proceed under a basic policy of the formation of the Joint Holding Company, targeted for October 3, 2022, via the Share Transfer, and a future merger of the Banks under the Joint Holding Company, and on May 11, 2022 the Banks reached a definitive agreement regarding this Business Integration in a spirit of mutual trust and equality.

2.	Overview of the Share Transfer Plan

An overview of the Share Transfer Plan is provided in the Share Transfer Plan (Copy) below.

See “113th Annual General Meeting of Shareholders: Reference Documents for the General Meeting of Shareholders <Supplement> (pages 25 to 156)” for Exhibit 2-(1)-1 through Exhibit 3-(9)-2 (details of rights to subscribe for new shares) set forth in Article 6 of the Share Transfer Plan (Copy).

Share Transfer Plan (copy)

The Aichi Bank, Ltd. (“Aichi Bank”) and The Chukyo Bank, Limited (“Chukyo Bank”) have agreed to carry out a share transfer by means of a joint share transfer, and therefore jointly prepare a share transfer plan (this “Plan”) as follows.

Article 1.                 Share Transfer

In accordance with the provisions of this Plan, on the Establishment Date (defined in Article 7; hereinafter the same) of the wholly-owning parent company incorporated in a share transfer that is newly incorporated by means of a joint share transfer (the “New Company”), Aichi Bank and Chukyo Bank shall carry out a share transfer (the “Share Transfer”) causing the New Company to acquire all of the issued shares of Aichi Bank and Chukyo Bank, and as a result, Aichi Bank and Chukyo Bank will become wholly-owned subsidiaries of the New Company.

Article 2.                 Purpose, Trade Name, Headquarters Location, Total Number of Authorized Shares and Other Matters to be Set Forth in the Articles of Incorporation of the New Company

1.	The New Company purpose, trade name, headquarters location, and total number of authorized shares shall be as follows.

(1)       Purpose

The purpose of the New Company shall be as set forth in Article 2 of the Articles of Incorporation set forth in Exhibit 1.

(2)       Trade Name

The trade name of the New Company will be Aichi Financial Group, Inc.

(3)       Headquarters Location

The location of the headquarters of the New Company shall be Nagoya, Aichi Prefecture, and the address of its headquarters shall be 14-12 Sakae 3-chome, Naka-ku, Nagoya, Aichi Prefecture.

(4)       Total number of authorized shares

The total number of authorized shares of the New Company shall be 150,000,000 shares.

2.	In addition to the matters listed in the preceding paragraph, the matters to be provided for in the articles of incorporation of the New Company shall be as set forth in the Articles of Incorporation in Exhibit 1.

Article 3.                 Names of the Directors and Accounting Auditor at the Time of Establishment of the New Company

1.	The names of the directors at the time of establishment of the New Company (excluding directors at the time of establishment who are Audit Committee members at the time of establishment) are as follows.
Director (planned to be appointed as President and Representative Director)	Yukinori Ito
Director (planned to be appointed as Vice President and Representative Director)	Hideo Kobayashi
Director	Nobuhiko Kuratomi
Director	Hiroyasu Matsuno
Director	Hiroaki Yoshikawa
Director	Makoto Hayakawa
Director	Norimasa Suzuki
Director	Kenji Ito
Director	Hisashi Sebayashi

2.	The names of Directors at the time of establishment of the New Company who are Audit Committee members at the time of establishment are as follows.
Director	Masahiro Kato
Outside Director	Yasutoshi Emoto
Outside Director	Yuki Shibata
Outside Director	Chieko Murata
Outside Director	Yoshiko Kurimoto
Outside Director	Takumi Azuma
3.	The name of the accounting auditor at the time of establishment of the New Company is as follows.

KPMG AZSA LLC

Article 4.                 Shares to be Delivered at the Time of the Share Transfer and Their Allocation

1.	At the time of the Share Transfer, the New Company shall deliver to the shareholders of Aichi Bank and Chukyo Bank at the time immediately prior to the point in time that the New Company acquires all issued shares of Aichi Bank and Chukyo Bank (the “Reference Time”), in exchange for the common shares of Aichi Bank and Chukyo Bank that they respectively own, common shares of the New Company (the “Issued Shares”) in the same number as the total of (i) the number obtained by multiplying the total number of common shares issued by Aichi Bank as of the Reference Time by 3.33, and (ii) the number obtained by multiplying the total number of common shares issued by Chukyo Bank as of the Reference Time by 1.
2.	The New Company shall allocate the Issued Shares that are issued pursuant to the provisions of the preceding paragraph to the shareholders of Aichi Bank and Chukyo Bank at the Reference Time in the following proportions (the “Share Transfer Ratio”).
(1)	To shareholders of Aichi Bank, 3.33 common shares of the New Company for each common share of Aichi Bank that the shareholder owns.
(2)	To shareholders of Chukyo Bank, 1 common share of the New Company for each common share of Chukyo Bank that the shareholder owns.
3.	Any fraction of less than one share in the calculation set forth in the preceding two paragraphs shall be handled in accordance with the provisions of Article 234 of the Companies Act (Act No. 86 of July 26, 2005, as amended; hereinafter the same) and other relevant laws and regulations.

Article 5.                 Amounts of the New Company’s Capital and Reserves

The amounts of capital and reserves on the Establishment Date of the New Company shall be as follows.

(1)	Amount of stated capital	20,000,000,000 yen
(2)	Amount of capital reserves	5,000,000,000 yen
(3)	Amount of retained earnings reserves	0 yen
(4)	Amount of capital surplus	The amount obtained by subtracting the total of the amounts set forth in (1) and (2) above from the amount of changes in shareholder equity stipulated in Article 52(1) of the Regulations on Corporate Accounting.

Article 6.                 Rights to Subscribe for New Shares to be Delivered at the Time of the Share Transfer and Their Allocation

1.	Delivery of Rights to Subscribe for New Shares
(1)	At the time of the Share Transfer, the New Company shall respectively deliver the rights to subscribe for new shares of the New Company listed in Column 2 to holders of each right to subscribe for new shares issued by Aichi Bank listed in Column 1 from (1) to (10) in the table below at the Reference Time, in exchange for the Aichi Bank rights to subscribe for new shares that they respectively own, in the same number as the total of the Aichi Bank rights to subscribe for new shares at the Reference Time.

	Column 1		Column 2
	Name	Details	Name	Details
(1)	The Aichi Bank, Ltd. Series 1 Rights to Subscribe for New Shares	As stated in Exhibit 2-(1)-1	Aichi Financial Group, Inc. Series 1 Rights to Subscribe for New Shares	As stated in Exhibit 2-(1)-2
(2)	The Aichi Bank, Ltd. Series 2 Rights to Subscribe for New Shares	As stated in Exhibit 2-(2)-1	Aichi Financial Group, Inc. Series 2 Rights to Subscribe for New Shares	As stated in Exhibit 2-(2)-2
(3)	The Aichi Bank, Ltd. Series 3 Rights to Subscribe for New Shares	As stated in Exhibit 2-(3)-1	Aichi Financial Group, Inc. Series 3 Rights to Subscribe for New Shares	As stated in Exhibit 2-(3)-2
(4)	The Aichi Bank, Ltd. Series 4 Rights to Subscribe for New Shares	As stated in Exhibit 2-(4)-1	Aichi Financial Group, Inc. Series 4 Rights to Subscribe for New Shares	As stated in Exhibit 2-(4)-2
(5)	The Aichi Bank, Ltd. Series 5 Rights to Subscribe for New Shares	As stated in Exhibit 2-(5)-1	Aichi Financial Group, Inc. Series 5 Rights to Subscribe for New Shares	As stated in Exhibit 2-(5)-2
(6)	The Aichi Bank, Ltd. Series 6 Rights to Subscribe for New Shares	As stated in Exhibit 2-(6)-1	Aichi Financial Group, Inc. Series 6 Rights to Subscribe for New Shares	As stated in Exhibit 2-(6)-2
(7)	The Aichi Bank, Ltd. Series 7 Rights to Subscribe for New Shares	As stated in Exhibit 2-(7)-1	Aichi Financial Group, Inc. Series 7 Rights to Subscribe for New Shares	As stated in Exhibit 2-(7)-2
(8)	The Aichi Bank, Ltd. Series 8 Rights to Subscribe for New Shares	As stated in Exhibit 2-(8)-1	Aichi Financial Group, Inc. Series 8 Rights to Subscribe for New Shares	As stated in Exhibit 2-(8)-2
(9)	The Aichi Bank, Ltd. Series 9 Rights to Subscribe for New Shares	As stated in Exhibit 2-(9)-1	Aichi Financial Group, Inc. Series 9 Rights to Subscribe for New Shares	As stated in Exhibit 2-(9)-2
(10)	The Aichi Bank, Ltd. Series 10 Rights to Subscribe for New Shares	As stated in Exhibit 2-(10)-1	Aichi Financial Group, Inc. Series 10 Rights to Subscribe for New Shares	As stated in Exhibit 2-(10)-2

(2)	At the time of the Share Transfer, the New Company shall respectively deliver the rights to subscribe for new shares of the New Company listed in Column 2 to holders of each right to subscribe for new shares issued by Chukyo Bank listed in Column 1 from (1) to (9) in the table below at the Reference Time, in exchange for the Chukyo Bank stock rights to subscribe for new shares that they respectively own, in the same number as total of the Chukyo Bank rights to subscribe for new shares at the Reference Time.

	Column 1		Column 2
	Name	Details	Name	Details
(1)	The Chukyo Bank, Limited. Series 1 Rights to Subscribe for New Shares	As stated in Exhibit 3-(1)-1	Aichi Financial Group, Inc. Series 11 Rights to Subscribe for New Shares	As stated in Exhibit 3-(1)-2
(2)	The Chukyo Bank, Limited. Series 2 Rights to Subscribe for New Shares	As stated in Exhibit 3-(2)-1	Aichi Financial Group, Inc. Series 12 Rights to Subscribe for New Shares	As stated in Exhibit 3-(2)-2
(3)	The Chukyo Bank, Limited. Series 3 Rights to Subscribe for New Shares	As stated in Exhibit 3-(3)-1	Aichi Financial Group, Inc. Series 13 Rights to Subscribe for New Shares	As stated in Exhibit 3-(3)-2
(4)	The Chukyo Bank, Limited. Series 4 Rights to Subscribe for New Shares	As stated in Exhibit 3-(4)-1	Aichi Financial Group, Inc. Series 14 Rights to Subscribe for New Shares	As stated in Exhibit 3-(4)-2
(5)	The Chukyo Bank, Limited. Series 5 Rights to Subscribe for New Shares	As stated in Exhibit 3-(5)-1	Aichi Financial Group, Inc. Series 15 Rights to Subscribe for New Shares	As stated in Exhibit 3-(5)-2
(6)	The Chukyo Bank, Limited. Series 6 Rights to Subscribe for New Shares	As stated in Exhibit 3-(6)-1	Aichi Financial Group, Inc. Series 16 Rights to Subscribe for New Shares	As stated in Exhibit 3-(6)-2
(7)	The Chukyo Bank, Limited. Series 7 Rights to Subscribe for New Shares	As stated in Exhibit 3-(7)-1	Aichi Financial Group, Inc. Series 17 Rights to Subscribe for New Shares	As stated in Exhibit 3-(7)-2
(8)	The Chukyo Bank, Limited. Series 8 Rights to Subscribe for New Shares	As stated in Exhibit 3-(8)-1	Aichi Financial Group, Inc. Series 18 Rights to Subscribe for New Shares	As stated in Exhibit 3-(8)-2
(9)	The Chukyo Bank, Limited. Series 9 Rights to Subscribe for New Shares	As stated in Exhibit 3-(9)-1	Aichi Financial Group, Inc. Series 19 Rights to Subscribe for New Shares	As stated in Exhibit 3-(9)-2

2.	Allocation of Rights to Subscribe for New Shares
(1)	At the time of the Share Transfer, the New Company shall allocate to the holders of Aichi Bank rights to subscribe for new shares at the Reference Time, one right to subscribe for new shares listed in Column 2 respectively for each of the rights to subscribe for new shares listed in Column 1 from (1) to (10) in the table in item (1) of the preceding paragraph.
(2)	At the time of the Share Transfer, the New Company shall allocate to the holders of Chukyo Bank rights to subscribe for new shares at the Reference Time one right to subscribe for new shares listed in Column 2 respectively for each of the rights to subscribe for new shares listed in Column 1 from (1) to (9) in the table in item (2) of the preceding paragraph.

Article 7.                 New Company Establishment Date

The date on which the incorporation of the New Company is to be registered (referred to as the “Establishment Date” in this Plan) shall be October 3, 2022; provided, however, that Aichi Bank and Chukyo Bank may change this by agreement upon consultation if necessary due to the progress of the procedures for the Share Transfer or for other reasons.

Article 8.                 General Meetings of Shareholders to Approve the Share Transfer Plan

1.	Aichi Bank shall convene an ordinary general meeting of shareholders on June 24, 2022, and seek resolutions regarding approval of this Plan and matters required for the Share Transfer.
2.	Chukyo Bank shall convene an ordinary general meeting of shareholders on June 24, 2022, and seek resolutions regarding approval of this Plan and matters required for the Share Transfer.
3.	If necessary due to the progress of the procedures for the Share Transfer or for any other reason, Aichi Bank and Chukyo Bank may, upon consultation and by agreement, change the date of each general meeting of shareholders requesting resolutions regarding the approval of this Plan and the matters required for the Share Transfer stipulated in the preceding two paragraphs.

Article 9.                 Share Listing and Shareholder Register Administrator

1.	On the Establishment Date, the New Company plans to list its common shares on the Tokyo Stock Exchange, Inc. (“TSE”) Prime Market and the Nagoya Stock Exchange, Inc. (“NSE”) Premier Market, and Aichi Bank and Chukyo Bank shall, upon consultation, mutually cooperate to the extent possible to carry out the procedures required for such listing.
2.	Aichi Bank and Chukyo Bank shall mutually cooperate and carry out necessary procedures to ensure that the listing of common shares issued by the New Company on the TSE Prime Market and on the NSE Premier Market is maintained.
3.	The shareholder register administrator for the New Company at the time of establishment will be Mitsubishi UFJ Trust and Banking Corporation.

Article 10.               Dividend of Surplus

1.	Aichi Bank may distribute dividends of surplus respectively (i) up to a maximum of 220 yen per common share to common shareholders or registered pledgees of common shares of Aichi Bank that are entered or recorded in the final shareholders’ list on March 31, 2022, and (ii) up to a maximum of 150 yen per common share to common shareholders or registered pledgees of common shares of Aichi Bank that are entered or recorded in the final shareholders’ list on September 30, 2022.
2.	Chukyo Bank may distribute dividends of surplus respectively (i) up to a maximum of 35 yen per common share to common shareholders or registered pledgees of common shares of Chukyo Bank that are entered or recorded in the final shareholders’ list on March 31, 2022, and (ii) distribute dividends of surplus up to a maximum of 141 yen per common share to common shareholders or registered pledgees of common shares of Chukyo Bank that are entered or recorded in the final shareholders’ list on September 30, 2022.
3.	Except for the cases set forth in the preceding two paragraphs, during the period after the preparation of this Plan and until the New Company Establishment Date, Aichi Bank and Chukyo Bank shall not pass a resolution to distribute dividends of surplus with a record date on or before the New Company’s Establishment Date; provided, however, that this provision will not apply if Aichi Bank and Chukyo Bank reach an agreement through consultation.

Article 11.               Retirement of Treasury Shares

Aichi Bank and Chukyo Bank shall retire all of the treasury shares that they each hold as of the Reference Time (including treasury shares to be acquired in response to a dissenting shareholder's exercise of appraisal rights as prescribed in Article 806(1) of the Companies Act exercised at the time of the Share Transfer) pursuant to resolutions of their respective board of directors meetings held by the day before the New Company Establishment Date.

Article 12.                 Management, etc. of Company Assets

1.	During the period after the preparation of this Plan and until the New Company’s Establishment Date, Aichi Bank and Chukyo Bank respectively shall carry out the performance of their own business and manage and operate their assets with the due care of a prudent manager, and shall cause their respective subsidiaries to perform their own business and manage and operate their assets with the due care of a prudent manager, and except where otherwise set out in this Plan, shall carry out or cause to be carried out acts that could have a material impact on their respective assets or rights and duties after consulting and agreeing in advance.
2.	During the period after the preparation of this Plan and until the New Company’s Establishment Date, if Aichi Bank and Chukyo Bank discover grounds or circumstances that could have a material adverse effect on the execution of the Share Transfer or the reasonableness of the Share Transfer Ratio, they shall promptly give written notice thereof to the other party and consult in good faith on the handling thereof.

Article 13.                 Effect of this Plan

This Plan shall lose effect if the general meeting of shareholders of either Aichi Bank or Chukyo Bank set forth in Article 8 does not approve this Plan and resolve the matters necessary for the Share Transfer, if permits, etc. by relevant authorities necessary upon conducting the Share Transfer (including, but not limited to, the approval provided for in Article 52-17(1) of the Banking Act regarding the Share Transfer) are not obtained by the New Company’s Establishment Date, or if the Share Transfer is suspended based on the following article.

Article 14. Changes to Share Transfer Conditions and Suspension of the Share Transfer

During the period after the preparation of this Plan and until the New Company’s Establishment Date, if a material change has occurred or if it is discovered that there is an event that has a material impact on the financial or management condition of Aichi Bank or Chukyo Bank, if a situation that would materially impede the execution of the Share Transfer occurs or becomes evident, or if it otherwise becomes significantly difficult to achieve the purpose of this Plan, Aichi Bank and Chukyo Bank may, upon consultation and by agreement, amend the terms and conditions of the Share Transfer or suspend the Share Transfer.

Article 15. Matters for Consultation

In addition to the matters stipulated in this Plan, Aichi Bank and Chukyo Bank shall separately consult on and determine matters not provided in this Plan and other matters required for the Share Transfer in accordance with the intent of this Plan.

IN WITNESS WHEREOF, two counterparts of this Plan are prepared, and upon affixing their names and seals thereto, one counterpart will be held by each of Aichi Bank and Chukyo Bank.

May 11, 2022

Aichi Bank：	14-12 Sakae 3-chome, Naka-ku, Nagoya, Aichi
The Aichi Bank, Ltd.
	President	Yukinori Ito	seal

Chukyo Bank:	33-13 Sakae 3-chome, Naka-ku, Nagoya, Aichi
The Chukyo Bank, Limited
	President	Hideo Kobayashi	seal

Exhibit 1

Aichi Financial Group, Inc. Articles of Incorporation

Chapter I.                 General Provisions

Article 1.                 Trade Name

The trade name of the Company is Aichi Financial Group, Inc.

Article 2.                 Purpose

As a bank holding company, the purpose of the Company is to engage in the following business.

(1)	Business management of banks and companies capable of being subsidiaries under the Banking Act
(2)	All business that is incidental or related to the business set forth in the preceding subparagraph
(3)	In addition to the businesses listed in the two preceding subparagraphs, business that can be carried out by a bank holding company under the Banking Act

Article 3.                 Location of Headquarters

The Company locates its headquarters in Nagoya.

Article 4.                 Method of Public Notice

1.	Public notices of the Company shall be given by electronic means.
2.	If the Company is unable to issue an electronic public notice due to unavoidable circumstances, notice will be given by means of publication in the Nihon Keizai Shimbun and Chunichi Shimbun.

Chapter II.                 Shares

Article 5.                 Total Number of Authorized Shares

The total number of authorized shares of the Company shall be 150,000,000 shares.

Article 6.                 Acquisition of Treasury Shares

Pursuant to the provisions of Article 165(2) of the Companies Act, the Company may acquire treasury shares through market transactions or the like by a resolution of the Board of Directors.

Article 7.                 Share Units

The number of the Company’s shares constituting one unit shall be 100 shares.

Article 8.                 Demand for Sale to Holder of Shares Less than One Unit

A shareholder who holds shares in the Company that are less than one unit may demand that the Company sell shares of a number sufficient to constitute a share unit when combined with the number of shares of less than one unit held by that shareholder (“Additional Purchase”).

Article 9.                 Limitation of Rights of Holder of Shares Less than One Unit

Shareholders holding less than one full unit of the Company’s shares may not exercise other than the rights listed below.

(1)	The rights listed in each subparagraph of Article 189(2) of the Companies Act.
(2)	The right to demand acquisition of shares with a put option.
(3)	The right to receive allocation of shares for subscription or rights to subscribe for new shares for subscription.
(4)	The right allowing a demand for an Additional Purchase of shares less than one full unit prescribed in the preceding article.

Article 10.               Shareholder Register Administrator

1.	The Company has a shareholder register administrator.
2.	The shareholder register administrator and the place where administrative work will be conducted shall be selected by resolution of the Board of Directors and public notice shall be made thereof.

Article 11.               Share Handling Regulations

Recording or entering matters in the shareholder register and register of rights to subscribe for new shares, the acquisition or Additional Purchase of shares of less than one full unit, any other handling and fees with respect to shares or rights to subscribe for new shares, and procedures, etc. upon the exercise of shareholder rights shall be in accordance with laws and regulations or these Articles of Incorporation, as well as the share handling regulations established by the Board of Directors.

Article 12.               Record Date

1.	The Company recognizes shareholders that are entered or recorded as shareholders with voting rights in the final shareholder register on March 31 each year as shareholders that are able to exercise rights at the ordinary general meeting of shareholders for that fiscal year.
2.	Notwithstanding the preceding paragraph, when necessary the Company may, by a resolution of the Board of Directors and the provision of prior public notice, deem the shareholders or registered pledgees of shares entered or recorded in the final shareholder register as of a certain date as the shareholders or registered pledgees of shares eligible to exercise their rights.

Chapter III.                 General Meetings of Shareholders

Article 13.               Convocation

An ordinary general meeting of shareholders shall be convened in June of each year, and extraordinary general meetings of shareholders shall be convened as necessary.

Article 14.               Place of Convocation

General meetings of shareholders shall be convened at the location of the headquarters or at an adjacent location.

Article 15.               Convener and Chair

1.	Unless otherwise provided in laws and regulations, general meetings of shareholders shall be convened by the President based on a resolution of the Board of Directors. If the President is not available, the general meeting of shareholders shall be convened by another Director in accordance with the order set forth in advance by the Board of Directors.
2.	The President shall serve as chair of the general meeting of shareholders. If the President is not available, another Director shall serve as chair, in accordance with the order set forth in advance by the Board of Directors.

Article 16.               Electronic Provision Measures

1.	When convening a general meeting of shareholders, the Company shall take electronic measures to provide the information contained in the general meeting of shareholders reference documents, etc.
2.	The Company may omit from stating in the document to be delivered to shareholders who have made a request for delivery in writing by the record date for voting rights all or part of the matters prescribed in an order of the Ministry of Justice that are the matters for which electronic provision measures are taken.

Article 17.               Exercising Voting Rights by Proxy

1.	Shareholders may exercise voting rights through a proxy who is a shareholder holding voting rights in the Company.
2.	In the case of the preceding paragraph, the shareholder or the proxy shall submit a written statement certifying rights of proxy to the Company for each general meeting of shareholders.

Article 18.               Method of Resolution

1.	Resolutions of a general meeting of shareholders shall be made by a majority of the votes of shareholders present who are entitled to exercise voting rights, unless otherwise provided for by laws or regulations or these Articles of Incorporation.
2.	Except where otherwise provided in these Articles of Incorporation, resolutions that are pursuant to the provisions of Article 309(2) of the Companies Act shall be made by no less than two-thirds of the voting rights at a meeting where shareholders holding no less than one-third of the voting rights of shareholders entitled to exercise voting rights are present.

Article 19.               Minutes of Meeting

The main points of the developments and the results of the proceedings at the general meeting of shareholders and other matters prescribed by laws and regulations shall be entered or recorded in minutes.

Chapter IV.                 Directors and Board of Directors

Article 20.               Establishment of the Board of Directors

The Company shall have a board of directors.

Article 21.               Number of Directors

1.	The number of directors of the Company shall be no more than 20.
2.	Of the directors set forth in the preceding paragraph, the number of directors who are audit committee members (“Audit Committee Members”) shall be no more than 10.

Article 22.               Election of Directors

1.	Directors will be elected by resolution of a general meeting of shareholders by distinguishing between Audit Committee Members and other directors.
2.	Resolutions for the election of directors shall be made by a majority of the voting rights at a meeting where shareholders holding no less than one-third of the voting rights of shareholders entitled to exercise their voting rights are present.
3.	Cumulative voting is not used for resolutions to elect directors.

Article 23.               Term of Office of Directors

1.	The term of office of a director shall expire at the close of the ordinary general meeting of shareholders held with respect to the last fiscal year ending within one year of the director’s election.
2.	Notwithstanding the preceding paragraph, the term of office of an Audit Committee Member shall expire at the close of the ordinary general meeting of shareholders held with respect to the last fiscal year ending within two years of the Audit Committee Member's election.
3.	The term of office of an Audit Committee Member who is elected to fill the position of an Audit Committee Member who has resigned shall be the remaining term of office of the outgoing Audit Committee Member.

Article 24.               Representative Director and Executive Directors

1.	The Representative Director(s) shall be appointed by resolution of the Board of Directors.
2.	The Representative Director(s) represents the company.
3.	The Board of Directors shall by resolution of the Board of Directors appoint one President, and as necessary, may appoint one Chairperson and several Vice Presidents, Senior Managing Directors and Managing Directors.

Article 25.               Convener and Chairperson of Board of Directors

Unless otherwise provided by laws and regulations, meetings of the Board of Directors shall be convened and chaired by the President. If the President is not available, the meeting of the Board of Directors shall be convened and chaired by another director in accordance with the order set forth in advance by the Board of Directors.

Article 26.               Board of Director Convocation Notices

1.	A notice convening a meeting of the Board of Directors shall be sent to each director at least three days prior to the meeting date; provided, however, that this period may be shortened in the case of urgency.
2.	When all of the directors have given their consent, a meeting of the Board of Directors may be held without going through convocation procedures.

Article 27.               Method of Resolutions of the Board of Directors

Resolutions of the Board of Directors shall be made by a majority of the directors present at a meeting attended by a majority of the directors.

Article 28.               Omission of Board of Directors Resolution

If the directors unanimously agree in writing or by electromagnetic record regarding a matter for resolution that has come before the Board of Directors, it shall be deemed that there was a resolution by the Board of Directors approving that matter for resolution.

Article 29.               Delegation of Business Execution Decisions to Directors

Pursuant to the provisions of Article 399-13(6) of the Companies Act, the Company may delegate all or part of important business execution decisions (excluding matters listed in each item of Paragraph 5 of said article) to directors by resolution of the Board of Directors.

Article 30.               Minutes of Board of Directors Meeting

The main points of the developments and results of Board of Directors meetings and other matters prescribed by laws and regulations shall be entered or recorded in meeting minutes, and the directors present at the meeting shall sign or affix their names and seals or digital signatures there to.

Article 31.               Board of Directors Meeting Regulations

Matters concerning the Board of Directors shall be as provided in the Regulations of the Board of Directors set forth by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

Article 32.               Director Remuneration

Remuneration, etc. for directors shall be determined separately for Audit Committee Members and other directors by resolution of the general meeting of shareholders.

Article 33.               Limitation of Liability Agreements with Directors

Pursuant to the provisions of Article 427(1) of the Companies Act, the Company may enter into agreements with directors (excluding those who are executive directors, etc.) to limit compensation liability for the acts set forth in Article 423(1) of the Companies Act; provided, however, that the maximum amount of compensation liability pursuant to such agreements shall be the minimum liability amount stipulated by laws and regulations.

Chapter V.                 Audit Committee

Article 34.               Establishment of Audit Committee

The Company shall have an Audit Committee.

Article 35.               Convocation Notice for Audit Committee

1.	Convocation notices for meetings of the Audit Committee shall be issued to Audit Committee Members at least three days prior to the meeting date; provided, however, that this period may be shortened in the case of urgency.
2.	An Audit Committee meeting may be held without convocation procedures with the consent of all Audit Committee Members.

Article 36.               Method of Resolutions of the Audit Committee

Resolutions of the Audit Committee meetings shall be made by a majority of the Audit Committee Members present at a meeting attended by the majority of the Audit Committee Members.

Article 37.               Minutes of Audit Committee Meetings

The main points of the developments and results of Audit Committee meetings and other matters prescribed by laws and regulations shall be entered or recorded in meeting minutes, and the Audit Committee Members present at the meeting shall sign or affix their names and seals or digital signature thereto.

Article 38.               Audit Committee Regulations

Matters concerning the Audit Committee shall be as provided in the Regulations of the Audit Committee set forth by the Audit Committee, in addition to laws and regulations and these Articles of Incorporation.

Chapter VI.                 Accounting Auditor

Article 39.               Establishment of Accounting Auditor

The company will have an accounting auditor.

Article 40.               Election of Accounting Auditor

The accounting auditor will be elected by a resolution of the general meeting of shareholders.

Article 41.               Accounting Auditor’s Term of Office

1.	The term of office of the accounting auditor shall expire at the close of the ordinary general meeting of shareholders held with respect to the last fiscal year ending within one year of their election.
2.	Unless otherwise resolved at the ordinary general meeting of shareholders under the preceding paragraph, the accounting auditor shall be deemed to have been re-elected at that ordinary general meeting of shareholders.

Article 42.               Accounting Auditor Remuneration

Remuneration, etc., for the accounting auditor will be determined by the Representative Director(s) with the consent of the Audit Committee.

Chapter VII.                 Accounts

Article 43.               Fiscal Year

The fiscal year of Company is from April 1 of each year until March 31 of the following year.

Article 44.               Year-End Dividends

The Company shall, by a resolution of a general meeting of shareholders, pay a dividend of surplus (“Year-End Dividend”) in money to shareholders and registered pledgees of shares that are entered or recorded in the final shareholder register on March 31 of each year.

Article 45.               Interim Dividends

The Company may, by a resolution of the Board of Directors, make a dividend of surplus as set out in Article 454(5) of the Companies Act (“Interim Dividend”) to shareholders and registered pledgees of shares that are entered or recorded on the final register of shareholders on September 30 of each year.

Article 46.               Period of Exclusion for Dividends, etc.

1.	When a Year-End Dividend or Interim Dividend has not been received after a full five-year period has passed from its payment commencement date, the Company will be released from its duty to make that payment.
2.	Unpaid Year-End Dividends and Interim Dividends will not accrue interest.

Supplementary Provisions

Article 1.                 First Fiscal Year

Notwithstanding the provisions of Article 43, the first fiscal year of the Company shall be from the date of establishment of the Company to March 31, 2023.

Article 2.                 Initial Director Remuneration

1.	Notwithstanding the provisions of Article 32, the total amount of remuneration, etc., for directors (excluding Audit Committee Members) from the date of establishment of the Company to the close of the first ordinary general meeting of shareholders shall be no more than 260 million yen per year.
2.	Notwithstanding the provisions of Article 32, the total amount of remuneration, etc., for Audit Committee Members from the date of establishment of the Company to the close of the first ordinary general meeting of shareholders shall be no more than 90 million yen per year.

Article 3.                 Deletion of Supplementary Provisions

These Supplementary Provisions shall be deleted at the close of the first ordinary general meeting of shareholders after the establishment of the Company.

End of document

3.	Matters Concerning the Appropriateness of the Provisions on Matters Listed in Article 773, Paragraph 1, Subparagraphs 5 and 6 of the Companies Act
(1)	Matters Concerning the Appropriateness of the Total Number and Allocation of Shares to be Transferred for Consideration

The Banks have decided on the following allocation ratio for ordinary shares of the Joint Holding Company (the “Share Transfer Ratio”) to be allocated to their respective shareholders at the time of the incorporation of the Joint Holding Company through the Share Transfer, and have determined it to be adequate.

1)	Details of Allocation Pertaining to the Share Transfer (Share Transfer Ratio)
Name of company	The Bank	Chukyo Bank
Share Transfer Ratio	3.33	1

(Note 1) Share allocation ratio

For every common share of the Bank, 3.33 common shares of the Joint Holding Company shall be allocated, and for every common share of Chukyo Bank, 1 common share of the Joint Holding Company shall be allocated. Note that the share unit number for the Joint Holding Company is planned to be 100 shares. The Share Transfer Ratio above was based on the calculations and analytical results of a third party valuation institution, the advice of legal advisors, and the results of due diligence performed by each Bank on the other, and was comprehensively decided upon using various factors, such as the market share price of the Banks, their respective financial situations, future outlooks, the Treasury Stock Tender Offer to be performed ahead of the Share Transfer, and the allocation of 141 yen in surplus (prior to deducting the amount of taxes withheld, the same applying hereinafter) per Chukyo Bank share (the “Special Dividend”), as per the shareholder return policy for general shareholders of Chukyo Bank announced by the Banks on May 11, 2022 in the Notice Regarding the Execution of the Definitive Agreement on Establishment of a Joint Holding Company by The Aichi Bank, Ltd. and The Chukyo Bank, Limited (Joint Share Transfer), Development of a Share Transfer Plan, and Dividend of Surplus (Special Dividend).

If, as a result of the Share Transfer, shareholders of either of the Banks must be granted fractions of a share that do not amount to one common share of the Joint Holding Company, in accordance with Article 234 of the Companies Act and other related laws and regulations, shareholders shall be paid an amount equivalent to the value of such fractional shares amounting to less than one share.

Changes to the above Share Transfer Ratio may be made during the period after the execution of the Business Integration Agreement and until the effective date of the Share Transfer upon consultation between the Banks in the event that matters that cause a material adverse effect to the Share Transfer Ratio are newly found to exist or have occurred.

(Note 2) New shares to be granted by the Joint Holding Company (planned)

Common shares: 49,094,859 shares

The above values were calculated based on the total number of common shares issued by the Bank as of March 31, 2022 (10,943,240 shares), and the total number of common shares issued by Chukyo Bank as of March 31, 2022 (21,780,058 shares). However, taking into consideration the fact that Chukyo Bank is planning to acquire as treasury stock the 8,534,385 common shares owned by MUFG Bank via the Treasury Stock Tender Offer, and that the Joint Holding Company is planning to cancel all treasury stock owned by either of the Banks just before the Joint Holding Company is to acquire all of the issued shares of both Banks (hereinafter the “Basis Period”), the amount of treasury stock for the Bank as of March 31, 2022 (176,172 shares), the amount of treasury stock for Chukyo Bank as of March 31, 2022 (5,150 shares), as well as the 8,534,385 common shares of Chukyo Bank owned by MUFG Bank that Chukyo Bank plans to acquire via the Treasury Stock Tender Offer, have been excluded as targets for the new share grant described in the calculation above. Note that, if as a result of the Treasury Stock Tender Offer, shareholders of either the Bank or Chukyo Bank exercise their rights to request purchases of shares, or some other event arises before the Basis Period that changes the amount of treasury stock applicable to either of the Banks as of March 31, 2022, this may change the number of new shares granted by the Joint Holding Company.

(Note 3) Handling of shares constituting less than a unit

Shareholders of either of the Banks who are to receive allocations through the Share Transfer amounting to less than one unit (100 shares) of the common shares of the Joint Holding Company (hereinafter "Fractional Shares") may not sell their Fractional Shares on the Tokyo Stock Exchange, the Nagoya Stock Exchange, or any other financial instruments exchange. Shareholders who own Fractional Shares may request the Joint Holding Company to purchase their Fractional Shares pursuant to Article 192 (1) of the Companies Act. Furthermore, in accordance with the provisions of Article 194(1) of the Companies Act, and the articles of incorporation of the Joint Holding Company, the Banks plan to enable shareholders to demand that the Joint Holding Company sell to them Fractional Shares of the Joint Holding Company equivalent to those Fractional Shares said shareholders already possess.

(2)	Basis for the Details for the Allocation Pertaining to the Share Transfer
1)	Basis and Reasons for Details of the Allocation

On December 10, 2021, the Banks entered into the Basic Agreement to advance consultations and considerations toward a business integration, and established a General Preparation Committee to advance consultations and considerations toward the Business Integration, with a (planned) effective date for the Share Transfer of October 3, 2022.

As described in “(4) Measures to Ensure Fairness” below, in order to ensure the fairness of the consideration for the Share Transfer, as well as other elements related to the fairness of the Share Transfer, the Bank appointed Mizuho Securities Co., Ltd. (hereinafter “Mizuho Securities”) as its third party valuation institution, and Mori Hamada & Matsumoto as its legal advisor in starting its considerations regarding the Share Transfer, and, as a result of careful deliberations and considerations based on third party valuation institution Mizuho Securities’ share transfer ratio calculation report received on May 10, 2022, and the legal advice of legal advisor Mori Hamada & Matsumoto, the Bank determined that it would be appropriate to conduct the Share Transfer in accordance with the Share Transfer Ratio described above in “(1). 1) Details of Allocation Pertaining to the Share Transfer (Share Transfer Ratio).”

On the other hand, as described in “4) Measures to Ensure Fairness” below, in order to ensure the fairness of the consideration for the Share Transfer, as well as other elements related to the fairness of the Share Transfer, Chukyo Bank appointed Nomura Securities Co., Ltd. (hereinafter “Nomura Securities”) as its third party valuation institution, and Anderson Mori & Tomotsune Law Office Joint Foreign Law Business (hereinafter Anderson Mori & Tomotsune) as its legal advisor in starting its considerations regarding the Share Transfer, and, as a result of careful deliberations and considerations based on third party valuation institution Nomura Securities’ share transfer ratio calculation report received on May 10, 2022, and the legal advice of legal advisor Anderson Mori & Tomotsune, Chukyo Bank determined that it would be appropriate to conduct the Share Transfer in accordance with the Share Transfer Ratio described above in “(1) 1) Details of Allocation Pertaining to the Share Transfer (Share Transfer Ratio).”

In this way, after taking into consideration the results of calculations and analyses by their respective third party valuation institutions, the advice of their legal advisors, and the results of due diligence performed by each of the Banks with respect to the other, both Banks determined, through comprehensive examinations of various factors such as the market share prices, financial conditions, and future outlooks of both Banks, the Treasury Stock Tender Offer to be performed ahead of the Share Transfer, and the Special Dividend, and repeated careful negotiations and discussions regarding the Share Transfer Ratio, that the Share Transfer Ratio ultimately described above in “(1) 1) Details of Allocation Pertaining to the Share Transfer (Share Transfer Ratio)” was appropriate, and decided and agreed upon the Share Transfer Ratio in the Share Transfer during each of the Banks’ respective board of directors meetings held on May 11, 2022.

2)	Matters Regarding the Valuation
A.	Names of the valuation institutions and relationship to the Banks

Neither Mizuho Securities, the Bank’s financial advisor (third party valuation institution) nor Nomura Securities, Chukyo Bank’s financial advisor (third party valuation institution) constitute related parties to either the Bank or Chukyo Bank, and neither do they possess any noteworthy conflicts of interests with respect to the Share Transfer.

B.	Overview of the calculation

In order to ensure fairness in calculating the Share Transfer Ratio utilized for the Share Transfer, the Bank appointed Mizuho Securities as its third party valuation institution, and Chukyo Bank appointed Nomura Securities as its third party valuation institution, and each of the Banks requested that their respective valuation institutions calculate and analyze the share transfer ratio.

In calculating the Share Transfer Ratio for both Banks, Mizuho Securities took into consideration the effects of the Treasury Stock Tender Offer and the Special Dividend, performed calculations using the historical reference share price analysis based on the fact that both Banks are listed on the Tokyo Stock Exchange Prime Market and the Nagoya Stock Exchange Premier Market and thus have market share prices, performed calculations using the comparable companies analysis based on the fact that multiple listed companies exist that are comparable to the Banks, thus making it possible to infer share prices based on comparisons of similar companies, and, in addition, to better reflect future business activities into the evaluation, performed calculations using the dividend discount model analysis (hereinafter the “DDM analysis”), which is broadly used in evaluating financial institutions by analyzing stock value by discounting cash flow attributable to shareholders after taking into consideration the internal reserves necessary to maintain a certain capital structure. The calculation results of each analysis are as follows. The Share Transfer Ratio calculation range set forth below is the calculation range for the number of Joint Holding Company common shares to be allocated for each common share of the Bank, in the event one Joint Holding Company common share is to be allocated for every common share of Chukyo Bank.

	Analysis	Share Transfer Ratio calculation range
1	Historical reference share price analysis	2.80 to 2.89
2	Comparable companies analysis	2.55 to 3.72
3	DDM analysis	2.72 to 4.65

Note that, for the historical reference share price analysis, May 10, 2022 (hereinafter the “Reference Date”) was treated as the basis, and the average was calculated based on the closing share price of the Reference Date, and the average closing share prices of the week before, the month before, and three months before the Reference Date.

Mizuho Securities, in calculating the Share Transfer Ratio, used information provided by the Banks as well as publicly disclosed information. Mizuho Securities has assumed the accuracy and completeness of all of these materials and information, etc., and has not independently verified the accuracy or completeness of these materials, etc. Also, Mizuho Securities has not undertaken an independent valuation, appraisal, or assessment of the assets or liabilities (including contingent liabilities) of the Banks or any of their respective affiliates, including any analysis or valuation of individual assets and liabilities, nor did it make any such request to a third party. Mizuho Securities’ Share Transfer Ratio calculations reflect information and economic conditions applicable to May 10, 2022, and the financial projections of both Banks (including profit plans and other information) were presumed to have been rationally developed by the management of each Bank based on the best forecasts and judgments available at the present time. Note that Mizuho Securities has not anticipated significant increases or decreases to profit with respect to the future profit plans of the Banks that formed the basis of the DDM analysis calculation.

In calculating the Share Transfer Ratio for both Banks, Nomura Securities took into consideration the effects of the Treasury Stock Tender Offer and the Special Dividend, performed calculations using the market share price analysis based on the fact that both Banks are each listed on the Tokyo Stock Exchange Prime Market and the Nagoya Stock Exchange Premier Market and thus have market share prices, performed calculations using the comparable companies analysis based on the fact that multiple listed companies exist that are comparable to the Banks, thus making it possible to infer share prices based on comparisons of comparable companies, and, in addition, to better reflect future business activities into the evaluation, performed calculations using the DDM analysis, which is broadly used in evaluating financial institutions by analyzing stock value by discounting profit attributable to shareholders after taking into consideration the internal reserves necessary to maintain a certain capital structure. When one common share of the Joint Holding Company is to be allocated for each common share of Chukyo Bank under each of the evaluation analyses, the calculation results for the number of Joint Holding Company shares to be allocated for each common share of the Bank are as follows.

	Analysis	Share Transfer Ratio calculation results
1	Market share price analysis	2.64 to 3.34
2	Comparable companies analysis	3.63 to 7.06
3	DDM analysis	3.10 to 3.67

Note, with respect to the market share price analysis, the day “speculative coverage pertaining to the formation of the Basic Agreement,” December 2, 2021, was treated as the valuation reference date (hereinafter “Reference Date (1)”), and the following average closing prices were utilized: in addition to the closing price on the Tokyo Stock Exchange Prime Market for both Banks on Reference Date (1), the average closing price as of the transaction dates for the five business days before, the month before, three months before, and six months before Reference Date (1). For a separate valuation reference date, May 10, 2022 (hereinafter “Reference Date (2)”), the following average closing prices were utilized: in addition to the closing price on the Tokyo Stock Exchange Prime Market for both Banks on Reference Date (2), the average closing price as of the transaction dates for the five business days before, the month before, three months before, and six months before Reference Date (2).

When calculating the share transfer ratio, Nomura Securities assumes that public information and all information provided to Nomura Securities by both Banks is accurate and complete and Nomura Securities has not independently verified the accuracy and completeness thereof. Nomura Securities has not carried out an independent valuation, appraisal, or assessment of assets or liabilities (including derivative products, off-balance sheet assets and liabilities, and any other contingent liabilities) of the Banks or of their affiliates, including any analysis or valuation of individual assets and liabilities, and Nomura Securities has not requested any third-party organization to carry out an appraisal or assessment. Nomura Securities' Share Transfer Ratio calculations reflect information and economic conditions acquired by Nomura Securities up to May 10, 2022, and the financial projections of both Banks (including profit plans and other information) were presumed to have been rationally developed by the management of each of the Banks based on the best forecasts and judgments available at the present time.

The future financial forecasts used as the basis for Nomura Securities’ calculations with respect to both Banks under the DDM analysis did not include any fiscal years anticipating major increases or decreases to profit.

3)	Handling of the Joint Holding Company’s Listing Application

The Banks intend to apply for new listings for the to-be-founded Joint Holding Company for the Prime Market of the Tokyo Stock Exchange, and the Premier Market of the Nagoya Stock Exchange. The planned listing date is October 3, 2022.

Furthermore, as both Banks will become the subsidiaries of the Joint Holding Company via the Share Transfer, they are planned for de-listing from the Tokyo Stock Exchange and the Nagoya Stock Exchange on September 29, 2022, ahead of the listing date of the Joint Holding Company.

Note that the final decisions regarding the listing date for the shares of the Joint Holding Company and the de-listing dates of the Banks will be made in accordance with the bylaws of the Tokyo Stock Exchange and the Nagoya Stock Exchange.

4)	Measures to Ensure Fairness

The Bank has implemented the following measures in order to ensure the fairness of the Share Transfer.

A.	Acquisition of a Share Transfer Ratio calculation report from an independent third-party valuation institution

In order to ensure the fairness of the Share Transfer, the Bank, as described in “1) Basis and Reasons for Details of the Allocation ” above, appointed Mizuho Securities as its third-party financial advisor, and acquired a Share Transfer Ratio calculation report that will form the basis of the agreed-upon Share Transfer Ratio used for the Share Transfer. The Bank engaged in negotiations and consultations with Chukyo Bank with reference to the analyses and opinions of Mizuho Securities, a third-party valuation institution, and resolved to conduct the Share Transfer in accordance with the Share Transfer Ratio described above in “(1)1) Details of Allocation Pertaining to the Share Transfer (Share Transfer Ratio)” during the Bank’s Board of Directors meeting held on May 11, 2022.

Furthermore, the Bank has received a fairness opinion from Mizuho Securities dated May 10, 2022 indicating that the Share Transfer Ratio applicable to the Share Transfer is appropriate from the financial perspective of the Bank. See the attachment for details regarding the key assumptions behind Mizuho Securities’ fairness opinion.

B.	Advice from an independent law firm

In order to ensure the fairness and appropriateness of the decision-making process of the Board of Directors, the Bank has received legal advice from Mori Hamada & Matsumoto, a legal advisor independent of both Banks, regarding the decision-making methods and processes of the Bank, and other procedures associated with the Share Transfer.

At the same time, Chukyo Bank has implemented the following measures in order to ensure the fairness of the Share Transfer.

A.   Acquisition of a Share Transfer Ratio calculation report from an independent third-party valuation institution

In order to ensure the fairness of the Share Transfer, Chukyo Bank, as described in “1) Basis and Reasons for Details of the Allocation” above, appointed Nomura Securities as its third-party valuation institution, and has acquired the Share Transfer Ratio calculation report that will form the basis of the agreed-upon Share Transfer Ratio used for the Share Transfer. Chukyo Bank engaged in negotiations and consultations with the Bank with reference to the analyses and opinions of Nomura Securities, a third-party valuation institution, and resolved to conduct the Share Transfer in accordance with the Share Transfer Ratio described above in “(1)1) Details of Allocation Pertaining to the Share Transfer (Share Transfer Ratio)” during the Chukyo Bank’s Board of Directors meeting held on May 11, 2022.

Furthermore, Chukyo Bank has received the fairness opinion from Nomura Securities dated May 10, 2022 stating that the Share Transfer Ratio applicable to the Share Transfer is fair to Chukyo Bank’s common shareholders from a financial point of view.

B.    Advice from an independent law firm

In order to ensure the fairness and appropriateness of the decision-making process of the Board of Directors, Chukyo Bank has received legal advice from Anderson Mori & Tomotsune, a legal advisor independent of both Banks, regarding the decision-making methods and processes of Chukyo Bank, and other procedures associated with the Share Transfer.

5)	Measures Taken to Avoid Conflicts of Interest

As neither the Bank nor Chukyo Bank have any particular conflicts of interest to note pertaining to the Share Transfer, neither of the Banks has implemented any special measures.

(3)	Matters Concerning the Stated Capital and Capital Reserves of the Joint Holding Company

The Banks determined the stated capital and capital reserves of the Joint Holding Company at the time of the incorporation of the Joint Holding Company through the Share Transfer as follows.

1)	Amount of stated capital	20,000,000,000 yen
2)	Amount of capital reserves	5,000,000,000 yen
3)	Amount of retained earnings reserves	0 yen

These stated capital and capital reserves amounts were determined within the scope of Article 52 of the Regulations on Corporate Accounting after consultation between the Banks through comprehensive consideration and examination of the scale and other circumstances of the Joint Holding Company.

Attachment: Assumptions, etc. of Mizuho Securities’ Fairness Opinion

On May 10, 2022, Mizuho Securities submitted a written opinion to the effect that the share transfer ratio (the “Share Transfer Ratio”) agreed upon between Aichi Bank and Chukyo Bank is reasonable for Aichi Bank’s common shareholders from a financial perspective (the “Opinion”). The Opinion is based on the following assumptions.

When expressing its thoughts in the Opinion, Mizuho Securities relied on the fact, and assumed, that all publicly disclosed information that was examined by Mizuho Securities and all information provided to Mizuho Securities by each bank, or financial and other information that Mizuho Securities discussed with each bank, that was substantially the basis for the analysis in the Opinion (the “Information”) are accurate and complete. Mizuho Securities has not independently verified the accuracy or completeness of the Information, nor does it bear an obligation for independently verifying it. Therefore, the conclusions expressed in the Opinion may differ in the event that there is a material error in the Information, if there are undisclosed facts or circumstances at the time that the Opinion was delivered, or facts or circumstances arise after the Opinion is delivered (including latent facts at the time that the Opinion was delivered that became apparent thereafter). Mizuho Securities has assumed that the management of Aichi Bank is not in any way aware of facts which would cause the information provided to Mizuho Securities by each bank or financial or other information that Mizuho Securities discussed with Aichi Bank to be incomplete or misleading.

The financial forecasts and other forward-looking information (including expected future revenue and expenses, cost reduction outlooks, and the business plans of both banks) received by Mizuho Securities are assumed to have been reasonably prepared and created by the management of each bank based on the best forecasts and judgment currently obtainable regarding the operating results and financial condition of each bank and each bank’s related companies. Mizuho Securities has relied on such financial forecasts and business plans without independently verifying the feasibility thereof and expresses no opinion whatsoever regarding any analysis or forecast referred to in the Opinion, or any assumption based thereon. With respect to the synergies for the Banks from the Share Transfer, Mizuho Securities is not aware of any matter that can be quantitatively assessed that may have a material effect on the opinions expressed at the time that the Opinion was submitted, and they are not incorporated in the examination in the Opinion.

When preparing the Opinion, with the consent of Aichi Bank, Mizuho Securities has used assumptions it believes to be reasonable and appropriate with respect to information requested by Mizuho Securities that was not provided or disclosed by each bank, that was provided or disclosed but has an undetermined effect on the share value of each bank, or was not able to be used as a basis for assessment by Mizuho Securities even by some other method. The results of assessment may differ if it becomes apparent that such assumptions by Mizuho Securities differ from the facts in a material respect.

Mizuho Securities has assumed that the Share Transfer is a non-taxable transaction for the Banks under Japan’s Corporation Tax Act and that other tax-related matters in relation to the Share Transfer do not affect the Share Transfer Ratio. Without conducting independent verification, Mizuho Securities has assumed that the Share Transfer will be completed in a timely manner, that all material government or regulatory or other authority consents and approvals (irrespective of whether pursuant to laws, regulations, or agreements) necessary to complete the Share Transfer can be obtained without having any adverse effect whatsoever on the Banks or the benefits expected from the Share Transfer, that the content of such consents and approvals has no effect on the Share Transfer Ratio, and that, other than those disclosed by each bank, if either bank has an order, measure, or other disposition issued or imposed by a regulatory or other authority, it currently has no effect, or will have no effect in the future, on each bank’s future results. Mizuho Securities is not a legal, regulatory, or tax expert, and has relied on the assessments conducted by the Banks’ outside experts with respect to such matters.

Mizuho Securities has not independently assessed or appraised the assets and liabilities (including derivatives transactions, off-the-book assets and liabilities, and other contingent liabilities) or allowances of each bank or their related companies, has not conducted analysis of the reasonableness of the accounting or tax evaluation amount or the appropriateness of accounting treatment or tax treatment, and has not independently had a third party, or requested a third party, to provide any assessment, appraisal, or analysis whatsoever. Mizuho Securities bears no obligation to inspect the property or facilities of each of the banks or their related companies, and has not carried out assessment of the shareholder capital or payment capacity of each bank or their related companies based on laws regarding insolvency or bankruptcy, etc. Note that value calculations for the transaction were performed based on the presumption that the Treasury Stock Tender Offer by Chukyo Bank will be implemented ahead of the Share Transfer, and that the Special Dividend by Chukyo Bank with a planned record date of September 30, 2022 will also be implemented before completion of the Share Transfer, as planned.

Mizuho Securities has assumed that neither bank, nor their related companies, have in the past entered into or will not in the future enter into, any contract, agreement, or other instrument whatsoever that would have a material effect on the Share Transfer Ratio, that they have not made or will not in the future make, a decision to do so, and that implementing the Share Transfer will not in the future constitute a breach of such a material agreement binding upon either bank or their related companies as parties and will not give rise to a right to cancel such material agreement or right to declare default or seek remedy under such agreement. Other than disclosures in the Information, Mizuho Securities has assumed that there are no contingent liabilities relating to litigation, dispute, or the like, or off-the-book liabilities relating to the environment, tax, or intellectual property rights, etc., all of which involve each bank or their related companies, and that the amount of insurance coverage is sufficient for the business operations relating to the business of each bank.

The Opinion assumes financial, economic, market, and other circumstances that exist and can be assessed as of the date of the Opinion, and relies on information that Mizuho Securities has obtained as of the date of the Opinion. With respect to information that Mizuho Securities has obtained as of the date of the Opinion and facts potentially included in such information, information and facts for which the effect on the share value of each bank is not necessarily apparent as of the date of the Opinion have been excluded from the scope of examination. Mizuho Securities has also assumed that there are no technical innovations or other phenomena that may have a significant effect on the business or financial, etc. outlook currently anticipated by each bank. Therefore, if there is a change in or effect on the facts that are basis of the assumptions of the examination in the Opinion on or after the date of the Opinion, or it becomes apparent that there is an effect on the share value due to the discovery of a potential fact as discussed above, etc., it may have an effect on Mizuho Securities’ opinion. However, Mizuho Securities will bear no responsibility whatsoever to amend, renew, supplement, or reconfirm the Opinion.

Mizuho Securities plans to receive a fee (including a success fee conditioned on completion of the Share Transfer) as consideration for services as Aichi Bank’s financial advisor in relation to the Share Transfer. Mizuho Securities and its related companies have in the past received fees from Aichi Bank and its related companies as consideration for the provision of services relating to financial advice and financing, etc. Aichi Bank agrees to indemnify Mizuho Securities for certain obligations incurred by Mizuho Securities due to its involvement, including in relation to the submission of the Opinion. In the course of ordinary business or in connection with the Share Transfer, Mizuho Securities and the companies in the Mizuho Financial Group of which Mizuho Securities is a member may underwrite, hold, or sell on their own account or customer accounts all types of financial products, including certain shares, bonds, and other financial instruments issued by either of the Banks or their related companies, and may from time-to-time hold positions in such financial instruments and may carry out derivatives transactions regarding either of the Banks, their related companies, or all types of financial instruments issued by such companies. Mizuho Securities and the companies in the Mizuho Financial Group of which Mizuho Securities is a member may have a loan or other business relationship with either of the Banks or their related companies in the ordinary course of business or in connection with the Share Transfer, and may receive consideration for such acts.

Mizuho Securities was not requested to submit an opinion regarding Aichi Bank’s management decision-making on which proceeding with, or implementing, the Share Transfer are based, and Mizuho Securities’ opinion does not address such matters in any respect whatsoever. The Share Transfer Ratio was determined through negotiations between the Banks and approved by Aichi Bank’s board of directors, and Mizuho Securities’ opinion was just one of many factors considered when Aichi Bank examined the Share Transfer. Therefore, it cannot be viewed as a deciding factor for the board of directors of Aichi Bank with respect to the Share Transfer and the Share Transfer Ratio. Mizuho Securities was not requested to submit, and does not express in the Opinion, an opinion regarding transactions other than the Share Transfer or the relative merits of the Share Transfer and other transactions. Mizuho Securities does not bear an obligation to Aichi Bank or Aichi Bank’s board of directors to solicit the interest of third parties regarding the Share Transfer, and has not conducted such solicitation.

Mizuho Securities’ opinion is limited to whether the Share Transfer Ratio is reasonable for the common shareholders of Aichi Bank from a financial perspective as of the date of the Opinion, and does not express an opinion regarding the reasonableness of the Share Transfer Ratio for other classes of security holders, creditors, or other related parties of Aichi Bank. The Opinion does not express an opinion regarding how common shareholders of Aichi Bank should exercise their voting rights or otherwise act in relation to the Share Transfer either. Mizuho Securities has not expressed an opinion regarding the various terms and conditions of the Share Transfer (excluding the Share Transfer Ratio), including the form or structure, etc. of the Share Transfer, and has not expressed an opinion regarding the amount or nature of remuneration, or reasonableness of such remuneration, to any director, executive officer, employee, or party equivalent thereto of the Banks, in connection with the Share Transfer.

4.	Matters concerning the appropriateness of the provisions on matters listed in Article 773, Paragraph 1, Subparagraphs 9 and 10 of the Companies Act

At the time of the Share Transfer, the Joint Holding Company shall respectively deliver the rights to subscribe for new shares of the Joint Holding Company listed in Column 2 to the holders of each right to subscribe to new shares issued by the Bank listed in Column 1 from (1) to (10) in the table below at the Reference Time, in exchange for the Bank rights to subscribe for new shares that they respectively own, in the same number as the total of such rights to subscribe to new shares at the Reference Time based on the details of such rights to subscribe to new shares and the Share Transfer Ratio. This is considered appropriate, as the details of each right to subscribe for new shares issued by the Bank listed in Column 1 will be substantially identical to the details of each right to subscribe for new shares of the Joint Holding Company listed in Column 2 after the Share Transfer to ensure the holders of each right to subscribe for new shares issued by the Bank maintain the same rights as before to the extent possible. The Bank has not issued bonds with rights to subscribe for new shares.

	Column 1		Column 2
	Name	Details	Name	Details
(1)	The Aichi Bank, Ltd. Series 1 Rights to Subscribe for New Shares	As stated in Exhibit 2-(1)-1	Aichi Financial Group, Inc. Series 1 Rights to Subscribe for New Shares	As stated in Exhibit 2-(1)-2
(2)	The Aichi Bank, Ltd. Series 2 Rights to Subscribe for New Shares	As stated in Exhibit 2-(2)-1	Aichi Financial Group, Inc. Series 2 Rights to Subscribe for New Shares	As stated in Exhibit 2-(2)-2
(3)	The Aichi Bank, Ltd. Series 3 Rights to Subscribe for New Shares	As stated in Exhibit 2-(3)-1	Aichi Financial Group, Inc. Series 3 Rights to Subscribe for New Shares	As stated in Exhibit 2-(3)-2
(4)	The Aichi Bank, Ltd. Series 4 Rights to Subscribe for New Shares	As stated in Exhibit 2-(4)-1	Aichi Financial Group, Inc. Series 4 Rights to Subscribe for New Shares	As stated in Exhibit 2-(4)-2
(5)	The Aichi Bank, Ltd. Series 5 Rights to Subscribe for New Shares	As stated in Exhibit 2-(5)-1	Aichi Financial Group, Inc. Series 5 Rights to Subscribe for New Shares	As stated in Exhibit 2-(5)-2
(6)	The Aichi Bank, Ltd. Series 6 Rights to Subscribe for New Shares	As stated in Exhibit 2-(6)-1	Aichi Financial Group, Inc. Series 6 Rights to Subscribe for New Shares	As stated in Exhibit 2-(6)-2
(7)	The Aichi Bank, Ltd. Series 7 Rights to Subscribe for New Shares	As stated in Exhibit 2-(7)-1	Aichi Financial Group, Inc. Series 7 Rights to Subscribe for New Shares	As stated in Exhibit 2-(7)-2
(8)	The Aichi Bank, Ltd. Series 8 Rights to Subscribe for New Shares	As stated in Exhibit 2-(8)-1	Aichi Financial Group, Inc. Series 8 Rights to Subscribe for New Shares	As stated in Exhibit 2-(8)-2
(9)	The Aichi Bank, Ltd. Series 9 Rights to Subscribe for New Shares	As stated in Exhibit 2-(9)-1	Aichi Financial Group, Inc. Series 9 Rights to Subscribe for New Shares	As stated in Exhibit 2-(9)-2
(10)	The Aichi Bank, Ltd. Series 10 Rights to Subscribe for New Shares	As stated in Exhibit 2-(10)-1	Aichi Financial Group, Inc. Series 10 Rights to Subscribe for New Shares	As stated in Exhibit 2-(10)-2

At the time of the Share Transfer, the Joint Holding Company shall respectively deliver the rights to subscribe for new shares of the Joint Holding Company listed in Column 2 to the holders of each right to subscribe for new shares issued by Chukyo Bank listed in Column 1 from (1) to (9) in the table below at the Reference Time, in exchange for the Chukyo Bank rights to subscribe for new shares that they respectively own, in the same number as the total of such rights to subscribe for new shares at the Reference Time based on the details of such rights to subscribe for new shares and the Share Transfer Ratio. This is considered appropriate, as the details of each right to subscribe for new shares issued by Chukyo Bank listed in Column 1 will be substantially identical to the details of each right to subscribe for new shares issued by the Joint Holding Company listed in Column 2 after the Share Transfer to ensure the holders of each right to subscribe for new shares issued by Chukyo Bank maintain the same rights as before to the extent possible. Chukyo Bank has not issued bonds with rights to subscribe for new shares.

	Column 1		Column 2
	Name	Details	Name	Details
(1)	The Chukyo Bank, Limited. Series 1 Rights to Subscribe for New Shares	As stated in Exhibit 3-(1)-1	Aichi Financial Group, Inc. Series 11 Rights to Subscribe for New Shares	As stated in Exhibit 3-(1)-2
(2)	The Chukyo Bank, Limited. Series 2 Rights to Subscribe for New Shares	As stated in Exhibit 3-(2)-1	Aichi Financial Group, Inc. Series 12 Rights to Subscribe for New Shares	As stated in Exhibit 3-(2)-2
(3)	The Chukyo Bank, Limited. Series 3 Rights to Subscribe for New Shares	As stated in Exhibit 3-(3)-1	Aichi Financial Group, Inc. Series 13 Rights to Subscribe for New Shares	As stated in Exhibit 3-(3)-2
(4)	The Chukyo Bank, Limited. Series 4 Rights to Subscribe for New Shares	As stated in Exhibit 3-(4)-1	Aichi Financial Group, Inc. Series 14 Rights to Subscribe for New Shares	As stated in Exhibit 3-(4)-2
(5)	The Chukyo Bank, Limited. Series 5 Rights to Subscribe for New Shares	As stated in Exhibit 3-(5)-1	Aichi Financial Group, Inc. Series 15 Rights to Subscribe for New Shares	As stated in Exhibit 3-(5)-2
(6)	The Chukyo Bank, Limited. Series 6 Rights to Subscribe for New Shares	As stated in Exhibit 3-(6)-1	Aichi Financial Group, Inc. Series 16 Rights to Subscribe for New Shares	As stated in Exhibit 3-(6)-2
(7)	The Chukyo Bank, Limited. Series 7 Rights to Subscribe for New Shares	As stated in Exhibit 3-(7)-1	Aichi Financial Group, Inc. Series 17 Rights to Subscribe for New Shares	As stated in Exhibit 3-(7)-2
(8)	The Chukyo Bank, Limited. Series 8 Rights to Subscribe for New Shares	As stated in Exhibit 3-(8)-1	Aichi Financial Group, Inc. Series 18 Rights to Subscribe for New Shares	As stated in Exhibit 3-(8)-2
(9)	The Chukyo Bank, Limited. Series 9 Rights to Subscribe for New Shares	As stated in Exhibit 3-(9)-1	Aichi Financial Group, Inc.	As stated in Exhibit 3-(9)-2

(Note)	The exhibits listed in each column refer to the exhibits in the Share Transfer Plan (Copy) and are contained in 113th Annual General Meeting of Shareholders: Reference Documents for the General Meeting of Shareholders <Supplement> (pages 25 to 156).

5.	Matters relating to Chukyo Bank
(1)	Details of financial statements, etc. for most recent fiscal year (April 1, 2021 to March 31, 2022)

As described in the 113th Annual General Meeting of Shareholders: Reference Documents for the General Meeting of Shareholders <Supplement> (pages 1 to 24).

Information on the following matters relating to Chukyo Bank is available to shareholders online at the Bank’s website pursuant to laws and regulations, as well as Article 16 of the Bank’s Articles of Incorporation, and are not contained in the Reference Documents for the Annual General Meeting of Shareholders.

(1)	“Matters Concerning Rights to Subscribe for New Shares, etc. in the Bank” and “Systems to Ensure Appropriateness of Operations” in the Business Report
(2)	“Statement of Changes in Equity” and “Explanatory Notes on Non-consolidated Financial Statements” in the Non-consolidated Financial Statements.
(3)	“Consolidated Statement of Changes in Equity” and “Notes to the Consolidated Financial Statements” in the Consolidated Financial Statements
(2)	Details of events having a material effect on the status of company assets that occurred after the last day of the most recent fiscal year.
(1)	Treasury stock tender offer

Chukyo Bank executed a Treasury Stock Tender Offer Application Agreement with MUFG Bank, on the presumption that positive and collaborative relationships would continue between MUFG Bank, the Bank, Chukyo Bank, and the Joint Holding Company, and, in accordance with the Treasury Stock Tender Offer Application Agreement, implemented the Treasury Stock Tender Offer, and MUFG Bank has agreed to tender all 8,534,385 Chukyo Bank shares it owns to the Treasury Stock Tender Offer. The conditions of the Treasury Stock Tender Offer are as largely as described in the table below, but for details regarding the Treasury Stock Tender Offer, Chukyo Bank’s decision-making process behind the Treasury Stock Tender Offer, and the measures implemented by Chukyo Bank to ensure the fairness of the Treasury Stock Tender Offer, please see the “Notice Regarding the Acquisition of Treasury Stock and the Planned Start of a Treasury Stock Tender Offer” published on May 11, 2022 by Chukyo Bank.

1	Tender offeror	Chukyo Bank
2	Target share certificates, etc.	Chukyo Bank common shares
3	Tender offer price	1,195 yen per Chukyo Bank common share
4	Tender offer period	The 21-business day period from July 1, 2022 to August 1, 2022 (or the applicable period of extension in the event Chukyo Bank extends the period in accordance with applicable laws and regulations)
5	Minimum number of shares scheduled to be purchased	None
6	Maximum number of shares scheduled to be purchased	8,534,385 shares
7	Withdrawal event	As set forth in the Tender Offer Report by Chukyo Bank pertaining to the Treasury Stock Tender Offer, within the scope set forth in Article 27-11(1) of the Financial Instruments and Exchange Act, as applied through Article 27-22-2(2) of the same Act, and other applicable laws and regulations, etc.

(2)	Dividend of surplus

On May 11, 2022, Chukyo Bank announced that, as a special dividend, it will carry out a dividend of surplus of 141 yen per Chukyo Bank share to every shareholder or registered pledgee of shares of Chukyo Bank registered or recorded as owning Chukyo Bank common shares in the final shareholders’ list dated September 30, 2022. For details of the Special Dividend, see “Notice Regarding the Execution of the Definitive Agreement on Establishment of a Joint Holding Company by The Aichi Bank, Ltd. and The Chukyo Bank, Limited (Joint Share Transfer), Development of a Share Transfer Plan, and Dividend of Surplus (Special Dividend)” published by the Banks on May 11, 2022.

6.	Details of events having a material effect on the status of company assets that occurred after the last day of the most recent fiscal year of the Bank.

Not applicable.

7.	Matters set out in Article 74 of the Regulations for Enforcement of the Companies Act regarding the persons who will be directors of the wholly-owning parent company incorporated in the Share Transfer

The persons who will be directors of the Joint Holding Company (excluding directors who are Members of the Audit Committee) are as follows.

Name (Date of Birth)	Career summary, position, area of responsibility, and significant concurrent positions		(1)	Number of the Bank’s shares owned
			(2)	Number of Chukyo Bank’s shares owned
			(3)	Number of Joint Holding Company’s shares to be allocated
Yukinori Ito (January 1, 1958)	April 1980	Joined Aichi Bank	(1) (2) (3)	1,700 shares - shares 5,661 shares
	June 2010	General Manager of Operations Administration Department
	June 2013	Director, General Manager of Operational Audit Department
	June 2015	Director, General Manager of Securities & Foreign Business Department
	June 2017	Managing Director
	June 2019	President
	October 2020	President, in charge of Internal Audit Department (To present)

[Reasons for nomination as candidate for Director (excluding Directors who are Members of the Audit Committee)]

Yukinori Ito has served as Director and General Manager of the Operational Audit Department and General Manager of the Securities & Foreign Business Department, after having served as General Manager at major branches and General Manager of the Operations Administration Department of Aichi Bank. Since as assuming the office of Managing Director, he has been in charge of the Compliance Risk Management Department, Operations Administration Department, General Planning Department, Securities & Foreign Business Department, and Tokyo Office. He assumed the office of President in 2019.

The Bank has judged him to be a person who would contribute to the operations of the newly-incorporated Joint Holding Company due to his extensive knowledge and experience related to various aspects of bank operations, and he executes business in an appropriate, fair, and efficient manner. Accordingly, the Bank has nominated him as a candidate to serve as Director.

Name (Date of Birth)	Career summary, position, area of responsibility, and significant concurrent positions		(1)	Number of the Bank’s shares owned
			(2)	Number of Chukyo Bank’s shares owned
			(3)	Number of Joint Holding Company’s shares to be allocated
Hideo Kobayashi (April 14, 1961)	April 1984	Joined Chukyo Bank	(1) (2) (3)	- shares 2,600 shares 2,600 shares
	June 2015	Executive Officer, General Manager of No. 3 Nagoya Sales Department
	June 2017	Director and Executive Officer, General Manager of Sales Management Department, responsible for the Sales Management Department and Individual Sales Department
	May 2019	Director and Executive Officer, responsible for the Sales Management Department and Individual Sales Department
	June 2019	Director and Managing Executive Officer, responsible for the General Planning and Administration Department, Funds Department, Corporate Planning Office, and Tokyo Office
	April 2021	President
	June 2021	President, responsible for Internal Audit Department (To present)

[Reasons for nomination as candidate for Director (excluding Directors who are Members of the Audit Committee)]

Hideo Kobayashi has served as Executive Officer and General Manager of the No. 3 Nagoya Sales Department, Director, Executive Officer and General Manager of the Sales Management Department, and the officer responsible for the Sales Management Department and Individual Sales Department, after having served as General Manager at major branches of Chukyo Bank. After his appointment as Director and Managing Executive Officer, he was the officer responsible for the General Planning and Administration Department and the Funds Department. He assumed the office of President in 2021.

The Bank has judged him to be a person who would contribute to the operations of the newly-incorporated Joint Holding Company due to his extensive knowledge and experience related to various aspects of bank operations, including front office operations, and he executes business in an appropriate, fair, and efficient manner.

Accordingly, the Bank has nominated him as a candidate to serve as Director.

Name (Date of Birth)	Career summary, position, area of responsibility, and significant concurrent positions		(1)	Number of the Bank’s shares owned
			(2)	Number of Chukyo Bank’s shares owned
			(3)	Number of Joint Holding Company’s shares to be allocated
Nobuhiko Kuratomi (February 15, 1959)	April 1981	Joined Aichi Bank	(1) (2) (3)	900 shares - shares 2,997 shares
	June 2014	General Manager of Compliance Management Department
	June 2016	Director, General Manager of Compliance & Risk Management Department
	June 2017	Director, General Manager of Internal Audit Department
	June 2019	Managing Director
	June 2021	Senior Managing Director, in charge of General Planning Department (To present)

[Reasons for nomination as candidate for Director (excluding Directors who are Members of the Audit Committee)]

Nobuhiko Kuratomi has served as Director and General Manager of the Compliance Risk Management Department, and Director and General Manager of the Internal Audit Department, after having served at a sales branch and the Internal Audit Department, and as General Manager of the Compliance Management Department of Aichi Bank. Since assuming the office of Managing Director, he has been in charge of the General Planning Department, the Securities & Foreign Business Department, and the Tokyo Office. Since assuming the office of Senior Managing Director in 2021, he has been in charge of administrative responsibilities for the General Planning Department.

The Bank has judged him to be a person who would contribute to the operations of the newly-incorporated Joint Holding Company due to his extensive knowledge and experience related to various aspects of bank operations, And he executes business in an appropriate, fair, and efficient manner. Accordingly, the Bank has nominated him as a candidate to serve as Director.

Name (Date of Birth)	Career summary, position, area of responsibility, and significant concurrent positions		(1)	Number of the Bank’s shares owned
			(2)	Number of Chukyo Bank’s shares owned
			(3)	Number of Joint Holding Company’s shares to be allocated
Hiroyasu Matsuno (July 24, 1958)	April 1982	Joined Aichi Bank	(1) (2) (3)	1,900 shares - shares 6,327 shares
	June 2013	General Manager of Personal Banking Department
	June 2015	Director, General Manager of Head Office
	June 2017	Director, General Manager of Credit Supervision Department
	June 2019	Managing Director
	June 2021	Managing Director, responsible for the Internal Audit Department, Securities & Foreign Business Department, and Tokyo Office (To present)

[Reasons for nomination as candidate for Director (excluding Directors who are Members of the Audit Committee)]

Hiroyasu Matsuno has served as Director and General Manager of the Head Office and of the Internal Audit Department, after having served as General Manager at major branches and General Manager of the Personal Banking Department of Aichi Bank. Since assuming the office of Managing Director in 2019, he is currently in charge of administrative responsibilities for the Internal Audit Department, Securities & Foreign Business Department, and Tokyo Office.

The Bank has judged him to be a person who would contribute to the operations of the newly-incorporated Joint Holding Company due to his extensive knowledge and experience of bank operations, primarily focused on sales, and he executes business in an appropriate, fair, and efficient manner. Accordingly, the Bank has nominated him as a candidate to serve as Director.

Name (Date of Birth)	Career summary, position, area of responsibility, and significant concurrent positions		(1)	Number of the Bank’s shares owned
			(2)	Number of Chukyo Bank’s shares owned
			(3)	(Number of Joint Holding Company’s shares to be allocated
Hiroaki Yoshikawa (October 5, 1961)	April 1985	Joined Aichi Bank	(1) (2) (3)	1,300 shares - shares 4,329 shares
	January 2010	General Manager of Fujigaoka Branch
	June 2012	General Manager of Osaka Branch
	June 2013	Deputy General Manager of General Planning Department
	June 2015	General Manager of Corporate Administration Department
	June 2017	Executive Officer, General Manager of General Planning Department
	June 2019	Executive Officer, General Manager of Operations Administration Department
	June 2020	Director in charge of General Affairs Department and Operations Administration Department (To present)

[Reasons for nomination as candidate for Director (excluding Directors who are Members of the Audit Committee)]

Hiroaki Yoshikawa has served as Deputy General Manager of the General Planning Department, General Manager of the Corporate Administration Department, Executive Officer and General Manager of the General Planning Department, and Executive Officer and General Manager of the Operations Administration Department, after having served as General Manager at major branches of Aichi Bank. Since assuming office as Director, he has been in charge of administrative responsibilities for the Operations Administration Department.

The Bank has judged him to be a person who would contribute to the operations of the newly-incorporated Joint Holding Company due to his extensive knowledge and experience of bank operations, primarily focused on administration and planning, and he executes business in an appropriate, fair, and efficient manner. Accordingly, the Bank has nominated him as a candidate to serve as Director.

Name (Date of Birth)	Career summary, position, area of responsibility, and significant concurrent positions		(1)	Number of the Bank’s shares owned
			(2)	Number of Chukyo Bank’s shares owned
			(3)	(Number of Joint Holding Company’s shares to be allocated
Makoto Hayakawa (December 15, 1962)	April 1985	Joined Chukyo Bank	1) 2) 3)	- shares 2,815 shares 2,815 shares
	May 2008	General Manager of General Planning and Administration Department
	June 2011	Executive Officer, General Manager of General Planning and Administration Department
	June 2012	Executive Officer, deputy responsible for Operations Administration Department
	May 2013	Executive Officer, General Manager of Operations Administration Department
	May 2014	Executive Officer, General Manager of Sales Management Department
	October 2015	Executive Officer, deputy responsible for Human Resources Department
	March 2016	Executive Officer, General Manager of Risk Department
	April 2018	Executive Officer, General Manager of General Planning and Administration Department
	June 2019	Managing Executive Officer, General Manager of General Planning and Administration Department
	December 2021	Managing Executive Officer, deputy responsible for the General Planning and Administration Department (To present)

[Reasons for nomination as candidate for Director (excluding Directors who are Members of the Audit Committee)]

Makoto Hayakawa has served as Executive Officer and General Manager of the General Planning and Administration Department, Executive Officer and General Manager of the Operations Administration Department, Executive Officer and General Manager of the Sales Management Department, and Executive Officer and General Manager of the Risk Management Department, after having served as Deputy General Manager of the General Planning and Administration Department and General Manager of the General Planning and Administration Department of Chukyo Bank. Since assuming office as Managing Executive Officer, he serves as the General Manager of the General Planning and Administration Department, and has currently assumed office as the Head of the Secretariat of the Consolidated Preparation Committee as Managing Executive Officer and deputy responsible for the General Planning and Administration Department.

The Bank has judged him to be a person who would contribute to the operations of the newly-incorporated Joint Holding Company due to his extensive knowledge and experience related to various aspects of bank operations, and he executes business in an appropriate, fair, and efficient manner. Accordingly, the Bank has nominated him as a candidate to serve as Director.

Name (Date of Birth)	Career summary, position, area of responsibility, and significant concurrent positions		(1)	Number of the Bank’s shares owned
			(2)	Number of Chukyo Bank’s shares owned
			(3)	Number of Joint Holding Company’s shares to be allocated
Norimasa Suzuki (December 30, 1963)	April 1986	Joined Aichi Bank	(1) (2) (3)	1,000 shares - shares 3,300 shares
	June 2013	General Manager of Sone Branch
	June 2015	General Manager of Tokodori Branch
	June 2017	General Manager of Corporate Administration Department
	June 2018	Executive Officer, General Manager of Corporate Administration Department
	June 2020	Executive Officer, General Manager of the Compliance Risk Management Department
	June 2021	Director, in charge of the Compliance & Risk Management Department and the Personnel Department (To present)

[Reasons for nomination as candidate for Director (excluding Directors who are Members of the Audit Committee)]

Norimasa Suzuki has served as General Manager of the Corporate Administration Department, Executive Officer and General Manager of the Corporate Administration Department, and Executive Officer and General Manager of the Compliance Risk Management Department, after having served as General Manager at major branches of Aichi Bank. Since assuming office as Director, he has been in charge of administrative responsibilities for the Compliance Risk Management Department and the Personnel Department.

The Bank has judged him to be a person who would contribute to the operations of the newly-incorporated Joint Holding Company due to his extensive knowledge and experience related to various aspects of bank operations, including front office operations, and he executes business in an appropriate, fair, and efficient manner. Accordingly, the Bank has nominated him as a candidate to serve as Director.

Name (Date of Birth)	Career summary, position, area of responsibility, and significant concurrent positions		(1)	Number of the Bank’s shares owned
			(2)	Number of Chukyo Bank’s shares owned
			(3)	Number of Joint Holding Company’s shares to be allocated
Kenji Ito (October 16, 1964)	April 1987	Joined Aichi Bank	(1) (2) (3)	1,400 shares - shares 4,662 shares
	June 2015	Deputy General Manager of Corporate Administration Department
	June 2016	Deputy General Manager of Securities & Foreign Business Department
	June 2017	General Manager of Securities & Foreign Business Department
	June 2018	Executive Officer, General Manager of Securities & Foreign Business Department
	June 2019	Executive Officer, General Manager of General Planning Department
(To present)

[Reasons for nomination as candidate for Director (excluding Directors who are Members of the Audit Committee)]

Kenji Ito has served as General Manager of the Securities & Foreign Business Department, and Executive Officer and General Manager of Securities & Foreign Business Department after having served at a sales branch and the Corporate Administration Department of Aichi Bank. He is currently Executive Officer and General Manager of the General Planning Department.

The Bank has judged him to be a person who would contribute to the operations of the newly-incorporated Joint Holding Company due to his extensive knowledge and experience of bank operations, primarily focused on administration planning, and executes business in an appropriate, fair, and efficient manner. Accordingly, the Bank has nominated him as a candidate to serve as Director.

Name (Date of Birth)	Career summary, position, area of responsibility, and significant concurrent positions		(1)	Number of the Bank’s shares owned
			(2)	Number of Chukyo Bank’s shares owned
			(3)	Number of Joint Holding Company’s shares to be allocated
Hisashi Sebayashi (August 20, 1967)	April 1986	Joined Chukyo Bank	(1) (2) (3)	- shares 3,208 shares 3,208 shares
	May 2017	General Manager of General Planning and Administration Department
	April 2018	General Manager of Ozone Branch
	October 2018	General Manager of Ozone Branch and Chief Promoter of Sales Management Department
	January 2021	General Manager of Ozone Branch, General Manager of Kamiida Branch, and Chief Promoter of Sales Management Department
	April 2021	General Manager of Ozone Branch, General Manager of Kamiida Branch, and Chief Promoter of Sales Branch Support Group, Sales Promotion Department
	November 2021	General Manager of Ozone Branch and General Manager of Kamiida Branch
	December 2021	Executive Officer, General Manager of General Planning and Administration Department
(To present)

[Reasons for nomination as candidate for Director (excluding Directors who are Members of the Audit Committee)]

Hisashi Sebayashi has served at a sales branch, as Deputy General Manager of the General Planning and Administration Department, General Manager of the General Planning and Administration Department, and General Manager of the Ozone Branch of Chukyo Bank, and he currently serves as Executive Officer and General Manager of the General Planning and Administration Department. The Bank has judged him to be a person who would contribute to the operations of the newly-incorporated Joint Holding Company due to his extensive knowledge and experience related to various aspects of bank operations, including front office operations, and executes business in an appropriate, fair, and efficient manner. Accordingly, the Bank has nominated him as a candidate to serve as Director.

(Note)	1. The number the Banks’ shares owned is stated based on the ownership status as of March 31, 2022, and the number of the Joint Holding Company’s shares to be allocated is stated based on this ownership status, taking into account the Share Transfer Ratio. Therefore, the number of shares of the Joint Holding Company actually allocated may change depending on the number of shares owned up until just before the establishment date of the Joint Holding Company.
2.	There is no special interest between the candidates and the Banks, and no special interest is expected to arise between the candidates and the Joint Holding Company.
3.	The Joint Holding Company plans to enter into a directors and officers liability insurance contract provided for in Article 430-3(1) of the Companies Act with an insurance company, and in the event that the candidate for Director is appointed as a Director, he or she will be included as an insured under this insurance contract.

The outline of this insurance contract is as follows.

•	In the event of claims for compensation of damage resulting from actions taken by the insured in relation to operations as an officer of the Joint Holding Company (including inaction), the insured will be indemnified for damages and litigation costs, etc. However, the damage etc. incurred by an officer who has committed bribery or other criminal actions, or intentionally committed an illegal action is excluded from indemnification so as not to undermine the execution and appropriateness of duties of officers, etc.
•	The Joint Holding Company shall bear the full cost for insurance premiums.
8.	Matters set out in Article 74-3 of the Regulations for Enforcement of the Companies Act regarding the persons who will be Directors who are Members of the Audit Committee of the Joint Holding Company.

The persons who will be Directors who are Members of the Audit Committee of the Joint Holding Company are as follows.

Name (Date of Birth)	Career summary, position, area of responsibility, and significant concurrent positions		(1)	Number of the Bank’s shares owned
			(2)	Number of Chukyo Bank’s shares owned
			(3)	Number of Joint Holding Company’s shares to be allocated
Masahiro Kato (December 18, 1961)	April 1985	Joined Aichi Bank	(1) (2) (3)	1,300 shares - shares 4,329 shares
	October 2007	General Manager of Akaike Branch
	January 2010	General Manager of Tochi Branch
	October, 2012	General Manager of Kanayama Branch
	June 2014	Deputy General Manager of Corporate Administration Department
	June 2020	Director, Member of the Audit Committee (To present)

[Reasons for nomination as candidate for Director who is a Member of the Audit Committee]

Masahiro Kato has served as Deputy General Manager of the Corporate Administration Department after having served as General Manager at three branches of Aichi Bank. He assumed office as a Director who is a Member of the Audit Committee in 2020.

The Bank has judged he would appropriately perform the role of a Director who is a Member of the Audit Committee of the newly-incorporated Joint Holding Company due to his extensive knowledge and experience related to various aspects of bank operations, including front office operations. Accordingly, the Bank has nominated him as a candidate to serve as Director.

Name (Date of Birth)	Career summary, position, area of responsibility, and significant concurrent positions		(1)	Number of the Bank’s shares owned
			(2)	Number of Chukyo Bank’s shares owned
			(3)	Number of Joint Holding Company’s shares to be allocated
Yasutoshi Emoto (January 28, 1955)	April 1990	Joined the Legal Training and Research Institute of the Supreme Court of Japan	(1) (2) (3)	300 shares - shares 999 shares
	March 1992	Left the Legal Training and Research Institute of the Supreme Court of Japan
	April 1992	Registered as an attorney-at-law
	April 1992	Joined Fuji Law Office
	March 1997	Left Fuji Law Office
	April 1997	Established Emoto Law Office
	October 2007	Domestic Relations Conciliator (part-time judge) of Nagoya Family Court
	September 2009	Resigned as Domestic Relations Conciliator (part-time judge) of Nagoya Family Court
	April 2016	Inspector of the Aichi Bar Association
	March 2017	Resigned as Inspector of Aichi Bar Association
	June 2018	Director and Member of the Audit Committee of Aichi Bank
(To present)
(Significant concurrent positions) Director, Emoto Law Office

[Reasons for nomination as candidate for Outside Director and Member of the Audit Committee, and summary of expected role]

Yasutoshi Emoto has specialized legal knowledge and extensive experience as an attorney-at-law and is expected to provide advice on and oversight, etc. of management as an Outside Director and Member of the Audit Committee.

Although his only corporate management experience to date is as an outside officer, the Bank has judged he would appropriately perform the role of a Director who is a Member of the Audit Committee of the newly-incorporated Joint Holding Company for the reasons provided above. Accordingly, the Bank has nominated him as a candidate to serve as Outside Director.

Name (Date of Birth)	Career summary, position, area of responsibility, and significant concurrent positions		(1)	Number of Bank’s shares owned
			(2)	Number of Chukyo Bank’s shares owned
			(3)	Number of Joint Holding Company’s shares to be allocated
Yuki Shibata (January 11, 1950)	April 1973	Joined Nagoya Railroad Co., Ltd.	(1) (2) (3)	- shares - shares - shares
	June 2000	Branch President of Tokyo Branch
	June 2004	Director, General Manager of Related Business Department
	July 2005	Director, Assistant Division Director of Railroad Operations HQ, and General Manager of Planning and Management Department
	July 2006	Director, General Manager of Corporate Planning Department
	June 2007	Managing Director
	June 2009	Senior Managing Director
	June 2010	Senior Managing Director, Division Director of Railroad Operations HQ
	June 2011	Representative Director and Vice President
	June 2012	Representative Director and Vice President, Meitetsu Transportation Co., Ltd.
	June 2013	Representative Director and President
	June 2016	Advisor
	June 2019	Outside Director of Chukyo Bank (To present)

[Reasons for nomination as candidate for Outside Director and Member of the Audit Committee, and summary of expected role]

Yuki Shibata has held important positions such as Representative Director and Vice President of Nagoya Railroad Co., Ltd. and Representative Director and President of Meitetsu Transportation Co., Ltd. As an Outside Director at Chukyo Bank, he currently provides appropriate advice and suggestions from a practical point of view for deliberations and proposals at meetings of the Board of Directors. He is expected to provide advice and proposals based on his extensive experience and high level of insight on company operations.

The Bank has judged that he would appropriately perform the role of a Director who is a Member of the Audit Committee of the newly-incorporated Joint Holding Company for the reasons provided above. Accordingly, the Bank has nominated him as a candidate to serve as Outside Director.

Name (Date of Birth)	Career summary, position, area of responsibility, and significant concurrent positions		(1)	Number of Bank’s shares owned
			(2)	Number of Chukyo Bank’s shares owned
			(3)	Number of Joint Holding Company’s shares to be allocated
Chieko Murata (September 16, 1959)	April 1982	Joined Nagoya Regional Taxation Bureau	(1) (2) (3)	- shares - shares - shares
	July 2015	District Director of Ogaki Tax Office
	July 2016	Manager of Information Technology of Large Enterprise Examination Division, Examination Department, Nagoya Regional Taxation Bureau
	July 2017	Manager of Accounts Division, Planning and Administration Department, Nagoya Regional Taxation Bureau
	July 2018	Deputy Manager of Planning and Administration Department, Nagoya Regional Taxation Bureau
	July 2019	District Director of Nagoya Naka Tax Office
	July 2020	Resigned
	August 2020	Registered as certified public tax accountant, established Chieko Murata Certified Public Tax Accountant Office
(To present)
(Significant concurrent positions) Head of Chieko Murata Certified Public Tax Accountant Office

[Reasons for nomination as candidate for Outside Director and Member of the Audit Committee, and summary of expected role]

Chieko Murata has held important positions at the National Tax Office and served as district director of Tax Offices since joining the Nagoya Regional Taxation Bureau, and has an extensive knowledge of taxation and accounting. Although her only corporate management experience to date is as an outside officer, in her current position as a certified tax accountant, she is expected to provide opinions and advice on bank taxation and accounting methods, as well as contribute to ensuring the accuracy and transparency of finances.

The Bank has judged that she would appropriately perform the role of a Director who is a Member of the Audit Committee of the newly-incorporated Joint Holding Company for the reasons provided above. Accordingly, the Bank has nominated her as a candidate to serve as Outside Director.

Name (Date of Birth)	Career summary, position, area of responsibility, and significant concurrent positions		(1)	Number of the Bank’s shares owned
			(2)	Number of Chukyo Bank’s shares owned
			(3)	Number of Joint Holding Company’s shares to be allocated
Yoshiko Kurimoto (May 13, 1948)	April 1971	Joined Aichi Prefectural Government	(1) (2) (3)	- shares - shares - shares
	April 2004	Head of Aichi Prefectural Inspection Commissioners’ Office
	April 2007	Head of Aichi Arts Center, Aichi Prefecture
	April 2009	President of Aichi Gender Equality Foundation
	April 2011	Councilor of Aichi International Association
	April 2012	Director of Aichi Public Welfare Corporation
	April 2016	Member of Aichi Prefectural Administrative Complaint Review Board
	June 2020	Outside Audit & Supervisory Board Member of Chukyo Bank (To present)
(Significant concurrent positions) Councilor of Aichi International Association Director of Aichi Public Welfare Corporation

[Reasons for nomination as candidate for Director and Member of the Audit Committee, and summary of expected roles]

Drawing on her experience and insight gained from her positions with the government of Aichi Prefecture over many years, Yoshiko Kurimoto currently provides valuable advice as an Outside Audit & Supervisory Board Member of Chukyo Bank. While she does not have experience in corporate management other than appointments as outside director, the Bank is confident she will appropriately provide objective and neutral supervision of the legal compliance of the execution of operations etc. by the directors of the newly-incorporated Joint Holding Company.

The Bank has judged that she would appropriately perform the role of a Director who is a Member of the Audit Committee of the newly-incorporated Joint Holding Company for the reasons provided above. Accordingly, the Bank has nominated her as a candidate to serve as Outside Director.

Name (Date of Birth)	Career summary, position, area of responsibility, and significant concurrent positions		(1)	Number of the Bank’s shares owned
			(2)	Number of Chukyo Bank’s shares owned
			(3)	Number of Joint Holding Company’s shares to be allocated
Takumi Azuma (April 24, 1958)	April 1981	Joined INTEC Inc.	(1) (2) (3)	- shares - shares - shares
	April 2010	Director, Deputy Manager of Chubu Headquarters, INTEC Inc.
	April 2013	Executive Officer, General Manager of No. 2 Financial Solutions Division, INTEC Inc.
	June 2015	Managing Director, General Manager of General Affairs Department, Hokkoku INTEC Service Inc.
	June 2016	President and Representative Director, Hokkoku INTEC Service Inc.
	March 2018	Resigned as President and Representative Director, Hokkoku INTEC Service Inc.
	April 2018	Managing Director, Manager of Chubu Headquarters, INTEC Inc.
	April 2019	Managing Director, Manager of Hokuriku Industrial Division, INTEC Inc.
	April 2021	Counselor, INTEC Inc.
	June 2021	Full-time Audit & Supervisory Board Member, INTEC Inc. (To present)
(Significant concurrent positions) Full-time Audit & Supervisory Board Member, INTEC Inc. Audit & Supervisory Board Member, IUK Inc.

[Reasons for nomination as candidate for Director and Member of the Audit Committee, and summary of expected roles]

Takumi Azuma has a long track record of holding important management positions at INTEC Inc. and Hokkoku INTEC Service Inc., both TIS INTEC Group companies. The Bank expects that he will use his experience and insights in the IT and systems area to make proposals and, based on his experience as a corporate auditor, perform a management oversight function as a Director who is a Member of the Audit Committee of the newly-incorporated Joint Holding Company.

The Bank has judged that he would appropriately perform the role of Director who is a Member of the Audit Committee of the newly-incorporated Joint Holding Company for the reasons provided above. Accordingly, the Bank has nominated him as a candidate to serve as Outside Director.

(Note)	1.	The number of the Banks’ shares owned is stated based on the ownership status as of March 31, 2022, and the number of the Joint Holding Company’s shares to be allocated is stated based on this ownership status, taking into account the Share Transfer Ratio. Therefore, the number of shares of the Joint Holding Company actually allocated may change depending on the number of shares owned up until just before the establishment date of the Joint Holding Company.
2.	There is no special interest between the candidates and the Banks, and no special interest is expected to arise between the candidates and the Joint Holding Company.
3.	Yasutoshi Emoto, Yuki Shibata, Chieko Murata, Yoshiko Kurimoto, and Takumi Azuma are scheduled to be Outside Directors as set forth in Article 2(xv) of the Companies Act.
4.	The newly-incorporated Joint Holding Company plans to enter into agreements with Masahiro Kato, Yasutoshi Emoto, Yuki Shibata, Chieko Murata, Yoshiko Kurimoto, and Takumi Azuma limiting the damage compensation liability set forth in Article 423(1) of the Companies Act pursuant to Article 427(1) of the Companies Act, in order that they may fully perform their expected role as Members of the Audit Committee. The limited amount of liability for compensation pursuant to such agreements is the minimum amount of liability stipulated by laws and regulations.
5.	The newly-incorporated Joint Holding Company plans to provide notice to the Tokyo Stock Exchange, Inc. and Nagoya Stock Exchange, Inc. of Yasutoshi Emoto, Yuki Shibata, Chieko Murata, Yoshiko Kurimoto, and Takumi Azuma as independent officers pursuant to the provisions of the Tokyo Stock Exchange, Inc. and Nagoya Stock Exchange, Inc..
6.	The Joint Holding Company plans to enter into a directors and officers liability insurance contract provided for in Article 430-3(1) of the Companies Act with an insurance company, and in the event that the candidate for Director is appointed as a Director, he or she will be included as an insured under this insurance contract. The outline of this insurance contract is as follows.
•	In the event of claims for compensation of damage resulting from actions taken by the insured in relation to operations as an officer of the Joint Holding Company (including inaction), the insured will be indemnified for damages and litigation costs, etc. However, the damage, etc. incurred by an officer who has committed bribery, other criminal actions, or intentionally committed an illegal action is excluded from indemnification so as not to undermine the execution and appropriateness of duties by officers, etc.
•	The Joint Holding Company shall bear the full cost for insurance premiums.
7.	Yasutoshi Emoto is currently an Outside Director of Aichi Bank (Audit Committee), but if this Proposal is approved as drafted, he is scheduled to resign from his position as Director of Aichi Bank as of the day before the effective date of the Share Transfer (October 2, 2022), and is scheduled to be appointed as an Outside Director (Member of the Audit Committee) of the Joint Holding Company as of the effective date of the Share Transfer (October 3, 2022). Chieko Murata will be nominated as a candidate for Outside Director (Member of the Audit Committee) of Aichi Bank in the Annual General Meeting of Shareholders of Aichi Bank scheduled to be held on June 24, 2022, but if she is nominated as an Outside Director (Audit Committee) of Aichi Bank and this Proposal is approved as drafted in that Annual General Meeting of Shareholders, she is scheduled to resign from her position as a Director of Aichi Bank as of the day before the effective date of the Share Transfer (October 2, 2022), and is scheduled to be appointed as an Outside Director (Member of the Audit Committee) of the Joint Holding Company by this Proposal as of the effective date of the Share Transfer (October 3, 2022).

8． Yuki Shibata is currently an Outside Director of Chukyo Bank, but if he is appointed as an Outside Director of Chukyo Bank at the Annual General Meeting of Shareholders of Chukyo Bank scheduled to be held on June 24, 2022 and this Proposal is approved as drafted, he is scheduled to resign from his position as Director of Chukyo Bank as of the day before the effective date of the Share Transfer (October 2, 2022), and is scheduled to be appointed as an Outside Director (Audit Committee) of the Joint Holding Company as of the effective date of the Share Transfer (October 3, 2022). Yoshiko Kurimoto is currently an Outside Audit & Supervisory Board Member of Chukyo Bank, but if this Proposal is approved as drafted, she is scheduled to resign from her position as Audit & Supervisory Board Member of Chukyo Bank as of the day before the effective date of the Share Transfer (October 2, 2022), and is scheduled to be appointed as an Outside Director (Member of the Audit Committee) of the Joint Holding Company as of the effective date of the Share Transfer (October 3, 2022).

9.	Matters set out in Article 77 of the Regulations for Enforcement of the Companies Act regarding the person who will be the accounting auditor of the Joint Holding Company.

The person who will be the accounting auditor of the Joint Holding Company is as follows.

As of March 31, 2022

Name	KPMG AZSA LLC
Location of principal office	1-2 Tsukudocho, Shinjuku-ku, Tokyo
History	July 1985	Established as Asahi Shinwa Accounting Corporation
	October 1993	Merged with Inoue Saito Eiwa Audit Corporation, and became Asahi & Co.
	January 2004	Merged with Azsa & Co, and became KPMG AZSA LLC
	July 2010	Converted to a limited liability audit corporation (yugen sekinin kansa hojin), and its name in Japanese became “Yugen Sekinin Azusa Kansa Hojin”
Number of companies audited	3,660 companies
Stated capital	3,000 million yen
Personnel composition

	Certified public accountants	2,970	(of whom 30 are representative partners and 500 are partners)
	Newly certified and junior CPAs	1,172
	Audit support staff	1,190
		(of whom 35 are specified partners and 2 are representative partners)
	Other staff	724
	Total	6,056

(Note)	The Audit Committee of the Bank and the Audit & Supervisory Board of Chukyo Bank judged that KPMG Azsa LLC was suitable based on a comprehensive consideration of its proven accounting audit track record and independence over many years, its other qualifications as a professional expert, and its system that ensures that accounting audits of the Joint Holding Company are carried out appropriately.

Proposal No. 3 Election of Seven Directors (Excluding Directors Who Are Audit and Supervisory Committee Members)

The terms of all seven directors (excluding directors who are Audit and Supervisory Committee members; the same applies hereinafter in this proposal) will expire at the conclusion of this Annual General Meeting of Shareholders. We therefore request the election of seven directors.

The selection of candidates for director was finalized in consultation with the Human Resources Committee, a majority of which is comprised of outside directors.

The Auditing and Supervisory Committee has furnished an opinion that this proposal is in accordance with the Bank's management principles and credo, that candidates have been selected who will contribute to sustainable growth and enhancement of enterprise value over the medium and long term, and that the candidates for director in this proposal are appropriate and qualified.

Director candidates are as follows.

Candidate No.	Name		Current position at the Bank	Attendance at Board of Directors meetings
1	Reelection	Yukinori Ito	President	21 of 21 meetings

2	Reelection	Nobuhiko Kuratomi	Senior Managing Director	21 of 21 meetings

3	Reelection	Hiroyasu Matsuno	Managing Director	21 of 21 meetings

4	Reelection	Hiroaki Yoshikawa	Director	20 of 21 meetings

5	Reelection	Kenichi Taguchi	Director	16 of 16 meetings

6	Reelection	Norimasa Suzuki	Director	16 of 16 meetings

7	New appointment	Kenji Ito	Executive Officer and General Manager	－

1.	Yukinori Ito	Reelection	Date of birth January 1, 1958	Number of shares owned 1,700 shares

Past experience, position at the Bank, responsibilities, and significant concurrent positions
April 1980	Joined The Aichi Bank, Ltd
June 2010	General Manager of Operations Administration Department
June 2013	Appointed Director, General Manager of Operation Audit Department
June 2015	Director, General Manager of Securities & Foreign Business Department
June 2017	Appointed Managing Director
June 2019	Appointed President
October 2020	President, responsible for the Internal Audit Department	To present
Reasons for nomination as director candidate:

After having served as manager at major branches and General Manager of the Operations Administration Department, Mr. Ito has served as Director, General Manager of the Operational Audit Department and General Manager of the Securities & Foreign Business Department. Since his appointment as Managing Director, he has been responsible for the Compliance Risk Management Department, Operations Administration Department, General Planning and Administration Department, Securities & Foreign Business Department, and Tokyo Office. He was appointed President in 2019.

The Bank has judged him to be suitable as a Director of the Bank due to his extensive knowledge and experience of bank operations in a broad range of areas and his ability to execute business in an appropriate, fair, and efficient manner. The Bank has therefore nominated him as a candidate to serve as Director.

2.	Nobuhiko Kuratomi	Reelection	Date of birth February 15, 1959	Number of shares owned 900 shares

Past experience, position at the Bank, responsibilities, and significant concurrent positions
April 1981	Joined The Aichi Bank, Ltd.
June 2014	General Manager of Compliance Management Department
June 2016	Appointed Director, General Manager of Compliance Risk Management Department
June 2017	Director, General Manager of Internal Audit Department
June 2019	Appointed Managing Director
June 2021	Appointed Senior Managing Director, responsible for the General Planning and Administration Department	To present
Reasons for nomination as director candidate:

After having served at Aichi Bank branches, the Credit Supervision Department, and as General Manager of the Compliance Risk Management Department, Mr. Kuratomi has served as Director and General Manager of the Compliance & Risk Management Department, and Director and General Manager of the Internal Audit Department. Since his appointment as Managing Director, he has been responsible for the General Planning and Administration Department, the Securities & Foreign Business Department, and the Tokyo Office. He was appointed Senior Managing Director in 2021, and is currently in charge of the General Planning and Administration Department.

The Bank has judged him to be suitable as a Director of the Bank due to his extensive knowledge and experience of bank operations in a broad range of areas and his ability to execute business in an appropriate, fair, and efficient manner. The Bank has therefore nominated him as a candidate to serve as Director.

3.	Hiroyasu Matsuno	Reelection	Date of birth July 24, 1958	Number of shares owned 1,900 shares

Past experience, position at the Bank, responsibilities, and significant concurrent positions
April 1982	Joined The Aichi Bank, Ltd.
June 2013	General Manager of Personal Banking Department
June 2015	Appointed Director, General Manager of Head Office Sales Department
June 2017	Director, General Manager of Credit Supervision Department
June 2019	Appointed Managing Director
June 2021	Appointed Managing Director, responsible for the Credit Supervision Department, Securities & Foreign Business Department, and Tokyo Office	To present
Reasons for nomination as director candidate:

After having served as manager at major branches and General Manager of the Personal Banking Department, Mr. Matsuno has served as Director and General Manager of the Head Office, and Director and General Manager of the Credit Supervision Department. He was appointed Managing Director in 2019, and is currently responsible for the Credit Supervision Department, Securities & Foreign Business Department, and Tokyo Office .

The Bank has judged him to be suitable as a Director of the Bank due to his extensive knowledge and experience of bank operations, primarily in sales, and his ability to execute business in an appropriate, fair, and efficient manner. The Bank has therefore nominated him as a candidate to serve as Director.

4.	Hiroaki Yoshikawa	Reelection	Date of birth October 5, 1961	Number of shares owned 1,300 shares

Past experience, position at the Bank, responsibilities, and significant concurrent positions
April 1985	Joined The Aichi Bank, Ltd.
January 2010	Manager of the Fujigaoka Branch
June 2012	Manager of the Osaka Branch
June 2013	Deputy General Manager of General Planning and Administration Department
June 2015	General Manager of Corporate Administration Department
June 2017	Executive Officer, General Manager of General Planning and Administration Department
June 2019	Executive Officer, General Manager of Operations Administration Department
June 2020	Appointed Director, responsible for the General Affairs Department and the Operations Administration Department	To present
Reasons for nomination as director candidate:

After having experience as manager at major branches, Mr. Yoshikawa has served as Deputy General Manager of the General Planning and Administration Department, General Manager of the Corporate Administration Department, Executive Officer and General Manager of the General Planning and Administration Department, and Executive Officer and General Manager of the Operations Administration Department. Since his appointment as Director, he has been responsible for the General Affairs Department and the Operations Administration Department.

The Bank has judged him to be suitable as a Director of the Bank due to his extensive knowledge and experience of bank operations, primarily in management and planning, and his ability to execute business in an appropriate, fair, and efficient manner. The Bank has therefore nominated him as a candidate to serve as Director.

5.	Kenichi Taguchi	Reelection	Date of birth May 25, 1962	Number of shares owned 1,300 shares

Past experience, position at the Bank, responsibilities, and significant concurrent positions
April 1985	Joined The Aichi Bank, Ltd.
June 2014	Manager of Showabashi Branch
June 2015	General Manager of the Personal Banking Department
June 2017	Executive Officer, General Manager of Personal Banking Department
June 2018	Executive Officer, General Manager of Sales Management Department
June 2019	Executive Officer, General Manager of Head Office Sales Department
June 2021	Appointed Director, responsible for the Sales Management Department, Corporate Sales Department, and Individual Sales Department	To present
Reasons for nomination as director candidate:

After having experience as manager at major branches, Mr. Taguchi served as General Manager of the Personal Banking Department, Executive Officer and General Manager of the Personal Banking Department, Executive Officer and General Manager of the Sales Management Department, and Executive Officer and General Manager of Head Office Sales Department. Since his appointment as Director, he has been responsible for the Sales Management Department, Corporate Sales Department, and Individual Sales Department.

The Bank has judged him to be suitable as a Director of the Bank due to his extensive knowledge and experience of bank operations in a broad range of areas, including front office operations, and his ability to execute business in an appropriate, fair, and efficient manner. The Bank has therefore nominated him as a candidate to serve as Director.

6.	Norimasa Suzuki	Reelection	Date of birth December 30, 1963	Number of shares owned 1,000 shares

Past experience, position at the Bank, responsibilities, and significant concurrent positions
April 1986	Joined The Aichi Bank, Ltd.
June 2013	Manager of the Ozone Branch
June 2015	Manager of the Tokotori Branch
June 2017	General Manager of Corporate Administration Department
June 2018	Executive Officer, General Manager of Corporate Administration Department
June 2020	Executive Officer, General Manager of Compliance Risk Management Department
June 2021	Appointed Director, responsible for the Compliance Risk Management Department, Personnel Department	To present
Reasons for nomination as director candidate:

After having experience as manager at major branches, Mr. Suzuki has served as General Manager of the Corporate Administration Department, Executive Officer and General Manager of the Corporate Administration Department, and Executive Officer and General Manager of the Compliance Risk Management Department,. Since his appointment as Director, he has been responsible for the Compliance Risk Management Department and the Personnel Department.

The Bank has judged him to be suitable as a Director of the Bank due to his extensive knowledge and experience of bank operations in a broad range of areas, including front office operations, and his ability to execute business in an appropriate, fair, and efficient manner. The Bank has therefore nominated him as a candidate to serve as Director.

7.	Kenji Ito	Reelection	Date of birth October 16, 1964	Number of shares owned 1,400 shares

Past experience, position at the Bank, responsibilities, and significant concurrent positions
April 1987	Joined The Aichi Bank, Ltd.
June 2015	Deputy General Manager of Corporate Administration Department
June 2016	Deputy General Manager of Securities & Foreign Business Department
June 2017	General Manager of Securities & Foreign Business Department
June 2018	Executive Officer, General Manager of Securities & Foreign Business Department
June 2019	Executive Officer, General Manager of General Planning and Administration Department	To present
Reasons for nomination as director candidate:

After having experience at sales branches and the Corporate Administration Department, Mr. Ito has served as General Manager of the Securities & Foreign Business Department, and Executive Officer and General Manager of the Securities & Foreign Business Department. He is currently Executive Officer and General Manager of the General Planning and Administration Department.

The Bank has judged him to be suitable as a Director of the Bank due to his extensive knowledge and experience of bank operations, primarily in sales and planning, and his ability to execute business in an appropriate, fair, and efficient manner. The Bank has therefore nominated him as a candidate to serve as Director.

(Notes)	1.	There is no relationship between a candidate and the Bank wherein either is a specially interested party.
2.	The Bank executes Directors and Officers Liability Insurance Contracts with insurance companies as set forth in Article 430-3, Paragraph 1 of the Companies Act. A summary of the insurance policies is stated on p. 86 of the business report. In the event that the candidate is elected to and assumes the post of Director, he/she will be included as an insured party in this insurance contract. This insurance contract is planned to be renewed with the same content at the time of its next renewal.

Agenda item 4 Election of Six Directors Who Are Audit and Supervisory Committee Members

The terms of all five directors who are Audit and Supervisory Committee members will expire at the conclusion of this Annual General Meeting of Shareholders. We therefore request the election of six directors who are Audit and Supervisory Committee members. The Audit and Supervisory Committee has approved this proposal.

Candidates for Director who are Audit and Supervisory Committee members are shown in the following table.

Candidate No.	Name		Current positions at the Bank	Attendance at Board of Directors meetings	Attendance at Audit and Supervisory Committee meetings
1	Reappointment	Masahiro Kato	Director and Audit and Supervisory Committee member	21 of 21 meetings	17 of 17 meetings
2	Reappointment	Yasutoshi Emoto	Director and Audit and Supervisory Committee member (Independent officer)	20 of 21 meetings	17 of 17 meetings
3	Reappointment	Yasuo Hasegawa	Director and Audit and Supervisory Committee member (Independent officer)	21 of 21 meetings	17 of 17 meetings
4	New appointment Outside	Yoshihiko Nakao	－	－	－
5	New appointment Outside	Tsunehiro Matsuno	－	－	－
6	New appointment Outside	Chieko Murata	－	－	－

1.	Masahiro Kato	Reelection	Date of birth December 18, 1961	Number of shares owned 1,300 shares

Past experience, position at the Bank, responsibilities, and significant concurrent positions
April 1985	Joined The Aichi Bank, Ltd.
October 2007	Manager of the Akaike Branch
January 2010	Manager of the Tochi Branch
October, 2012	Manager of the Kanayama Branch
June 2014	Deputy General Manager of Corporate Administration Department
June 2020	Appointed Director, Member of the Audit and Supervisory Committee	To present
Reasons for nomination as director candidate:

After having served as manager at three major branches, Mr. Kato has served as Deputy General Manager of Corporate Administration Department. He was appointed a Director who is a Member of the Audit and Supervisory Committee in 2020.

The Bank has judged he would appropriately perform the role of Director who is a Member of the Audit and Supervisory Committee due to his extensive knowledge and experience of bank operations in a broad range of areas, including front office operations. Accordingly, the Bank has nominated him as a candidate to serve as Director.

2.	Yasutoshi Emoto	Reelection	Outside	Date of birth January 28, 1955	Number of shares owned 300 shares

Past experience, position at the Bank, responsibilities, and significant concurrent positions
April 1990	Joined The Aichi Bank, Ltd.
March 1992	Left the Legal Training and Research Institute of the Supreme Court
April 1992	Registered as an attorney-at-law
April 1992	Joined Fuji Law Office
March 1997	Left Fuji Law Office
April 1997	Established Emoto Law Office
October 2007	Appointed Domestic Relations Conciliator (part-time judge) of Nagoya Family Court
September 2009	Left position as Domestic Relations Conciliator (part-time judge) of Nagoya Family Court
April 2016	Appointed Director of the Aichi Bar Association
March 2017	Left position as Director of Aichi Bar Association
June 2018	Appointed Director, Member of the Audit and Supervisory Committee	To present
(Significant concurrent positions) Head of Emoto Law Office
☐
Reasons for nomination as director candidate:

Mr. Emoto has specialist legal affairs knowledge and extensive experience as an attorney-at-law and provides advice and oversight on the Bank’s management as an Outside Director and Member of the Audit and Supervisory Committee.

Although Mr. Emoto’s only corporate management experience to date is as outside officer in the past, the Bank has judged he would appropriately perform the role of a Director who is a Member of the Audit and Supervisory Committee for the reasons provided above. Accordingly, the Bank has nominated him as a candidate to serve as Outside Director.

3.	Yasuo Hasegawa	Reelection	Outside	Date of birth January 20, 1952	Number of shares owned - shares

Past experience, position at the Bank, responsibilities, and significant concurrent positions
April 1975	Administrative staff, Nagoya City Government
April 2004	General manager, Finance Department, Finance Bureau, Nagoya City Government
April 2006	Director, General Affairs Bureau, Nagoya City Government; Secretary General, Japan Association of Designated Semiautonomous City Mayors
April 2008	Director, Transportation Bureau, Nagoya City Government (Manager, Nagoya Municipal Transport)
March 2012	Resigned from Nagoya City Government
June 2012	Senior Managing Director, Maruhachi Credit Cooperative
June 2013	Director, Maruhachi Credit Cooperative
June 2017	Resigned from Maruhachi Credit Cooperative
June 2020	Appointed Director, Member of the Audit and Supervisory Committee	To present
☐
Reasons for nomination as director candidate:

Mr. Hasegawa has long experience in the Nagoya City Government and is a former Director of Maruhachi Credit Cooperative. These experiences have given him insight and expertise into the management and corporate governance required of local financial institutions and will enable him to supervise the management of the Bank as an outside director who is a Member of the Auditing and Supervisory Committee member.

The Bank has judged that Mr. Hasegawa would appropriately perform the role of Director who is a Member of the Audit and Supervisory Committee for the reasons provided above. Accordingly, the Bank has nominated him as a candidate to serve as Outside Director.

4.	Yoshihiko Nakao	New appointment	Outside	Date of birth April 2, 1957	Number of shares owned -shares

Past experience, position at the Bank, responsibilities, and significant concurrent positions
April 1980	Joined Meitetsu World Travel, Inc.
March 2006	General Manager Finance Department, Meitetsu World Travel, Inc.
March 2012	Executive officer and General Manager, Finance Department, Meitetsu World Travel, Inc.
March 2014	Director, General Manager of Finance Department with responsibility for the General Affairs Department, Meitetsu World Travel, Inc.
June 2017	Director, General Manager of General Affairs Department with responsibility for the Auditing Office and responsibility for the Finance Department, Meitetsu World Travel, Inc.
June 2019	Director, Manager of Auditing Office with responsibility for the Finance Department, Meitetsu World Travel, Inc.
June 2021	Resigned as Director, Meitetsu World Travel, Inc.	To present
☐
Reasons for nomination as director candidate:

During his tenure at Meitetsu World Travel, Inc., a member of group led by listed company Nagoya Railroad Co., Ltd., Mr. Nakao served in key positions including involvement in operations concerning finance and accounting. The Bank expects these experiences and insights to be leveraged in the supervision of the Bank's management.

Accordingly, the Bank has judged him to be able to appropriately perform the duties of a director who is a Member of the Auditing and Supervisory Committee, and has nominated him as a candidate for Outside Director.

5.	Tsunehiro Matsuno	New Appointment	Outside	Date of birth February 15, 1958	Number of shares owned - shares

Past experience, position at the Bank, responsibilities, and significant concurrent positions
April 1980	Joined Toyota Motor Co., Ltd. (now Toyota Motor Corp.)
January 2009	General Manager, Finance Department, Toyota Motor Corp.
Janurary 2012	Councilor, Aisin AW Co., Ltd. (now Aisin Corp.) (seconded from Toyota Motor Corp.)
June 2012	Managing Director, Aisin AW Co., Ltd. (reassigned from Toyota Motor Corp.)
June 2013	Director and Senior Executive Officer, Aisin AW Co., Ltd.
June 2014	Vice President and Representative Director, Aisin AW Co., Ltd.
April 2020	Director, Aisin AW Co., Ltd.
June 2020	Resigned as Director, Aisin AW Co., Ltd.	To present
☐
Reasons for nomination as director candidate:

Through his many years with Toyota Motor Corp. and Aisin AW Co., Ltd. (now Aisin Corp.), Mr. Matsuno served in key positions including involvement in operations concerning finance and accounting.

With a wealth of experience in the management and corporate governance of listed companies, he is expected to supervise the Bank's management as an Outside Director who is a Member of the Auditing and Supervisory Committee.

Accordingly, the Bank has judged him to be able to appropriately perform the duties of a director who is a Member of the Auditing and Supervisory Committee, and has nominated him as a candidate for Outside Director.

6.	Chieko Murata	Reelection	Date of birth September 16, 1959	Number of shares owned - shares

Past experience, position at the Bank, responsibilities, and significant concurrent positions
April 1982	Joined Nagoya Regional Taxation Bureau
July 2015	Manager of Ogaki Tax Office
July 2016	Manager of Investigation Development Department, Investigations Division, Nagoya Regional Taxation Bureau
July 2017	Manager, Accounting Unit, General Affairs Department, Nagoya National Tax Office
July 2018	Deputy Director, General Affairs Department, Nagoya National Tax Office
July 2019	Manager of Nagoya Middle Regional Taxation Bureau
July 2020	Resigned as Manager of Nagoya Middle Regional Taxation Bureau
August 2020	Registered as certified tax accountant, established Chieko Murata Tax Accountant Office	To present
(Significant concurrent positions) Head of Chieko Murata Tax Accountant Office
Reasons for nomination as director candidate:

Having held important positions at the National Tax Office and having served as tax office manager and the like of since joining Nagoya Regional Tax Office, Ms. Murata has an extensive knowledge of tax and accounting. In her current role as a certified tax accountant, she is expected to provide advice on bank taxation and accounting and processing methods, as well as contribute to the accuracy and transparency of finance.

Although Ms. Murata’s only corporate management experience to date is as an outside officer in the past, the Bank has judged she would appropriately perform the role of Director who is a Member of the Audit and Supervisory Committee for the reasons provided above. Accordingly, the Bank has nominated her as a candidate to serve as Outside Director.

(Notes)	1.	There is no relationship between a candidate and the Bank wherein either is a specially interested party.
2.	Mr. Yasutoshi Emoto, Mr. Yasuo Hasegawa, Mr. Yoshihiko Nakao, Mr. Tsunehiro Matsuno, and Ms. Chieko Murata are candidates for Outside Director.
3.	Mr. Yasutoshi Emoto and Mr. Yasuo Hasegawa currently serve as outside directors who are members of the Bank's Auditing and Supervisory Committee. At the end of this General Meeting, Mr. Yasutoshi Emoto will have been in that position for four years, Mr. Yasuo Hasegawa for two years.
4.	To enable them to adequately perform the roles expected of them as Auditing and Supervisory Committee members, pursuant to Article 427, Paragraph 1 of the Companies Act, the Bank has executed contracts with Mr. Masahiro Kato, Mr. Yasutoshi Emoto, and Mr. Yasuo Hasegawa limiting their liability for compensation as set forth in Article 423, Paragraph 1 of that Act. The maximum liability for compensation under these contracts is the higher of 10 million yen or the minimum liability amount set forth in Article 425, Paragraph 1 of the Companies Act. The Bank plans to maintain these contracts if the reelection of these candidates is approved. The Bank plans to execute liability limitation contracts with the same content if Mr. Yoshihiko Nakao, Mr. Tsunehiro Matsuno, and Ms. Chieko Murata are elected.
5.	The Bank executes Directors and Officers Liability Insurance Contracts with insurance companies as set forth in Article 430-3, Paragraph 1 of the Companies Act. A summary of the insurance policies is stated on p. 86 of the business report. In the event that the candidate is elected to and assumes the post of Director, he/she will be included as an insured party in this insurance contract. This insurance contract is planned to be renewed with the same content at the time of its next renewal .
6.	The Bank has notified the Tokyo Stock Exchange and the Nagoya Stock Exchange that Mr. Yasutoshi Emoto and Mr. Yasuo Hasegawa are independent officers as defined by the exchanges. If this proposal is approved, the Bank intends to notify both exchanges that these individuals continue to serve as independent officers. If this proposal is approved, the Bank intends to file notifications of new independent officers for Mr. Yoshihiko Nakao, Mr. Tsunehiro Matsuno, and Ms. Chieko Murata.
7.	If Mr. Yasutoshi Emoto and Ms. Chieko Murata are elected as Directors who are Members of the Auditing and Supervisory Committee as proposed herein, and if Proposal 2 is also approved without modification, on the day immediately prior to the effective date of the share transfer pertaining to Proposal 2 (October 2, 2022), both individuals are expected to resign their positions as Directors who are members of the Bank's Auditing and Supervisory Committee and assume the office of Directors who our Members of the Auditing and Supervisory Committee of the joint holding company on the effective date of the share transfer (October 3, 2022).

(Reference 1)

Expertise and Experience, etc. (Skill Matrix) of the Candidates for Director of the Bank (including Auditing and Supervisory Committee members)

List of candidates for Director other than Directors who are Members of the Auditing and Supervisory Committee

Candidate No.	Name	Current Position at the Bank	Attributes	Candidate's areas of expertise
				Corporate management	Financial services	Finance/accounting	Legal affairs/risk management	IT/computer systems	Human resources and labor	Regional promotion
1	Yukinori Ito	President	Representative Director	○	○	○	○	○
2	Nobuhiko Kuratomi	Senior Managing Director	Representative Director	○	○	○	○	○
3	Hiroyasu Matsuno	Managing Director		○	○					○
4	Hiroaki Yoshikawa	Director		○	○	○		○	○
5	Kenichi Taguchi	Director		○	○					○
6	Norimasa Suzuki	Director		○	○		○		○
7	Kenji Ito	Executive Officer and General Manager		○	○	○		○

List of candidates for Director and Member of the Auditing and Supervisory Committee

Candidate No.	Name	Positions and Responsibilities at the Bank	Attributes	Candidate's areas of expertise
				Corporate management	Financial services	Finance/accounting	Legal affairs/risk management	IT/computer systems	Human resources and labor	Regional promotion
1	Masahiro Kato	Director	Full-time, in-house	○	○				○
2	Yasutoshi Emoto	Director	Outside				○
3	Yasuo Hasegawa	Director	Outside	○	○					○
4	Yoshihiko Nakao	New appointment	Outside	○		○
5	Tsunehiro Matsuno	New appointment	Outside	○		○
6	Chieko Murata	New appointment	Outside			○

New appointment: Candidates for new election as Director	Outside: Candidates for Outside Director

(Reference 2) Policies and Standards, etc. for the Election of Director Candidates and the Dismissal of Directors

Policies for the election of director candidates and the dismissal of directors:

The Board of Directors is constituted so as to provide for a good overall balance of the knowledge, experience and skills required to effectively perform its roles and duties in light of the Bank's corporate principles, specific business strategies, and external business environments, etc., and in a form that combines both diversity and appropriate scale.

Procedures for the election of director candidates and dismissal of directors:

The Board of Directors decides on proposals for the selection and dismissal of members of the Board of Directors in consultation with the Human Resources Committee that is comprised of a majority of outside directors.

Standards for the election of director candidates and the dismissal of directors:

(Standards for the election of internal director candidates)

1.	As a director, the candidate is expected to contribute to the sustainable growth of the Bank and the enhancement of its enterprise value over the medium and long term
2.	The candidate must perform duties faithfully and in accordance with the Bank's management philosophy, credo, and [Code of Corporate Ethics and Conduct], and must be possessed of the character and discernment appropriate for a director
3.	The candidate must have a wealth of experience and excellent track record in banking, and have the knowledge and skills required for management

(Standards for the selection of outside director candidates)
1.	As a director, the candidate is expected to contribute to the sustainable growth of the Bank and the enhancement of its enterprise value over the medium and long term
2.	The candidate must understand and respect the Bank's management principles, credo, and [Code of Corporate Ethics and Conduct], and must be possessed of the character and discernment appropriate for a director
3.	The candidate must have expert knowledge and a wealth of experience in areas such as management, law, finance and accounting, government administration, and education, and be able to advise and supervise management
4.	The candidate satisfies the requirements for independence formulated by the Bank

(Standards for the dismissal of internal and outside directors)

Discussions regarding dismissal will be held at the Human Resources Committee in the event that as a director, the director falls under of any of the following.

1.	Actions in violation of laws and regulations or the Articles of Incorporation
2.	Significant harm is caused to enterprise value as a result of negligence in duties
3.	Unable to perform duties for health reasons, etc.
4.	No longer satisfies a standard for selection

(Reference 3) Standards for Determining the Independence of Outside Directors The Bank has formulated the following standards to determine the independence of outside directors.

(1)	Not being a party whose major client is the Bank or an executive thereof
(2)	Not being a major client of the Bank or an executive thereof
(3)

Not being a consultant, accounting professional or legal professional who receives substantial monetary consideration and/or other economic benefits from the Bank besides officer remuneration

(if the entity receiving the stated economic benefits is a corporation, partnership, or other organization, then any individual belonging to said organization)

(4)	Not being one of the Bank’s major shareholders or an executive thereof
(5)	Not being a party who has recently fallen under any of (1) to (4) above
(6)	Not being a close relative of any of the following persons (excluding those who are not a key person)
1)	Person described in (1) to (5) above
2)	Executive of a subsidiary of the Bank
3)	Director who is not an executive of a subsidiary of the Bank
4)	Person who was recently 2) or 3), or an executive of the Bank

*"Recently"
☐	Refers to a period of time that can be considered essentially the same as the present, for example, when the content of the proposal to the General Meeting of Shareholders for the selection of outside directors was finalized
*"Key person"
☐	For executives, refers to someone at the level of officer or general manager. For accounting experts and legal experts, refers to persons with professional qualifications, for example, certified public accountants and attorneys at law
*"Close relative"
☐	Within two degrees of consanguinity

End of document

Attached documents

Business Report for the 113th Term

(From April 1, 2021 to March 31, 2022)

1.	Current situation of the Bank
(1)	Business progress and results, etc.

(Description of principal businesses)

Aichi Bank operates deposit services, lending services, domestic exchange services, foreign exchange services and other services across 104 (96 locations) of its 106 branches excluding Internet branches and Lawson ATM branches, and also provides financial products and consulting services for business issues in line with the various needs of its customers. Through these services, it strives to offer convenient and advanced financial services to fulfill its role as a regional financial institution of contributing to the development of the regional economy.

(Financial and economic environment)

Looking back at the Japanese economy this fiscal year, the prolonged harsh conditions caused by COVID-19 continued to dampen economic activity in the face-to-face service sector, but although the impact of supply constraints persist, the economy continued to pick up as exports and manufacturing continued their upward trend, feeding into improved corporate earnings.

In the local region centering on Aichi Prefecture, production in the key automobile-related sector has yet to recover as the long-drawn semiconductor shortage and the spread of COVID-19 disrupted the components supply chain, bringing exports and production to a standstill. The national recovery in personal consumption was not reflected in the local region, with the local restaurant and hotel sectors facing strong downward pressure.

Although economic uncertainty remains high as COVID-19 reemerged and energy and other prices surged due to the Ukraine conflict and other factors, we expect the outlook to recover on the back of factors such as the impact of various economic policies and improving overseas economies as socio-economic activity returns to normal levels.

With respect to finance, the Bank of Japan seeks to provide financial support to corporations and ensure the stability of financial markets through programs such as its Special Program to Support Financing in Response to the Novel Coronovirus (COVID-19) based on “Quantitative and Qualitative Monetary Easing (QQE) with Yield Curve Control,” and has said it will not hesitate to implement additional monetary easing measures as necessary.

The Nikkei stock average slumped to as low as the lower 20,000 yen level due to emergency declarations and higher U.S. long-term interests, before recovering to the 30,000 yen level in September last year as progress on vaccinations and a new prime minister raised hopes of economic stimulus. However, the Nikkei stock average closed the fiscal year at 27,821 yen, down 1,357 yen year on year amid concerns that the swift spread of the Omicron variant and spiking crude oil and wheat prices caused by the Ukraine conflict would lead to a downward turn in the Japanese economy.

(Business progress and results)

The Bank implemented various measures to achieve its vision of a “bank that contributes to the local economy as our customers’ partner,” based on its basic policy set out in the Eleventh Medium-Term Management Plan from April 2019 to March 2022 to “reinforce sales capabilities & profitability,” “increase productivity,” “reinforce human resources” and “reinforce governance.”

These measures resulted in the Bank performing as follows.

The term-end deposits balance stood at 3.3938 trillion yen, a 168.3 billion yen increase year on year.

The term-end loans balance stood at 2.7664 trillion yen, a 230.9 billion yen increase year on year.

The term-end securities balance stood at 994.3 billion yen, a 39.6 billion yen increase year on year.

Ordinary income improved 9.618 billion yen year on year to 15.199 billion yen mainly due to increased interest on loans, interest and dividends on securities, and income from service transactions and the like. Current net income improved ¥6.79 billion yen year on year to 10.81 billion yen.

With respect to services, we have proactively provided customer-orientated high-quality financial products and services as we seek to establish a business structure that allows us to manifest sound and appropriate financial intermediary capabilities for the future.

For small and medium enterprise and sole proprietor customers who have particularly suffered or been affected by the spread of COVID-19, we are aiming to provide seamless finance as well as offer support in the form of business consultation and business improvement initiatives using our consulting capabilities.

We established our investment specialist subsidiary Aichi Capital K.K. in January this year. Aichi Bank is responding to the diverse requirements of regional customers and resolving the challenges they face through customer business succession support, operating funds to develop venture companies, and supplying equity.

We implemented our After (With) COVID-19 Survey twice in April-May and October-November last year, and by enhancing our issue resolution support for the various business challenges raised in this survey, we will contribute to the development of the regional economy. We also support donation activities to designated medical institutions of specified infectious diseases through our Aigin SDGs Private Placement Bond Asunaro (COVID-19 measure support) to contribute to resolving regional social problems and environmental problems caused by the pandemic. We also held our online SDGs x Decarbonization Seminar and Digitalization DX Support Web Seminar in January and February this year respectively, with the aim of creating a sustainable society and responding to the diverse requirements of our customers.

Additionally, we participated in the 2020 Fiscal Year Pioneering Personnel Matching Business held by the Cabinet Office from April last year, and helped support sustained growth and productivity improvements of customers by matching executive class, management-level class, and specialist personnel who are capable of handling resolutions of the business issues faced by customers.

As a regional revitalization initiative, we executed a collaboration agreement with 54 local public organizations and commerce organizations, etc. including Aichi Prefecture in order for the government and the private sector together to offer support to resolve the business challenges of customers at various life stages.

Our overseas business development initiatives include the execution of a Service Collaboration and Cooperative Memorandum with the Japan International Cooperation Association (JICA) Chubu Center in April last year, and we held an online Overseas Business Expansion Seminar on overseas markets expansion with the JICA Chubu Center and the Nagoya Trade & Industry Center in September last year. We have also proactively supported the overseas businesses of our customers during the COVID-19 pandemic such as by organizing Thailand and Vietnam Online Japan Business Negotiation Meetings in October last year with the Japan Finance Corporation and the Japanese Chamber of Commerce, Bangkok, at which we provided online business negotiation opportunities amid the pandemic.

For our private customers, we launched our smartphone banking application Aigin App in March this year. The app allows customers to check their account balance, make deposits and transfers and use the eco-friendly and convenient paperless account Smart Bankbook for transactions. Going forward, we will improve customer convenience through the provision of services utilizing digital technology.

With respect to our branch offices, we temporarily relocated our Minato Branch to within the Tokaidori Branch on February 14 this year while it is being rebuilt. We are actively building branch offices closer to our customers that are easy to use and convenient, and seek to provide branch offices that are comfortable and relaxing for customers.

We formulated our Aigin Health Declaration in October 2018, and as a result of improving the health awareness of each of our employees and taking steps to promote physical and mental health and create a comfortable workplace, we were selected as a 2022 Health & Productivity Stock Selection as organized jointly by the Ministry of Education, Trade and Industry and the Tokyo Stock Exchange for the first time in March 2022, and have been recognized for four consecutive years in the 2022 Certified Health & Productivity Management Organizations Recognition Program (Large Enterprise Category (White 500)) created by the Ministry of Education, Trade and Industry.

For our SDGs initiatives, based on our Aigin Group SDGs Declaration in January 2020, our Aigin SDGs Evaluation Service launched in April last year has provided support for the SDGs initiatives of our business partners. Furthermore, in addition to our Aigin Future Support Term Deposit launched in September 2020 which donates a certain balance percentage to Aichi prefecture’s Children’s Bright Future Fund (Kodomo ga Kagayaku Mirai Kikin), we also launched our Aigin Eco Term Deposit in January this year. This term deposit is a product that donates a percentage of the balance deposited by the customer to Aichi prefecture’s Aichi Forest and Greenery Creation Fund (Aichi Mori to Midorizukuri Kikin). We will continue to strive to create a safe and rich life for local residents and a sustainable society by supporting the development of the local economy and resolving local community issues.

(Challenges to be addressed by the Bank)

The Bank faces an increasingly challenging business environment. With no sign yet of COVID-19 infections coming under control, we are seeing fintech developments and other sectors entering the banking sector, and as short-term and long-term interest rates remain low due to the continuation of monetary relaxation policies, inter-bank competition including from financial institutions in other prefectures is intensifying.

The challenge we are faced with is to gain the unwavering trust of the local community as a regional financial institution through “customer-orientated business operations,” conduct proactive support together with our customers to improve corporate value, engage in facilitating small and medium enterprise financing, and contribute to the development of the regional economy. We also need to contribute to the stable asset formation of customers by providing high-level financial products and services that truly meet the needs of our customers.

These beliefs are based on our management philosophy of “value the trust of the local community and contribute to the prosperity of the local community,” and will be achieved by taking the measures set out in our Twelfth Medium-Term Management Plan that started in April 2022.

The Twelfth Medium-Term Management Plan sets out our basic policy of “problem solving and channel strengthening (sales strategy),” “business streamlining and optimization (core strategy),” and “company culture reform and human resources development (human resources strategy),” with the aim of “providing trusted and best financial services to the region, and being a leading wealth creation bank that grows with the region.”

We are moving ahead with digital transformation (DX) and fintech measures centering on the expansion of services using the Internet and smartphones, and as well as meeting the requirements of our customers, are taking steps to provide a new customer experience (CX).

By digitalizing procedures and services, we will create new value through productivity improvements and data use.

We will create and bolster our risk management system in response to money laundering and terrorism financing countermeasures.

Damage from climate change in the form of abnormal weather and natural disasters has intensified in recent years, and its impact on customers and the business foundation of the Bank is gradually increasing. We expressed our acceptance of the Recommendations of the Task Force on Climate-related Financial Disclosures (TCFD) in September last year. From October last year, we started using carbon neutral energy at our head office, and will aggressively take measures to reduce CO2. We will also strengthen our climate change and environmental challenges measures, as well as endeavor to improve disclosure of information relating to climate change risks and opportunities in light of the TCFD recommendations.

Recognizing the above business environment and business challenges, we executed a master agreement on business integration with The Chukyo Bank, Limited on December 10, 2021, and we are moving ahead with preparations for the incorporation of a holding company in October this year.

Going forward, we will pursue sustainable growth and long-term corporate improvement through initiatives that meet the expectations of all our stakeholders under the slogan of “Love, Interaction and Mutual Understanding” and based on our corporate governance code.

We ask our shareholders and business partners for their continued support and guidance.

(2)	Status of assets and profit and loss
(unit: millions of yen)

	FY2018	FY2019	FY2020	FY2021
Deposits	2,787,548	2,812,174	3,225,480	3,393,856
Term deposits	1,081,754	1,027,720	1,102,097	1,163,910
Other	1,705,793	1,784,454	2,123,383	2,229,946
Loans and bills discounted	1,810,840	2,070,410	2,535,515	2,766,466
Individuals	526,746	561,841	653,084	764,000
Small and medium enterprises	1,054,585	1,116,979	1,395,159	1,449,012
Other	229,509	391,590	487,272	553,454
Trading securities	－	1	－	49
Securities	1,069,430	965,702	954,671	994,364
Government bonds	101,455	94,656	92,408	127,797
Other	967,974	871,045	862,262	866,566
Total assets	3,126,383	3,231,273	3,769,668	4,304,237
Domestic-exchange volume	9,262,452	9,385,883	9,384,967	9,986,318
	millions of dollars	millions of dollars	millions of dollars	millions of dollars
Foreign-exchange volume	2,930	2,708	2,254	2,279

Ordinary income	6,672	3,881	5,581	15,199

Current net income	4,512	2,831	4,091	10,801
	yen	yen	yen	yen
Current net profit per share	416 18	262 83	380 57	1,003 85

(Notes)	1. Stated monetary amounts are rounded down to the nearest unit.
2.	Current net profit per share is calculated by dividing net income by the average number of issued shares during the fiscal year (after deducting treasury stock).

(3)	Employees

End of the fiscal year
people
Number of employees	1,519
[year] [month]
Average age	41 11
[year] [month]
Average years of service	19 0
thousand yen
Average monthly wage	410

(Notes)	1. The average age, average years of service and average monthly wages are rounded down to the nearest unit.
2.	The number of employees does not include temporary staff or contract staff.
3.	Average monthly wage is the average monthly wage in March excluding bonus.
(4)	Branches and other locations

a       Number of branches

	End of the fiscal year
	Locations	Of which, sub-branches
Aichi Prefecture	98	(2)
Gifu Prefecture	3	―
Mie Prefecture	2	―
Shizuoka Prefecture	1	―
Tokyo	1	―
Osaka-fu	1	―
Total	106	(2)

(Note)	In addition to the above, as of the end of this fiscal year, the Bank also has 53 off-premises automated teller machines, 12,489 off-premises automated teller machines at convenience stores through an Internet partnership, 13,501 off-premises automated teller machines through a partnership with Lawson Bank, and 24,368 off-premises automated teller machines through a partnership with Seven Bank.

b       Newly opened branches this fiscal year

No applicable matters.

(Notes)	1. The following branches were moved this fiscal year.
Toyotajosui branch	26 Komorocho 1-chome, Toyota-shi (inside the Toyota branch)
Minato branch	14-1 Shichibancho 4-chome, Minato-ku, Nagoya-shi (temporary relocation to within the Tokaidori branch due to store rebuild)

2.	The following automated teller machines were opened, closed or jointly operated this fiscal year.

(Newly opened at one location)

Ozone branch	Soyora Kami-Iida sub-branch

(Closed at two locations)

Ozone branch	Tenjinbashi sub-branch
Nagoya Ekimae branch	JR Gate Tower sub-branch

(Jointly operated at 27 locations)

c       List of bank agents

No applicable matters.

d       Bank agency services, etc. conducted by the Bank

No applicable matters.

(5)	Capital investments

a       Total capital investments

(unit: millions of yen)
Total capital investments	804

(Note)	Stated monetary amounts are rounded down to the nearest million yen.

b       New investments in important facilities, etc.

(unit: millions of yen)

Description	Amount
Head office exterior renovation	55
Office equipment renewal	163

(Note)	Stated monetary amounts are rounded down to the nearest million yen.

(6)	Status of parent company and significant subsidiaries, etc.

a       Parent company

No applicable matters.

b       Subsidiaries, etc.

Name of company	Address	Description of main business	Stated capital	Percentage of voting rights of subsidiary, etc. held by the Bank	Other
Aigin Business Service Co., Ltd.	22-20, Meieki 4-chome, Nakamura-ku, Nagoya-shi	Bank administration business	million yen 30	― 100.00	－
Aigin Lease Co., Ltd.	22-20, Meieki 4-chome, Nakamura-ku, Nagoya-shi	General leasing business	20	46.85	－
Aigin DC Card Co., Ltd.	22-20, Meieki 4-chome, Nakamura-ku, Nagoya-shi	Credit card business	30	42.89	－
Aigin Computer Service Co, Ltd.	22-20, Meieki 4-chome, Nakamura-ku, Nagoya-shi	Computer business processing, etc.	10	5.00	－
Aichi Capital K.K.	14-12, Sakae 3-chome, Naka-ku, Nagoya	Investment business limited liability company (fund) operation and management Investee company general consulting business	90	100.00	－

(Notes)	1. The percentage of voting rights held by the Bank is rounded down to two decimal places.
2.	The above five subsidiaries comprise the consolidated companies of the Bank. Consolidated ordinary income improved 2,831 million yen to 56,112 million yen, and net income attributable to shareholders of parent increased 6,678 million yen to 10,945 million yen.

Overview of important operational alliances

1.	Through an alliance with the 37 regional banks who are members of The Second Association of Regional Banks, we provide cash withdrawal services through mutual use of automated teller machines (abbreviated as "SCS").
2.	Through an alliance with the 37 regional banks who are members of The Second Association of Regional Banks, 5 city banks, 3 trust banks, 62 regional banks, 255 shinkin banks (including Shinkin Central Bank), 141 credit unions (including Shinkumi Federation Bank), 613 agricultural cooperative and fishing cooperative credit unions (including Norinchukin Bank and Shinren), and 14 labor banks (including Rokinren Bank), we provide cash withdrawal services through mutual use of automated teller machines (abbreviated as "MICS").
3.	Through an alliance with the 37 regional banks who are members of The Second Association of Regional Banks, we have a multi-bank report service that uses an ISDN circuit exchange network to transfer data, enabling the transmission and receipt of general transfer and other data with client companies and deposit and withdrawal statements, etc. (abbreviated as "SDS").
4.	The Bank has an alliance with Japan Post Bank providing mutual access to automated teller machines for making cash deposits and withdrawals.
5.	The Bank has an alliance with AEON Bank providing mutual access to automated teller machines for making cash deposits and withdrawals.
6.	The Bank has an alliance with Juroku Bank, Bank of Nagoya and Hyakugo Bank providing mutual access to automated teller machines for making cash deposits.
7.	Of the banks providing mutual access to automated teller machines, the Bank has alliances with MUFG Bank, Juroku Bank, Bank of Nagoya, Chukyo Bank, Hyakugo Bank, San Ju San Bank, and Shizuoka Bank for mutually making cash withdrawals at other banks free of charge.
(7)	Business transfers, etc.

No applicable matters.

(8)	Other important matters concerning the status of the bank

Details of the integration with The Chukyo Bank, Limited are as contained in the Notes to Non-Consolidated Financial Statements and the Notes to Consolidated Financial Statements (significant post-balance sheet events) set out in the Internet Disclosure Matters upon Notice of Calling of the 113th Annual General Meeting of Shareholders.

2.	Company officers (directors)
(1)	Status of company officers
(as of the end of the fiscal year)

Name	Position and responsibilities	Significant concurrent positions	Other
Yukinori Ito	President (Representative Director) Responsible for the Internal Audit Department
Nobuhiko Kuratomi	Senior Managing Director (Representative Director) Responsible for the General Planning Department
Hiroyasu Matsuno	Managing Director Responsible for the Credit Supervision Department, Securities & Foreign Business Department, and Tokyo Office
Shigeru Murabayashi	Director General Manager of Internal Audit Department
Hiroaki Yoshikawa	Director Responsible for General Affairs Department, Operations Administration Department
Kenichi Taguchi	Director Responsible for Sales Management Department, Corporate Sales Department, Individual Sales Department
Norimasa Suzuki	Director Responsible for Compliance & Risk Management Department, Personnel Department
Masahiro Kato	Director (full-time Audit and Supervisory Committee member)
Akira Katsuragawa	Director (Audit and Supervisory Committee member) (outside director)	Head of Akira Katasuragawa Certified Tax Accountant Office
Toshiyasu Hayashi	Director (Audit and Supervisory Committee member) (outside director)
Yasutoshi Emoto	Director (Audit and Supervisory Committee member) (outside director)	Head of Emoto Law Office
Yasuo Hasegawa	Director (Audit and Supervisory Committee member) (outside director)

(Notes)	1. Directors (Audit and Supervisory Committee members) Akira Katsuragawa, Toshiyasu Hayashi, Yasutoshi Emoto, and Yasuo Hasegawa are outside directors set forth in Article 2(xv) of the Companies Act.
2.	Directors (Audit and Supervisory Committee members) Akira Katsuragawa and Toshiyasu Hayashi have extensive knowledge in finance and accounting as shown below.
	Akira Katsuragawa is a certified tax accountant.
	Toshiyasu Hayashi has extensive experience in business operations related to finance and accounting at Matsuzakaya Co, Ltd. and Front Retailing Co., Ltd.
3.	Director (Audit and Supervisory Committee member) Yasutoshi Emoto has extensive legal knowledge as an attorney-at-law.
4.	The Bank has submitted notification to the Tokyo Stock Exchange and the Nagoya Stock Exchange of the positions of the outside directors as independent officers in accordance with the respective provisions of the exchanges.
5.	In order to improve information gathering and the effectiveness of audits and strengthen audit and oversight functions, the Bank has appointed Director (Audit and Supervisory Committee member) Masahiro Kato as a full-time Audit and Supervisory Committee member.
6.	The following officers resigned during this fiscal year.

Name	Position at time of resignation	Resignation date
Masato Kobayashi	Senior Managing Director (Representative Director)	June 25, 2021 (expiration of term)
Tokuho Iida	Director	Same as above

(Reference)

The Bank has adopted an executive officer system. The names, positions and responsibilities of executive officers are as follows.

(as of the end of the fiscal year)

Name	Position and responsibilities
Toru Suzuki	Executive Officer and General Manager of Head Office Sales Department
Kenji Ito	Executive Officer and General Manager of General Planning Department
Takehiro Suzuki	Executive Officer, General Manager of Securities & Foreign Business Department
Keiichi Ishikawa	Executive Officer and General Manager in Charge of General Planning Department
Hiroyuki Takimoto	Executive Officer, General Manager of Compliance & Risk Management Department
Tatsuya Sakamoto	Executive Officer, General Manager of Sales Management Department
Shinya Naka	Executive Officer and concurrently Manager of Nagoya No. 5 Block and Manager of Tokotori Branch
Tetsushi Kawabata	Executive Officer and General Manager of Personnel Department
Koji Ito	Executive Officer and General Manager of Corporate Sales Department

(2)	Compensation, etc. payable to company officers

(1)       Total amount, etc. of compensation, etc. amount for the fiscal year

(unit: millions of yen)

Category	Number of officers paid	Compensation, etc.
			Base compensation	Performance-linked compensation, etc.	Non-monetary compensation, etc.

Directors (excluding Audit and Supervisory Committee members)	9	157	131	―	25
		(32)	(32)

Directors (Audit and Supervisory Committee members)	5	44	44	―	―
		(11)	(11)

Total	14	201	175	―	25
		(43)	(43)
(Notes)	1. Stated monetary amounts are rounded down to the nearest million yen.
2.	The above number of directors paid and compensation, etc. includes two directors (excluding Audit & Supervisory Committee Members) who resigned as of the end of the 112th Annual General Meeting of Shareholders held on June 25, 2021.
3.	The compensation, etc. amount includes officer bonuses of 43 million yen [director (excluding an Audit and Supervisory Committee member) bonus of 32 million yen, director who is an Audit and Supervisory Committee member bonus of 11 million yen] to be paid in June 2022, but excludes employee-portion salary of employee-directors of 14 million (of which 3 million yen is the employee-portion bonus of employee-directors).
4.	Officer bonuses are stated in the parenthesis within the “Compensation, etc.” column.

(2)	Performance-linked compensation, etc.

No applicable matters.

(3)	Details of non-monetary compensation, etc.

The Bank has introduced a stock option system in order to share the merits and the risks of stock fluctuations with shareholders by strengthening the link between officer compensation and the stock price and to heighten interest in improving corporate value and increasing share price over the medium- to long-term. The details of the system are as follows.

Item	Description
Qualifying persons	Directors (excluding directors who are Audit and Supervisory Committee members and outside directors)
Share class	Common stock of the Bank
Allocation timing	To be allocated promptly after the statutory term after a resolution is made at a board of directors meeting establishing subscription requirements for rights to subscribe for new shares (to be held in June of each year, in principle)
Maximum allotment amount	100 million yen per year
Number of shares granted	100 shares
Maximum number of allotted shares	300 units (30,000 shares)
Fair price calculation method	Black-Scholes model
Allotment number calculation method	Fair price on business day preceding the issuance Board of Directors meeting
Value of assets contributed upon the exercise of rights	Exercise price of one yen per share that can be delivered by exercising the right to subscribe for new shares, multiplied by the number of shares granted.
Exercise period	Within 30 years
Exercise commencement date	Day after resignation date
Exercise deadline	The final day of the exercise period, or the day that is 10 years from the exercise commencement date, whichever is earlier

(4)	General meeting of shareholders resolutions regarding director compensation, etc.

At the 107th Annual General Meeting of Shareholders held on June 24, 2016, it was resolved that the maximum compensation for directors (excluding Audit & Supervisory Committee members) should be no more than 260 million yen per year (excluding the employee-portion salary of employee-directors), and the maximum compensation for directors who are Audit and Supervisory Committee members should be no more than 90 million yen per year. Also at the 107th Annual General Meeting of Shareholders, it was resolved that rights to subscribe to new shares of up to 100 million yen per year would be allotted to directors (excluding Audit & Supervisory Committee members and outside directors) as stock options separately to the above maximum limits.

As of the end of that Annual General Meeting of Shareholders, there were 13 directors (excluding Audit & Supervisory Committee members) and six directors who were Audit and Supervisory Committee members (of which four were outside directors).

(5)	Policy, etc. for deciding the details of officer compensation, etc.
a	Method for deciding such policy

The policy on the compensation, etc. amount of individual directors (excluding Audit & Supervisory Committee members) and its calculation method was subject to a resolution of the Board of Directors held on February 8, 2021, after asking and following the advice of the Compensation Committee, in order for the compensation structure to function as an incentive for sustained improvement of corporate value, for it to be linked to shareholder profit, and for it to be based on the attainment level of the medium term business plan.

b	Summary of the content of the policy

The compensation, etc. of individual directors (excluding Audit & Supervisory Committee members) is configured so that the proportion of the performance-linked compensation and non-monetary compensation, etc. rises according to position.

c	Reason for Board of Directors determining that the details of compensation, etc. for individual directors this fiscal year are in line with the compensation policy

The compensation, etc. of each individual for this fiscal year as decided by the Board of Directors was resolved after the Board of Directors determined whether the original proposal prepared by the Compensation Committee after in-depth examination, including conformity with such policy, was in line with such policy.

(6)	Delegation of pertaining to determination of compensation, etc. for individual directors

No applicable matters.

(3)	Liability limitation agreements

Article 33 of the articles of incorporation of the Bank permits the Bank to enter into agreements with directors (excluding executive directors, etc.) limiting their liability so that they are able to fully fulfil the role expected of directors (Audit and Supervisory Committee members). The Bank has entered into liability limitation agreements with all directors (Audit and Supervisory Committee members).

Name	Outline of liability limitation agreements
Masahiro Kato Director (Audit and Supervisory Committee member)	Pursuant to the provisions of Article 427(1) of the Companies Act, the Bank has entered into agreements to limit compensation liability for the acts set forth in Article 423(1) of the Companies Act. The maximum compensation liability in these agreements is 10 million yen or the minimum liability amount set out in Article 425(1) of the Companies Act, whichever is higher.
Akira Katsuragawa Outside Director (Audit and Supervisory Committee member)
Toshiyasu Hayashi Outside Director (Audit and Supervisory Committee member)
Yasutoshi Emoto Outside Director (Audit and Supervisory Committee member)
Yasuo Hasegawa Outside Director (Audit and Supervisory Committee member)

(4)	Indemnity agreements

No applicable matters.

(5)	Officers, etc. liability insurance agreements

The Bank has entered into an officers, etc. liability insurance agreement as stipulated in Article 430-3(1) of the Companies Act with an insurance company.

Scope of insured persons	Outline of officers, etc. liability insurance agreements
Directors of the Bank	In the event of claims for compensation for damage arising from actions taken by the insured in relation to operations as an officer of the Bank (including non-action), the agreement indemnifies for damages and litigation costs, etc. suffered by the insured. However, damage etc. incurred by officers, etc. who have committed bribery, other criminal actions, or intentionally broken laws is excluded from indemnification so as not to undermine the propriety of the execution of duties by officers, etc. The Bank pays all insurance premiums.
3.	Outside officers
(1)	Concurrent positions and other status of outside officers

Name	Concurrent positions and other status
Akira Katsuragawa Director (Audit and Supervisory Committee member)	Head of Akira Katasuragawa Certified Tax Accountant Office
Toshiyasu Hayashi Director (Audit and Supervisory Committee member)	No applicable matters.
Yasutoshi Emoto Director (Audit and Supervisory Committee member)	Head of Emoto Law Office
Yasuo Hasegawa Director (Audit and Supervisory Committee member)	No applicable matters.

(Notes)	1. Akira Katasuragawa is concurrently the head of Akira Katasuragawa Certified Tax Accountant Office. There is no particular relationship between Akira Katasuragawa Certified Tax Accountant Office and the Bank.
2.	Yasutoshi Emoto is concurrently the head of Emoto Law Office. There is no particular relationship between Emoto Law Office and the Bank.

(2)	Primary activities of outside officers

Name	Time in office	Attendance at meetings of the Board or Directors and the Audit and Supervisory Committee	Comments at meetings of the Board of Directors and the Audit and Supervisory Committee, and other activities
Akira Katsuragawa Director (Audit and Supervisory Committee member)	18 years, 9 months	Attended all 21 Board of Directors meetings and all 17 Audit and Supervisory Committee meetings convened this fiscal year	Mr. Katsuragawa is expected to fulfil a management supervisory role based on his abundant experience and wide-ranging discernment as an active certified public accountant. He actively makes remarks and the like at Board of Directors meetings with respect to finance as well as the overall business of the Bank. Moreover, as well as taking a leading role in enhancing deliberations and exercising authority, etc. as chair of the Personnel Committee, he participates in active deliberations as a Compensation Committee member.
Toshiyasu Hayashi Director (Audit and Supervisory Committee member)	5 years, 9 months	Attended all 21 Board of Directors meetings and all 17 Audit and Supervisory Committee meetings convened this fiscal year	Mr. Hayashi is expected to fulfil a management supervisory role based on his abundant experience and wide-ranging discernment gained through holding important management posts such as his participation in business operations related to finance and accounting at Matsuzakaya Co, Ltd. and Front Retailing Co., Ltd. He actively makes remarks and the like from that perspective at Board of Directors meetings with respect to the overall business of the Bank. Moreover, as well as taking a leading role in enhancing deliberations and exercising authority, etc. as chair of the Compensation Committee, he participates in active deliberations as a Personnel Committee member.
Yasutoshi Emoto Director (Audit and Supervisory Committee member)	3 years, 9 months	Attended 20 out of 21 Board of Directors meetings and all 17 Audit and Supervisory Committee meetings convened this fiscal year	Mr. Emoto is expected to fulfil a management supervisory role based on his specialist legal knowledge and his abundant experience and wide-ranging discernment as an attorney-at-law. He actively makes remarks at Board of Directors meetings with respect to the strengthening of the compliance structure as well as other remarks from that perspective. Moreover, as a Personnel Committee member, he also plays an important role in deliberating nominations of directors, etc. and reporting these to the Board of Directors.
Yasuo Hasegawa Director (Audit and Supervisory Committee member)	1 year, 9 months	Attended all 21 Board of Directors meetings and all 17 Audit and Supervisory Committee meetings convened this fiscal year	Mr. Hasegawa is expected to fulfil a management supervisory role based on his abundant experience and wide-ranging discernment gained through serving in the Nagoya City government and as a former director of Maruhachi Credit Cooperative. He actively makes remarks at Board of Directors meetings with respect to corporate governance as well as other remarks from that perspective. Moreover, as a Compensation Committee member, he also plays an important role in deliberating the compensation of directors, etc. and reporting on this to the Board of Directors.

(Notes)	Outside officers also actively participate in other cross-organizational committees such as the Business Management Committee.

The Personnel Committee and the Compensation Committee that are discretionary committees are both chaired by an outside officer.

(3)	Outside officer compensation, etc.
(unit: millions of yen)

	Number of officers paid	Compensation, etc. from the Bank		Compensation, etc. from the Bank's parent company, etc.

Total amount of compensation, etc.	4	26	(6)	No applicable matters.

(Notes)	1. Stated monetary amounts are rounded down to the nearest million yen.
2.	The compensation, etc. amount from the Bank includes a six million yen officer bonus to four outside officers planned to be paid in June 2022.
3.	Officer bonuses are stated in the parenthesis within the “Compensation, etc. from the Bank” column.

(4)	Opinion of outside officers

No applicable matters.

4.	Stock of the Bank
(1)	Number of shares
Total number of authorized shares	30,000,000 shares
Total number of issued shares	10,943,000 shares

Note: The number of shares is rounded down to the nearest 1,000 shares.

(2) Number of shareholders at the end of this fiscal year	8,968 shareholders

(3)	Major shareholders

Name of shareholder	Investment in the Bank
	Number of shares, etc. held (thousand shares)	Ownership ratio (%)
The Master Trust Bank of Japan, Ltd. (Trust Account)	1,032	9.59
Custody Bank of Japan, Ltd. (Trust Account)	446	4.15
Aichi Bank Employee Shareholding Association	319	2.97
NGK Insulators, Ltd.	242	2.25
Toho Gas Co., Ltd.	237	2.20
Custody Bank of Japan, Ltd. (Trust Account 4)	224	2.08
Nippon Life Insurance Company	206	1.92
Meiji Yasuda Life Insurance Company	205	1.91
Sumitomo Life Insurance Company	170	1.58
Sumitomo Realty & Development Co., Ltd.	156	1.45

(Notes)	1. The number of shares held is rounded down to the nearest 1,000 shares.
2.	The Bank holds 176,172 treasury shares, but it is excluded from the above major shareholders. The ownership ratio is calculated by deducting treasury shares from the total number of issued shares. Fractions are rounded to two decimal points.
3.	For the fiscal year ended March 2021, for the Custody Bank of Japan, Ltd. we reported the total of Trust Account, Trust Account 1,Trust Account 2, Trust Account 4, Trust Account 5, Trust Account 6, Trust Account 7, Trust Account 9, Trust Account A, Trust Account B, Pension Trust Account, Pension Special Account, and Securities Investment Trust Account, but from this fiscal year we are reporting them as they are stated on the shareholder register without totaling them.
4.	For the fiscal year ended March 2021, for The Master Trust Bank of Japan, Ltd., we reported the total of Trust Account and the Defined Benefit Plan Trust Canox Account but from this fiscal year we are reporting them as they are stated on the shareholder register without totaling them.

(4)	Shares held by officers

No applicable matters.

5.	Financial Auditor
(1)	Status of financial auditor
(unit: millions of yen)

Name	Compensation, etc. for the fiscal year	Other
KPMG AZSA LLC Designated Limited Liability Partners Atsushi Fukui Masaki Yamada	58	Grounds for consent to compensation, etc. of financial auditor (note) 4

(Notes)	1. Stated monetary amounts are rounded down to the nearest million yen.
2.	The total monetary and other economic benefits to be paid by the Bank and its subsidiaries to the financial auditor is 61 million yen.
3.	This represents an aggregate amount of auditing compensation for audits pursuant to the Companies Act and audits pursuant to the Financial Instruments and Exchange Act as the auditing contract between the Bank and financial auditor does not divide out amounts for the two forms of audit, nor is it practically possible to make such distinction.
4.	The Audit and Supervisory Committee conducted necessary reviews on the appropriateness of the audit plan of the financial auditor, the performance of duties, and the calculation basis of estimated compensation, and found the proposed auditing compensation to be at a level sufficient for the financial auditor to secure the required auditing structure and auditing hours, and to perform appropriate audits. It therefore agreed to the proposed compensation, etc. to the financial auditor.

(2)	Liability limitation agreements

No applicable matters.

(3)	Indemnity agreements

No applicable matters.

(4)	Other matters concerning financial auditor

Policy on determining dismissal or non-reappointment of financial auditor

If the Audit and Supervisory Committee deems it necessary, such as where there is an obstacle to the execution of the duties of the financial auditor from the perspective of audit quality, independence or overall capabilities, etc. of the financial auditor, the Audit and Supervisory Committee will determine the details of a proposal on the dismissal or non-reappointment of the financial auditor to be submitted to a general meeting of shareholders.

In addition, if the financial auditor is found to fall under the items prescribed in the subparagraphs in Article 340(1) of the Companies Act, the financial auditor will be dismissed based on the unanimous consent of the Audit and Supervisory Committee. In that event, an Audit and Supervisory Committee member appointed by the Audit and Supervisory Committee will report the dismissal of the financial auditor and the reasons therefor at the first general meeting of shareholders convened after the dismissal.

6.	Basic policy on persons controlling decisions on financial and operational guidelines

No applicable matters.

7.	Specified wholly-owned subsidiaries

No applicable matters.

8.	Transactions with the parent company, etc.

No applicable matters.

9.	Accounting advisors
(1)	Liability limitation agreements

No applicable matters.

(2)	Indemnity agreements

No applicable matters.

10.	Other

No applicable matters.

113th Fiscal Year-End	(As of March 31, 2022)	Balance Sheet

(unit: millions of yen)

Item	Amount	Item	Amount
(Assets)		(Liabilities)
Cash and due from banks	484,701	Deposits	3,393,856
Cash	25,412	Current account deposits	228,840
Due from banks	459,289	Ordinary deposits	1,938,058
Call loans	2,888	Savings deposits	15,683
Monetary claims bought	7,238	Notice deposits	14,033
Trading securities	49	Term deposits	1,152,522
Trading account government bonds	49	Installment savings	11,388
Securities	994,364	Other deposits	33,329
Government bonds	127,797	Negotiable certificates of deposit	4,100
Local government bonds	164,445	Call money	131,119
Corporate bonds	286,645	Cash collateral received for securities lent	49,241
Stock	131,212	Borrowed money	447,070
Other securities	284,263	Borrowings	447,070
Allowance for possible investment loss	-0	Foreign exchange	1,433
Loans and bills discounted	2,766,466	Foreign bills sold	1,248
Bills discounted	14,346	Accrued foreign bills	184
Loans on notes	39,454	Other liabilities	22,132
Loans on deeds	2,502,007	Accrued corporate tax, etc.	2,445
Overdrafts	210,657	Accrued expenses	759
Foreign exchange	1,528	Unearned revenue	1,510
Foreign deposits paid	1,141	Reserve for interest on installment savings	0
Foreign bills receivable	386	Financial derivatives	2,068
Other assets	14,120	Cash collateral received for financial instruments	470
Prepaid expenses	10	Lease obligations	914
Accrued income	1,706	Asset retirement obligations	166
Financial derivatives	1,124	Other liabilities	13,797
Other assets	11,278	Provision for bonuses	567
Tangible fixed assets	33,870	Allowance for officers’ bonuses payable	32
Buildings	7,546	Allowance for officers’ retirement benefits	35
Land	22,695	Provision for reimbursement of deposits	155
Leased assets	853	Provision for contingent loss	1,564
Construction in progress	427	Deferred tax liabilities	13,066
Other tangible fixed assets	2,347	Deferred tax liabilities pertaining to revaluation	4,598
Intangible fixed assets	719	Acceptances and guarantees	5,928
Software	596	Total liabilities	4,074,903
Software suspense account	38	(Equity)
Other intangible fixed assets	85	Common stock	18,000
Prepaid pension costs	5,585	Capital surplus	13,834
Customers' liabilities for acceptances and guarantees	5,928	Capital reserves	13,834
Allowance for loan losses	-13,223	Retained earnings	146,695
		Retained earnings reserves	5,392
		Other retained earnings	141,302
		Reserve for reduction entry of replaced assets	434
		General reserve	129,280
		Retained earnings brought forward	11,587
		Treasury stock	-979
		Total shareholders’ equity	177,549
		Net unrealized gain on available-for-sale securities	42,616
		Deferred gains or losses on hedges	635
		Revaluation reserve for land	8,272
		Total valuation and translation adjustments	51,525
		Stock acquisition rights	259
		Total equity	229,334
Total Assets	4,304,237	Total liabilities and equity	4,304,237

113th Fiscal Year	(From April 1, 2021 to March 31, 2022)	Profit and loss statement

(unit: millions of yen)

Item	Amount
Ordinary income		47,461
Investment income	32,289
Interest on loans	21,146
Interest on and dividends from securities	10,637
Interest on call loans	0
Interest on deposits	469
Other interest income	35
Fees and commissions	8,906
Fund transfer fees received	2,149
Other fees and commissions	6,756
Other operating income	539
Foreign exchange trading income	77
Gain on sale of national government bonds	460
Gain on redemption of national government bonds	1
Other operating income	0
Other ordinary income	5,726
Gain on loan losses recovered	0
Gain on sale of equity	5,431
Other ordinary income	294
Ordinary expenses		32,261
Financing costs	381
Interest on deposits	214
Interest on negotiable certificates of deposit	6
Interest on call loans	-11
Interest paid on securities lending transactions	7
Interest on borrowings	7
Interest paid on interest rate swaps	103
Other interest expenses	52
Fees and commissions	2,916
Fund transfer fees paid	329
Other fees and commissions	2,587
Other operating expenses	1,061
Loss on securities transactions	0
Loss on sale of national government bonds, etc.	1,052
Amortization of national government bonds, etc.	8
Operating expenses	24,878
Other ordinary expenses	3,023
Provision for doubtful accounts	1,867
Provision of allowance for investment loss	0
Provision for reimbursement of inactive bank accounts	24
Provision for contingent loss	115
Loss on sale of equity	532
Amortization of equity	67
Other ordinary expenses	416
Ordinary income		15,199
Extraordinary profit		88
Gain on disposal of fixed assets	88
Extraordinary loss		249
Loss on disposal of fixed assets	62
Impairment loss	186
Pre-tax net income		15,038
Corporate, inhabitants, and enterprise taxes		4,492
Corporate taxes, etc. - deferred		-255
Total corporate taxes, etc.		4,237
Net income		10,801

Consolidated financial statements preparation policies

The definitions of "subsidiary," "subsidiary corporation, etc.," and "affiliated entities, etc." are based on Article 2(8) of the Banking Act and Article 4-2 of the Enforcement Orders to the Banking Act.

(1)	Scope of consolidation

Consolidated subsidiaries and subsidiary corporations, etc.: 5 companies

Company name:     Aigin Business Service Co., Ltd.

Aigin Lease Co., Ltd.

Aigin DC Card Co., Ltd.

Aigin Computer Service Co, Ltd.

Aichi Capital Co., Ltd.

Aichi Capital Co., Ltd. is consolidated from this consolidated fiscal year as it was incorporated this fiscal year.

(2)	Application of the equity method

Not applicable.

(3)	Fiscal years, etc. of consolidated subsidiaries and subsidiary corporations, etc.

All subsidiaries and subsidiary corporations, etc. to be consolidated have the same closing date as the consolidated closing date.

113th Fiscal Year-End	(As of March 31, 2022)	Consolidated Balance Sheet

(unit: millions of yen)

Item	Amount	Item	Amount
(Assets)		(Liabilities)
Cash and due from banks	484,775	Deposits	3,389,658
Call loans and bills bought	2,888	Negotiable certificates of deposit	4,100
Monetary claims bought	7,238	Call money and bills sold	131,119
Trading securities	49	Cash collateral received for securities lent	49,241
Securities	993,000	Borrowed money	455,615
Allowance for possible investment loss	-0	Foreign exchange	1,433
Loans and bills discounted	2,759,402	Other liabilities	23,149
Foreign exchange	1,528	Provision for bonuses	582
Other assets	37,397	Allowance for officers’ bonuses payable	35
Tangible fixed assets	34,191	Net defined benefit liability	535
Buildings	7,546	Allowance for officers’ retirement benefits	44
Land	22,695	Provision for reimbursement of deposits	155
Leased assets	6	Provision for contingent loss	1,564
Construction in progress	427	Deferred tax liabilities	13,475
Other tangible fixed assets	3,515	Deferred tax liabilities pertaining to revaluation	4,598
Intangible fixed assets	760	Acceptances and guarantees	5,928
Software	596	Total liabilities	4,081,237
Software suspense account	38	(Equity)
Leased assets	40	Common stock	18,000
Other intangible fixed assets	85	Capital surplus	13,883
Net defined benefit assets	7,453	Retained earnings	151,391
Deferred tax assets	195	Treasury stock	-979
Customers' liabilities for acceptances and guarantees	5,928	Total shareholders’ equity	182,295
Allowance for loan losses	-14,059	Net unrealized gain on available-for-sale securities	42,718
		Deferred gains or losses on hedges	635
		Revaluation reserve for land	8,272
		Accumulated remeasurements of defined benefit plans	925
		Total of other comprehensive accumulated income	52,552
		Stock acquisition rights	259
		Non-controlling interests	4,405
		Total Equity	239,512
		Total liabilities and Equity	4,320,749

113th Fiscal Year	(From April 1, 2021 to March 31, 2022)	Consolidated Profit and Loss Statement

(unit: millions of yen)

Item	Amount
Ordinary income		56,112
Investment income	32,288
Interest on loans	21,128
Interest on and dividends from securities	10,655
Interest on call loans and bills bought	0
Interest on deposits	469
Other interest income	35
Fees and commissions	17,575
Other operating income	547
Other ordinary income	5,700
Gain on loan losses recovered	1
Other ordinary income	5,699
Ordinary expenses		40,577
Financing costs	356
Interest on deposits	214
Interest on negotiable certificates of deposit	6
Interest on call loans and bills bought	-11
Interest paid on securities lending transactions	7
Interest on borrowings	30
Other interest expenses	108
Fees and commissions	10,422
Other operating expenses	1,068
Operating expenses	25,527
Other ordinary expenses	3,202
Provision for doubtful accounts	2,034
Provision of allowance for investment loss	0
Provision for reimbursement of inactive bank accounts	24
Provision for contingent loss	115
Other ordinary expenses	1,028
Ordinary income		15,534
Extraordinary profit		88
Gain on disposal of fixed assets	88
Extraordinary loss		248
Loss on disposal of fixed assets	62
Impairment loss	186
Net income before taxes and other adjustments		15,374
Corporate, inhabitants, and enterprise taxes		4,584
Corporate taxes, etc. - deferred		-242
Total corporate taxes, etc.		4,342
Net income		11,031
Net income attributable to non-controlling interests		86
Net income attributable to owners of parent		10,945

Financial Auditor’s Audit Report on Financial Statements

Independent auditor's audit report May 11, 2022 To: The Aichi Bank, Ltd. The Board of Directors KPMG AZSA LLC Nagoya Office
Designated Limited Liability Partner Engagement Partner	Certified Public Accountant	Atsushi Fukui	[seal]
Designated Limited Liability Partner Engagement Partner	Certified Public Account ant	Masanori Yamada	[seal]

Opinion

Pursuant to Article 436(2)(i) of the Companies Act, we audited the financial statements for the 113th fiscal year of The Aichi Bank, Ltd. extending from April 1, 2021 to March 31, 2022, specifically the balance sheet, profit and loss statement, non-consolidated statement of changes in equity, notes to specific items and attached detailed schedules ("Financial Statements, etc." hereinafter).

We found the Financial Statements, etc. described above to conform to generally accepted principles of corporate accounting in Japan and to appropriately present the status of assets, profits and losses for the period pertaining to the Financial Statements, etc. in all material respects.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under auditing standards are as stated in "Auditor's Responsibilities for the Audit of Financial Statements, etc." In accordance with professional ethics standards in Japan, we are independent of the company and perform our responsibilities in an ethical manner as auditors. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Matters of Emphasis

As stated in the Notes on Significant Subsequent Events, the Company passed a resolution at a board of directors meeting convened on May 11, 2022 to form, together with The Chukyo Bank, Limited, the Aichi Financial Group, Inc., which would function as the parent company to which both banks will become wholly owned subsidiaries by method of a joint share transfer on October 3, 2022, and the banks entered into a business integration agreement and jointly prepared a share transfer plan on the same date.

This matter has no effect on our opinion.

Other Stated Matters

Other stated content consists of the Business Report and attached schedules. It is the responsibility of management to prepare and disclose other stated content. The Audit and Supervisory Committee is responsible for monitoring the execution of duties by directors in the development and operation of the reporting process for other stated content.

Other stated content is not included in the scope of the auditing opinion of the Financial Statements, etc. expressed by us, and we express no opinion on other stated content.

Our responsibility in audits of Financial Statements, etc. is to thoroughly read other stated content and, in the process of reading, verify that there are no material differences between other stated content, the Financial Statements, etc., and the knowledge gained by us in the course of auditing, and to look carefully for signs of material errors in other stated content other than these material differences.

We are required to report the facts if we determine that there are material errors in other stated content based on the work that we performed.

There are no matters that we should report concerning other stated content.

Responsibilities of Management and the Audit and Supervisory Committee for the Financial Statements, etc.

It is the responsibility of management to prepare and properly present Financial Statements, etc. in conformity with corporate accounting standards that are generally accepted as fair and appropriate in Japan. This includes the establishment and operation of internal controls judged to be necessary by management in order to prepare and properly present Financial Statements, etc. that do not contain material misrepresentations that are due to wrongdoing or error.

When preparing Financial Statements, etc., management is responsible for assessing whether it is appropriate to prepare Financial Statements, etc. based on the assumption of a going concern, and for disclosing any matters that it is necessary to disclose regarding the going concern based on corporate accounting standards that are generally accepted as fair and appropriate in Japan.

The Audit and Supervisory Committee is responsible for overseeing the performance of duties by directors in connection with the implementation and operation of the financial reporting process.

Auditor's Responsibilities for the Audit of Financial Statements, etc.

Our responsibility as auditors is to obtain reasonable assurance through the audit about whether the Financial Statements, etc. as a whole are free from material misstatement, whether due to fraud or error, and to issue an independent auditor's report that includes our opinion on the Financial Statements, etc. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the decisions of users taken on the basis of the Financial Statements, etc.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit.

•    We identify and assess the risk of material misrepresentation due to wrongdoing or error. In addition, we formulate and implement audit procedures to address the risk of material misstatements. The selection and application of audit procedures is at the discretion of the auditor. We then obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

•     Although the purpose of the audit of the Financial Statements, etc. is not to express an opinion on the effectiveness of the company's internal controls, the auditors consider internal controls relevant to the audit in order to design audit procedures that are appropriate when implementing risk assessments.

•   We evaluate the appropriateness of accounting policies used by management and their application, and the reasonableness of accounting estimates and the appropriateness of related disclosures made by management.

•    We come to a conclusion on the appropriateness of management's use of the going concern basis of accounting to prepare the Financial Statements, etc. and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the company's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the Financial Statements, etc. or, if such disclosures are inadequate, to declare an opinion with an excepted matter. Our conclusions are based on audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the company to cease to continue as a going concern.

•   We evaluate the overall presentation, structure and content of the Financial Statements, etc., including the disclosures, and whether the Financial Statements, etc. represent the underlying transactions and events in a manner that achieves fair presentation in accordance with accounting principles generally accepted in Japan.

We report to the Audit and Supervisory Committee regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit, and other matters that are called for under the audit standards.

We also provide the Audit and Supervisory Committee with a statement that we have complied with the professional ethics requirements regarding independence in Japan, and communicate to them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards to remove or reduce obstructions.

Disclosure of Interests

We and our engagement partners do not have any interest in the company that is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

End of document.

Financial Auditor Report on Consolidated Financial Statements

Independent auditor's audit report May 11, 2022 To: The Aichi Bank, Ltd. The Board of Directors KPMG AZSA LLC Nagoya Office
Designated Limited Liability Partner Engagement Partner	Certified Public Accountants	Atsushi Fukui	[seal]
Designated Limited Liability Partner Engagement Partner	Certified Public Accountants	Masanori Yamada	[seal]

Opinion

Pursuant to the provisions of Article 444(4) of the Companies Act, we audited the consolidated financial statements, comprising the consolidated balance sheet, the consolidated profit and loss statement, the consolidated statement of changes in equity, and the notes to consolidated financial statements, for The Aichi Bank, Ltd.’s consolidated fiscal year from April 1, 2021 to March 31, 2022.

We found the consolidated financial statements described above to conform to generally accepted principles of corporate accounting in Japan and to appropriately present the status of assets, profits, and losses of the corporate group comprising The Aichi Bank, Ltd. and its consolidated subsidiaries for the relevant period.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under auditing standards are stated in “Auditor's Responsibilities for the Audit of Consolidated Financial Statements.” In accordance with professional ethics standards in Japan, we are independent of the company and its subsidiaries and we have fulfilled our other ethical responsibilities as an auditor. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Matters of Emphasis

As stated in the Notes on Significant Subsequent Events, the Company passed a resolution at a board of directors meeting convened on May 11, 2022 to form, together with The Chukyo Bank, Limited, the Aichi Financial Group, Inc. which would function as the parent company to which both banks will become wholly owned subsidiaries by method of a joint share transfer on October 3, 2022, and the banks entered into a business integration agreement and jointly prepared a share transfer plan on the same date.

This matter has no effect on our opinion.

Other Stated Matters

Other stated content consists of the Business Report and attached schedules. It is the responsibility of management to prepare and disclose other stated content. The Audit and Supervisory Committee is responsible for monitoring the execution of duties by directors in the development and operation of the reporting process for other stated content.

Other stated content is not included in the scope of the auditing opinion of the consolidated financial statements expressed by us, and we express no opinion on other stated content.

Our responsibility in audits of consolidated financial statements is to thoroughly read other stated content and, in the process of reading, verify that there are no material differences between other stated content, consolidated financial statements, and the knowledge gained by us in the course of auditing, and to look carefully for signs of material errors in other stated content other than these material differences.

We are required to report the facts if we determine that there are material errors in other stated content based on the work that we performed.

There are no matters that we should report concerning stated content.

Responsibilities of Management and the Audit and Supervisory Committee for the Consolidated Financial Statements

It is the responsibility of management to prepare and properly present consolidated financial statements in conformity with corporate accounting standards that are generally accepted as fair and appropriate in Japan. This includes the establishment and operation of internal controls judged to be necessary by management in order to prepare and properly present consolidated financial statements that do not contain material misrepresentations that are due to wrongdoing or error.

When preparing consolidated financial statements, management is responsible for assessing whether it is appropriate to prepare consolidated financial statements based on the assumption of a going concern, and for disclosing any matters that it is necessary to disclose regarding the going concern based on corporate accounting standards that are generally accepted as fair and appropriate in Japan.

The Audit and Supervisory Committee is responsible for overseeing the performance of duties by directors in connection with the implementation and operation of the financial reporting process.

Auditor's Responsibilities for the Audit of Consolidated Financial Statements

Our responsibility as auditor is to obtain reasonable assurance through the audit about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an independent auditor's report that includes our opinion on the consolidated financial statements. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the decisions of users taken on the basis of the consolidated financial statements.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit.

•    We identify and assess the risk of material misrepresentation due to wrongdoing or error. In addition, we formulate and implement audit procedures to address the risk of material misstatements. The selection and application of audit procedures is at the discretion of the auditor. We then obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

•    Although the purpose of the audit of the consolidated financial statements is not to express an opinion on the effectiveness of the company's internal controls, the auditors consider internal controls relevant to the audit in order to design audit procedures that are appropriate when implementing risk assessments.

•   We evaluate the appropriateness of accounting policies used by management and their application, and the reasonableness of accounting estimates and the reasonableness of related disclosures made by management.

•   We come to a conclusion on the appropriateness of management's use of the going concern basis of accounting to prepare the consolidated financial statements and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the company's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to declare an opinion with an excepted matter. Our conclusions are based on audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the company to cease to continue as a going concern.

•   We evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation in accordance with accounting principles generally accepted in Japan.

•   We obtain sufficient, appropriate audit evidence regarding the financial information of the company and its consolidated subsidiaries in order to express an opinion on the consolidated financial statements. We are responsible for directions, supervision, and implementation concerning auditing of the consolidated financial statements. We remain solely responsible for our audit opinion.

We report to the Audit and Supervisory Committee regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide the Audit and Supervisory Committee with a statement that we have complied with the professional ethics requirements regarding independence in Japan, and communicate to them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards to remove or reduce obstructions.

Disclosure of Interests

We and our designated engagement partners do not have any interest in the company or its consolidated subsidiary companies that is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

End of document

Audit Report by the Audit and Supervisory Committee

Audit Report
The Audit and Supervisory Committee has audited the performance of duties by directors in the 113th fiscal year (April 1, 2021 through March 31, 2022). We report the method and results thereof as follows.

1.	Method and Details of Audit
The Audit and Supervisory Committee received periodic reports from directors, employees, etc. regarding the content of Board of Directors resolution concerning the matters listed in Article 399-13(1)(i), items (b) and (c), of the Companies Act and the structure and operation of the system established pursuant to that resolution (the internal control system), requested explanations as necessary, expressed opinions, and conducted its audit by the following method.
	(a)	Attended material meetings, received reports from Directors and employees, etc. with respect to their performance of duties, requested explanations as necessary, inspected important approval documents, and investigated the status of the business and assets of the head office and major sales offices based on the Audit and Supervisory Committee standards established by the Audit and Supervisory Committee and pursuant to the audit policy and division of duties, in collaboration with the Company's audit department and internal control department. In regard to subsidiaries, the auditors received business reports from subsidiaries as necessary in order to ensure good communication and information exchange with the directors and auditors, etc. thereof.
	(b)	As well as monitoring and verifying whether the financial auditor maintains an independent position and properly conducts its audit, the Audit and Supervisory Committee received reports and requested explanations as necessary from the financial auditor on the status of the execution of its duties. Further, the Audit and Supervisory Committee received a notice from the financial auditor to the effect that it maintains “systems in order to ensure that its duties are properly performed (matters listed in each item under Article 131 of the Ordinance on Company Accounting) in accordance with the “Quality Control Standards for Auditing” (October 28, 2005, Business Accounting Council), etc., and requested explanations as necessary.
Based on the above methods, the auditors examined the business report and attached schedules, financial statements (balance sheet, profit and loss statement, statement of changes in equity, and notes to specific items) and their attached schedules, and consolidated financial statements (consolidated balance sheet, consolidated statements of income, consolidated statement of changes in equity, and notes to the consolidated financial statements) for the business year.

2.	Audit results
(1)	Audit results for the business report, etc.
(a)	In our opinion, the business report and the annexed detailed statements comply with laws and regulations and the articles of incorporation and accurately reflect the situation of the company.
(b)	We found no improper act or material fact that is in violation of laws and regulations or the articles of incorporation concerning the execution of duties by the directors.
(c)	We find that the Board of Directors' resolution and status of operation with respect to internal control systems are appropriate. Further, we found no matters that should be raised with regard to the details stated in the business report or the execution of the directors’ duties concerning those internal control systems.
(2)	Audit results for financial statements and their annexed detailed statements We find that the audit methods and results of KPMG AZSA LLC are appropriate.
(3)	Results of audit of consolidated financial statements We find that the audit methods and results of KPMG AZSA LLC are appropriate.

May 11, 2022
The Aichi Bank, Ltd. Audit and Supervisory Committee
Full-time Audit and Supervisory Committee Member	Masahiro Kato	[seal]
Audit and Supervisory Committee Member	Akira Katsuragawa	[seal]
Audit and Supervisory Committee Member	Toshiyasu Hayashi	[seal]
Audit and Supervisory Committee Member	Yasutoshi Emoto	[seal]
Audit and Supervisory Committee Member	Yasuo Hasegawa	[seal]
(Note) Audit and Supervisory Committee Members Akira Katsuragawa, Toshiyasu Hayashi, Yasutoshi Emoto, and Yasuo Hasegawa are outside directors as set forth in Article 2(xv) and Article 331(6) of the Companies Act.

End of document

Venue for the General Meeting of Shareholders Date and time June 24, 2022 (Friday) 10:00 a.m. (reception opens 9:00 a.m.) Venue 8th Floor hall, Head Office, The Aichi Bank, Ltd. 14-12 Sakae 3-chome, Naka-ku, Nagoya TEL: 052-251-3211 (main) Aichi Bank Head Office *The photo is the view from the Ootsu Dori side. Sakae Station, Higashiyama Line, Nagoya Municipal Metro (Sakaechika S7a exit) Kabayacho Station, Meijo Line (Exit 6) *Please use public transport to travel to the venue. Please bring this 113th Annual General Meeting of Shareholders' Convocation Notice with you to the meeting as meeting materials.